Exhibit T3E.1


Richard C. Josephson, OSB No. 73374
David B. Levant, WSBA No. 20528 (pro hac vice)
STOEL RIVES LLP
900 SW Fifth Avenue, Suite 2600
Portland, OR  97204
Telephone:  (503) 224-3380
Facsimile:  (503) 220-2480
rcjosephson@stoel.com
dblevant@stoel.com

Attorneys for Debtors-in-Possession


                         UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF OREGON

In re                                            Bankruptcy Case Nos.

GOLDEN NORTHWEST ALUMINUM, INC.,                 303-44107-rld11 LEAD CASE
GOLDENDALE HOLDING COMPANY,                      303-44108-rld11
GOLDENDALE ALUMINUM COMPANY,                     303-44109-rld11
NORTHWEST ALUMINUM
  TECHNOLOGIES, LLC,                             303-44110-rld11
NORTHWEST ALUMINUM SPECIALTIES, INC.,            304-42059-rld11
NORTHWEST ALUMINUM COMPANY,                      304-42061-rld11

               Debtors-in-Possession.          (Jointly Administered
                                               Under 303-44107-rld11)

                                               SECOND MODIFIED DISCLOSURE
                                               STATEMENT FOR SECOND MODIFIED
                                               PLAN OF REORGANIZATION DATED
                                               JANUARY 12, 2005, PROPOSED
                                               JOINTLY BY THE DEBTORS AND THE
                                               OFFICIAL COMMITTEE OF
                                               UNSECURED CREDITORS


          SECOND MODIFIED DISCLOSURE STATEMENT FOR SECOND MODIFIED PLAN OF REORGANIZATION DATED JANUARY 12, 2005, PROPOSED JOINTLY BY THE DEBTORS AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS


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                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

I. INTRODUCTION AND SUMMARY...............................................1

      A.    Reorganization Overview.......................................1

            1.    Business & Companies Overview...........................1

            2.    Recent History of the Debtors...........................3

            3.    Plan Overview...........................................4

                  a.    Deleveraging the Debtors' Balance Sheets..........4

                  b.    Sale of Holdco Notes and Holdco Common Stock......5

                  c.    Specialties Exit Facility.........................5

                  d.    Transactions Concerning First Mortgage Notes......5

                  e.    GAC and the Goldendale Smelter....................5

                  f.    Goldendale Claims.................................6

                  g.    GAC Trade Claims..................................7

                  h.    GAC Retirement Plan Claims........................7

                  i.    Treatment of Creditors Under the Plan.............7

      B.    Disclosure Statement Enclosures..............................10

      C.    Disclaimers..................................................10

II. DEBTORS' BUSINESS OPERATIONS.........................................12

      A.    GNA (Goldendale Smelter and the Dalles Smelter)..............12

            1.    History................................................12

            2.    GAC and Northwest Products.............................13

            3.    Industry Overview and Competition......................13

            4.    Operations / Facilities................................15

                  a.    Goldendale Smelter...............................15

                  b.    Goldendale Smelter Cast House....................15

                  c.    The Dalles Smelter...............................15

                  d.    The Dalles Smelter Cast House....................16

                  e.    Portland Unloading Facility......................16

            5.    Energy Issues..........................................17

                  a.    NWED.............................................18

            6.    Management Information Systems.........................19

            7.    Management and Employees...............................20

            8.    Environmental Remediation..............................21

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      B.    Specialties..................................................22

            1.    History................................................22

            2.    Customers and Products.................................22

            3.    Industry Overview and Competition......................23

            4.    Specialties' Operations/Facilities.....................24

            5.    Management Information Systems.........................25

            6.    Management and Employees...............................25

      C.    Technologies.................................................26

            1.    History and Current Situation..........................26

III. BUSINESS INITIATIVES................................................27

      A.    Specialties..................................................27

      B.    Smelter Restart Potential....................................29

            1.    Mothballing the Goldendale Smelter and the Dalles
                  Smelter................................................29

                  a.    Goldendale Smelter...............................29

                  b.    The Dalles Smelter...............................29

                  c.    Cost Reduction Plans.............................29

            2.    Conditions for Smelter Restart.........................30

            3.    The Restart Process....................................31

      C.    NWED.........................................................32

IV. EVENTS AND CONDITIONS SURROUNDING THE CHAPTER 11 FILING..............34

V. PRE-PETITION OWNERSHIP................................................35

VI. ANALYSIS OF PRE-PETITION DEBT........................................35

      A.    Secured Creditors............................................35

            1.    First Mortgage Noteholders.............................35

            2.    Hydro Subordinated Note................................36

            3.    Taxing Authorities with Liens..........................36

      B.    Significant General Unsecured Claims.........................36

            1.    BPA Claims.............................................36

                  a.    BPA Take-or-Pay Contract.........................36

                  b.    BPA Transmission Contracts.......................37

            2.    USWA Claims............................................39

      C.    Other Creditors..............................................39

            1.    Metal Exchange.........................................39

            2.    Reliant Building Products, Inc.........................39

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            3.    Employees..............................................40

            4.    Trade Debt.............................................40

            5.    GAC Retirement Plan....................................40

            6.    Alumco Funding Note Claim..............................41

            7.    Intercompany Claims....................................41

VII. SUMMARY OF MAJOR EVENTS IN CHAPTER 11 CASES.........................41

      A.    Commencement of the Chapter 11 Cases.........................41

      B.    First Day Orders.............................................42

      C.    Committees...................................................42

      D.    Retention of Professionals...................................43

      E.    Sales of Assets..............................................43

      F.    Executory Contracts..........................................43

      G.    Specialties DIP Credit Facility..............................44

      H.    Goldendale Independent Person Appointed for GAC and GHC......44

      I.    Declaratory Judgment Action Against IRS......................45

VIII. SUMMARY OF THE PLAN................................................45

      A.    Summary of Claims and Classes................................46

            1.    Unclassified Claims....................................46

            2.    Class One..............................................46

            3.    Class Two..............................................46

            4.    Class Three............................................46

            5.    Class Four A...........................................47

            6.    Class Four B...........................................47

            7.    Class Five.............................................47

            8.    Class Six..............................................48

            9.    Class Seven............................................48

            10.   Class Eight............................................48

            11.   Class Nine.............................................48

            12.   Claims Against Multiple Debtors........................48

      B.    Treatment of Unclassified Claims.............................48

      C.    Treatment of Classes One, Four B and Seven...................49

            1.    Class One--Priority Claims..............................49

            2.    Class Four B--De Minimis Claims.........................49

            3.    Class Seven--Specialties Operating Claims...............49

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            4.    Unimpaired Claims......................................49

      D.    Treatment of Classes Two A, Two B, Three, Four A, Five,
            Six, Eight and Nine..........................................49

            1.    Class Two A--Secured Claims of First Mortgage
                  Noteholders............................................49

            2.    Class Two B--Secured Claims of Taxing Authority.........50

            3.    Class Three--General Unsecured Claims...................50

            4.    Class Four A--Convenience Class.........................50

            5.    Class Five--GNA Interests...............................51

            6.    Class Six--Subsidiary Debtor Interests..................51

            7.    Class Eight--Intercompany Claims........................51

            8.    Class Nine--Goldendale Claims...........................51

            9.    Impaired Claims and Interests..........................51

      E.    Other Provisions of the Plan.................................52

            1.    Bar Date for Administrative Claims.....................52

            2.    Surrender of Instruments; Certification of Accredited
                  Investor Status........................................52

            3.    Designation of Officers and Directors..................53

            4.    Wilcox Consulting Agreement; Retirement,
                  Indemnification and Other Agreements...................53

            5.    Certain Anticipated Settlement Agreements with
                  Creditors..............................................54

                  a.    Precision Industrial Contractors, Inc............54

                  b.    Lockheed Martin Corporation......................54

                  c.    USWA.............................................55

                  d.    Hydro............................................55

            6.    Distributions and Disputed Claims......................55

            7.    No Distributions Pending Allowance.....................56

            8.    Fractional Shares......................................56

            9.    Executory Contracts and Unexpired Leases...............56

                  a.    Existing Union Contract..........................57

                  b.    BPA/GNA Transmission Contract....................57

            10.   Survival of Certain Corporate Indemnification
                  Obligations............................................57

                  a.    General..........................................57

                  b.    Disclosure.......................................58

            11.   Reservation and Preservation of Claims.................58

            12.   Discharge..............................................59

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            13.   Releases, Injunctions and Stays........................59

            14.   Conditions to Confirmation.............................60

            15.   Conditions to Effective Date...........................60

            16.   Final Decree...........................................61

      F.    Indenture Trustee Charging Lien..............................61

      G.    Hart-Scott-Rodino Act Filing Requirements....................61

      H.    Votes Solicited in Good Faith................................62

IX. MEANS FOR IMPLEMENTATION OF THE PLAN.................................62

      A.    Continuation of Businesses...................................62

      B.    Corporate Restructuring......................................63

      C.    Financial Restructuring......................................64

      D.    Co-Investment Option.........................................65

      E.    Back-Stop Investment.........................................66

      F.    Specialties Exit Facility....................................66

      G.    Enforcement of First Mortgage Notes..........................67

      H.    Retention of Current Management..............................67

      I.    Termination of GAC Retirement Plan Fiduciary Status..........67

X. ACCEPTANCE AND CONFIRMATION OF THE PLAN...............................68

      A.    Acceptance of the Plan.......................................68

      B.    Valuation of Reorganized Debtors.............................69

      C.    Best Interests of Creditors And Equity Interests Holders.....71

      D.    Feasibility of the Plan......................................74

            1.    Key Assumptions Underlying the Specialties' and
                  Smelters' Projections..................................75

                  a.    Projected Financial Performance of Specialties
                        Under Various Assumptions........................75

                  b.    Projected Financial Performance of Smelters
                        Under Various Assumptions........................76

            2.    Historical Performance and Financial Projections.......77

XI. FEDERAL INCOME TAX CONSEQUENCES......................................78

      A.    Federal Income Tax Consequences to Debtors...................79

      B.    Federal Income Tax Consequences to Creditors.................80

            1.    Creditors Receiving Cash...............................80

            2.    Creditors Whose Claims are Reinstated..................80

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            3.    Creditors Receiving Holdco Common Stock in Exchange
                  for Claims.............................................81

                  a.    Section 351 of the IRC...........................81

                  b.    Special Market Discount Rules....................83

            4.    Creditors Purchasing Holdco Notes and Holdco Common
                  Stock..................................................83

      C.    Federal Income Tax Consequences to Holdco....................84

            1.    Receipt of Claims in Exchange for Holdco Common Stock
                  and Holdco Notes.......................................84

            2.    Receipt of Assets in Exchange for Claims...............84

      D.    Tax Risk Disclosure..........................................85

            1.    Tax Audits and Proofs of Claim.........................85

            2.    "G" Reorganization.....................................85

            3.    NWED Contribution......................................86

XII. CERTAIN RISK FACTORS................................................86

      A.    Leverage.....................................................87

      B.    Dependence on Market Forces..................................87

      C.    Worldwide Competition........................................87

      D.    Projected Financial Information..............................88

      E.    Lack of Market for Securities Issued Under the Plan..........88

      F.    Reorganization Factors.......................................88

      G.    Certain Bankruptcy-Related Considerations....................89

            1.    Risk of Non-Confirmation of the Plan...................89

            2.    Nonconsensual Confirmation.............................89

XIII. EXEMPTION FROM SECURITIES ACT REGISTRATION.........................90

      A.    Issuance of New Securities Under the Plan....................91

      B.    Subsequent Transfer of Securities Issued Under the Plan......92

XIV. VOTING PROCEDURES...................................................93

XV. ALTERNATIVES TO THE PLAN AND CONSEQUENCES OF REJECTION...............93

      A.    Alternative Plans............................................94

      B.    Chapter 7 Liquidation........................................94

XVI. RECOMMENDATION AND CONCLUSION.......................................94

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

                          I. INTRODUCTION AND SUMMARY

      Golden Northwest Aluminum, Inc., an Oregon corporation ("GNA"), Northwest Aluminum Technologies, LLC, a Washington limited liability company ("Technologies"), Northwest Aluminum Company, an Oregon corporation ("Northwest"), and Northwest Aluminum Specialties, Inc., an Oregon corporation ("Specialties") (each individually a "Debtor" and collectively, the "Debtors"), and the Official Committee of Unsecured Creditors appointed in the GNA, GAC, GHC and Technologies cases (the "Committee," and together with the Debtors, sometimes referred to as the "Plan Proponents") are seeking acceptance of their joint plan of reorganization for the Debtors (the "Plan") from the Debtors' creditors. This disclosure statement (the "Disclosure Statement") has been approved by the United States Bankruptcy Court for the District of Oregon (the "Court") as containing adequate information to permit parties in interest to make informed judgments about whether to vote to accept or reject the Plan. The Court is not permitted to recommend how parties in interest should vote on the Plan, and approval of this Disclosure Statement by the Court does not indicate that the Court recommends either acceptance or rejection of the Plan. The Court has ruled only that this Disclosure Statement complies with the requirements of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code").

      THE DEBTORS AND THE COMMITTEE SUPPORT THE PLAN AND RECOMMEND THAT YOU VOTE TO ACCEPT IT, IF YOU ARE ENTITLED TO VOTE. IN THEIR OPINION, THE TREATMENT OF CREDITORS UNDER THE PLAN PROVIDES GREATER
      RECOVERY THAN THAT WHICH IS LIKELY UNDER A LIQUIDATION OF GNA, TECHNOLOGIES, NORTHWEST AND SPECIALTIES. ACCORDINGLY, THE DEBTORS AND THE COMMITTEE BELIEVE THAT APPROVAL OF THE PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS.

      Please note that terms not specifically defined in this Disclosure Statement shall have the meanings ascribed to them in the Plan.

A.    Reorganization Overview

      1.    Business & Companies Overview

      The Debtors and Goldendale Aluminum Company, a Delaware corporation, formerly known as Columbia Aluminum Corporation ("GAC"), operate in the aluminum industry. The Debtors' and GAC's principal business purpose is to produce primary aluminum, either for their own account or under tolling contracts,(1) and value-added extrusion billet and specialty aluminum products under tolling contracts and for direct sales. The Debtors own a smelter and casting facilities in The Dalles, Oregon and GAC owns a smelter and casting facilities in Goldendale, Washington and an alumina unloading facility in Portland, Oregon. The following chart depicts the organizational structure for the Debtors, Goldendale Holding Company, a Delaware corporation ("GHC"), and GAC and provides information about the entities and their structure:


-------------------
(1) Tolling contracts are contracts under which the customer owns all of the primary raw materials and all of the finished goods, but the manufacturer receives tolling fees for converting the primary raw materials into finished products.

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

Hereinafter, the entities on the chart above (including GHC and GAC but excluding the GAC Profit Sharing Plan) are referred to as the "Aluminum Companies."

      Notwithstanding anything in this Disclosure Statement to the contrary, and notwithstanding the joint administration of their bankruptcy cases with the Debtors' Cases, the term "Debtor" or "Debtors" in this Disclosure Statement does not include GHC or GAC, which are not being reorganized pursuant to the Plan.

      Each of the Aluminum Companies is involved in a specific aspect of the aluminum industry. GNA is not engaged in any operations, but serves as a holding company for the other Aluminum Companies. GHC also is a holding company with no operations. GHC was organized in connection with the purchase of GAC in December 1996 by Brett Wilcox, GNA's sole shareholder, and GNA was organized in 1998 when GNA issued its $150,000,000 in principal amount of 12% First Mortgage Notes due 2006 (the "First Mortgage Notes").

      Northwest and GAC were formed to produce primary aluminum. Northwest and GAC own and historically have operated primary aluminum smelters. Northwest owns a primary aluminum smelter in The Dalles, Oregon that was built in 1958. The Dalles Smelter's annual production capacity is approximately 82,000 metric tons of primary aluminum. GAC owns a primary aluminum smelter in Goldendale, Washington that was built in 1971, making it the newest aluminum smelter in the Pacific Northwest. The Goldendale Smelter can produce 168,000 metric tons of primary aluminum annually.

      Specialties and Northwest each operate separate casthouses that produce value-added aluminum products. Specialties does not produce primary aluminum, but rather blends aluminum with other alloys to create finished products, many of which are manufactured to customer specifications.
Although the Dalles Smelter is not currently operating, it is now engaged, in cooperation with Specialties, in remelting scrap and purchased primary aluminum and casting into extrusion billet. Technologies operates a small research facility to

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

develop new technology to produce aluminum, but does not smelt primary aluminum or engage in production or manufacturing.

      GNA also owns all of the equity interests of GNA Equipment Holdings LLC ("GEH"), an Oregon limited liability corporation. GEH does not hold any assets, is not engaged in operations and has no creditors other than in respect of its guaranty of the First Mortgage Notes. Because GEH has no assets and no creditors other than in respect of its guaranty of the First Mortgage Notes, GNA will cause GEH to be dissolved as soon as practicable after the Effective Date.

      Brett Wilcox, the sole shareholder of GNA, also owns all of the equity interests of Northwest Energy Development, LLC, an Oregon limited liability company ("NWED"). NWED was organized in 2000 to develop reliable sources of low-cost power for Northwest and GAC. NWED is not a Debtor and will not be reorganized under the Plan.

      The Plan provides for the formation of a new Delaware corporation, referred to as "Holdco." Pursuant to the Plan, and subject to the terms and conditions set forth therein, GNA will transfer to Holdco substantially all of its assets, including the equity interests of Northwest, Specialties and Technologies (the "Subsidiary Debtors") and Brett Wilcox will transfer to Holdco all of the equity interests in NWED.

      2. Recent History of the Debtors

      The aluminum industry in the Pacific Northwest has been under extreme operating pressures for approximately the past four years as a result of volatile energy markets in the Western United States and relatively low market prices for aluminum. As a result of these factors, in late September 2000, the Aluminum Companies reduced smelter production levels to 60 percent of capacity. In late December 2000 and May 2001, smelter production levels were further reduced to about 5% of capacity. In October 2002, smelter production levels were increased to approximately 20% of historical smelter capacity. However, in March 2003, the Aluminum Companies halted all primary aluminum production.

      Because of market prices, operating costs and the curtailments and subsequent cessation of smelter operations, the Aluminum Companies incurred significant losses in each of the last three years. As a result of losses by most of the companies that it owns, GNA failed to make required semiannual interest payments on the First Mortgage Notes on June 15, 2003 and on December 15, 2003. In addition, on August 15, 2003 GNA failed to make its semiannual interest payment on a $20,000,000 Subordinated Note due 2005 (the "Hydro Subordinated Note") that it issued and the other Aluminum Companies guaranteed in December 1998 to finance certain improvements to GAC's aluminum smelter. As a result, on December 22, 2003 GNA, GHC, GAC and Technologies filed petitions for relief under Chapter 11 in this Court.

      Northwest and Specialties filed petitions for relief under Chapter 11 on November 10, 2004. The Northwest and Specialties bankruptcy cases were contemplated at the time of the December 22, 2003 bankruptcy filings, but were deferred until such time as GNA was able to formulate a plan of reorganization supported by the Committee, procure investors to finance such plan, and obtain a commitment to provide debtor-in-possession financing for Specialties. Specialties is insolvent and unable to obtain financing outside of bankruptcy as a result of its guarantees of the First Mortgage Notes and the Hydro Subordinated Note, but unlike the other Debtors would be able to pay its debts in the ordinary course of business if

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relieved of the burden of such notes and able to obtain adequate working capital. For that reason, the Plan provides a special treatment for "Specialties Operating Claims," i.e., claims against Specialties other than the claims arising from the First Mortgage Notes and the Hydro Subordinated Note and the claim of Wasco County, Oregon for real property taxes (which is subject to a particular treatment under the Bankruptcy Code). The Specialties Operating Claims are expected to total approximately $500,000 on the Effective Date.

      The Debtors', GHC's and GAC's bankruptcy cases (collectively, the "Cases") are being jointly administered by the Court under the lead bankruptcy case number 303-44107-rdl 11.

      3. Plan Overview

      The Plan provides for the reorganization of the Debtors, with the goal of restarting Northwest's and GAC's aluminum smelters when market conditions permit. The reorganization of the Debtors will be accomplished by issuing Holdco equity in exchange for most of the Debtors' pre-petition debt, by raising capital through the sale of certain Holdco promissory notes and equity, and by raising additional working capital intended primarily for Specialties' use through a new revolving credit facility. Pursuant to the Plan, Holdco or a newly formed subsidiary of Holdco is expected to acquire substantially all of the assets of GAC, including the Goldendale Smelter, through enforcement of the First Mortgage Notes, which will be transferred to Holdco pursuant to the Plan.

           a. Deleveraging the Debtors' Balance Sheets.

      The Plan reduces from $170,000,000 to $10,000,000 the Debtors' secured debt under the First Mortgage Notes and the Hydro Subordinated Note and eliminates the Debtors' pre-petition unsecured debt, including primarily the deficiency amounts owed under the First Mortgage Notes and the Hydro Subordinated Note. The Plan will thus significantly deleverage the Debtors' balance sheets, eliminating a key cause of the Debtors' recent financial distress.

      Under the Plan each First Mortgage Noteholder will receive a Pro Rata share of (i) $10,000,000 in aggregate principal amount of 10% Mortgage Notes of Holdco due 2011 (the "New Mortgage Notes"), which will be guaranteed and secured by the Reorganized Subsidiary Debtors and NSC on the same basis as, but subordinate to, the Holdco Notes referred to below, and (ii) 1,000 shares of Holdco Common Stock. Holders of Allowed Unsecured Claims, other than Intercompany Claims (including the deficiency claims relating to the First Mortgage Notes and Hydro Subordinated Note) will receive in lieu of cash payment of the debts owed to them, (i) a Pro Rata distribution of 449,000 shares of Holdco Common Stock, or (ii) for each Allowed Unsecured Claim in an amount of $25,000 or less (or which the creditor agrees to reduce to $25,000), cash payment equal to 10% of such Allowed Unsecured Claim, or (iii) for each Allowed Unsecured Claim equal to or less than $1,000 (or which the creditor agrees to reduce to $1,000), cash payment equal to 100% of such Allowed Unsecured Claim, or (iv) with respect to Specialties Operating Claims, payment in the ordinary course of Reorganized Specialties' business, unaffected by commencement of Specialties' Case. The pre-petition holder of GNA's common stock, Wilcox, will not receive any distributions under the Plan on account of such stock, and the GNA stock that he retains under the Plan will be rendered effectively worthless by the transfer of substantially all of GNA's assets to Holdco.

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

           b. Sale of Holdco Notes and Holdco Common Stock.

      The Plan provides for Harbert Distressed Investment Master Fund, Ltd. and SPCP Group, LLC (together, the "Lead Investors"), or a back-up investor in their place, to purchase $5,500,000 in principal amount of senior secured Holdco Notes and 550,000 shares of Holdco Common Stock, pursuant to the Holdco Note Purchase Agreement attached to the Plan. The Plan and Holdco Note Purchase Agreement give the First Mortgage Noteholders and Wilcox limited rights to co-invest with the Lead Investors in the Holdco Notes and the 550,000 shares of Holdco Common Stock. The obligations of Holdco under the Holdco Notes will be guaranteed and secured by certain assets (including property, plant and equipment and general intangibles, other than general intangibles relating to tolling agreements) of, and all of Holdco's ownership interests in, the Reorganized Subsidiary Debtors and a new smelter company ("NSC") expected to be organized by Holdco.

      Each First Mortgage Noteholder will have the opportunity to purchase its pro rata share of $2,750,000 in principal amount of the Holdco Notes and 275,000 shares of Holdco Common Stock. To the extent First Mortgage Noteholders purchase Holdco Notes and Holdco Common Stock, the obligation of the Lead Investors is reduced. Wilcox will have an option to purchase up to 15% of the Holdco Notes and Holdco Common Stock to be acquired by the Lead Investors, other than a pro rata share of $2,750,000 of the Holdco Notes and 275,000 shares of Holdco Common Stock that the Lead Investors will be deemed to acquire in respect of the First Mortgage Notes owned by them.

           c. Specialties Exit Facility.

      The Plan contemplates that Specialties' outstanding $2,500,000 debtor in possession credit facility will be replaced by the Specialties Exit Facility. The Specialties Exit Facility will be used to repay amounts outstanding under the Specialties DIP Facility, to fund Reorganized Specialties' business operations, and, to the extent allowed by the Specialties Exit Lender, to pay the costs and expenses of maintaining the Smelters and for Smelter Restart, the costs and expenses of Holdco, the Reorganized Subsidiary Debtors and NSC, and for general working capital purposes. The Specialties Exit Facility is expected to be secured by a first lien on and security interest in all inventory, accounts receivable and related payment rights of Reorganized Specialties.

           d. Transactions Concerning First Mortgage Notes.

      The distribution made under the Plan in respect of the First Mortgage Noteholders' secured claims against the Debtors will not release or discharge the First Mortgage Noteholders' claims against GAC, GHC or any other Person other than the Debtors. All such claims and related rights and interests will be transferred under the Plan to Holdco, together with all of the liens securing indebtedness under or relating to the First Mortgage Notes and Indenture (the "First Mortgage Liens").

           e. GAC and the Goldendale Smelter.

      The Plan contemplates that the Goldendale Smelter will be mothballed until Holdco determines that market conditions permit it to be restarted (or that a permanent shutdown is appropriate). Until recently, the Aluminum Companies contemplated that the mothballing of the Goldendale Smelter would be accomplished through GAC's direct participation in a joint plan of reorganization with the Debtors. In September 2004, however, the Internal Revenue

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

Service ("IRS") asserted that GAC should have recognized taxable income in 2000 and 2001 as a result of its agreement with the Bonneville Power Administration ("BPA") for remarketing of power(2) and filed a Proof of Claim in the GAC bankruptcy case in the amount of $133,830,373.00, of which $112,284,149.00 is alleged to be entitled to priority.(3) If the IRS's claim were allowed, no plan could be confirmed by GAC unless it provided for payment of the IRS's claim in full or the IRS agreed to a different treatment. GAC disputes the validity of the IRS's claim, but the Debtors and GAC believe that the claim dispute cannot be resolved within a time frame consistent with the reorganization of the Debtors.

      In response to these developments, the Plan provides for Holdco, either directly or through NSC, to acquire the Goldendale Smelter outside the plan confirmation process (the "Smelter Acquisition"). Specifically, Holdco is expected to cause NSC to enforce the First Mortgage Notes and the First Mortgage Liens against the Goldendale Smelter by, among other things, purchase of collateral by credit-bid, foreclosure of the First Mortgage Liens, acceptance of collateral in lieu of foreclosure, the commencement of judicial action, the filing or amendment of proofs of claim, or such other means as Holdco may determine.

      The Smelter Acquisition may occur on or after the Effective Date of the Plan. To facilitate the Smelter Acquisition, and ensure that the terms of the Smelter Acquisition are fair to the GAC and GHC bankruptcy estates, at the Debtors' request the Bankruptcy Court has appointed an examiner to serve as the "Goldendale Independent Person" under the Plan. The Goldendale Independent Person will report to the Court on the fairness of the proposed terms of the Smelter Acquisition. If the Goldendale Independent Person reports to the Court that the proposed terms of the Smelter Acquisition are fair to GAC and GHC, then GNA shall cause the GAC and GHC bankruptcy cases to be dismissed promptly following the closing of the Smelter Acquisition by NSC (and following such further actions as may be specifically agreed to by the Debtors or Reorganized Debtors and the Goldendale Independent Person and authorized by the Court), and there shall be no further or separate administration of the GAC and GHC bankruptcy estates.

      If the Goldendale Independent Person does not report to the Court that the proposed terms of the Smelter Acquisition are fair to GAC and GHC, then the Smelter Acquisition shall occur following the Effective Date on such terms as the Court may approve in connection with a separate motion in the GAC and GHC bankruptcy cases.

           f. Goldendale Claims.

      Assuming that the GAC and GHC cases are not dismissed on the Effective Date, the Plan provides for any Claims that GAC and/or GHC may have against the Debtors ("Goldendale Claims"), and any defenses the Debtors may have thereto, to be preserved and treated in the same manner as the Claims of creditors that are not affiliated with the Debtors, except that (i) the trustee for GHC and GAC (the "Goldendale Trustee") shall have additional time to make any applicable elections under the Plan relating to the Goldendale Claims, and


------------------
(2) The remarketing agreement and associated transactions are described in more detail in Section II.A.5.a. of this Disclosure Statement.

(3) The IRS filed an identical claim in the GHC bankruptcy case. The IRS has asserted that similar liabilities may exist in relation to GNA, though the Debtors believe that any such liabilities would be the obligation of GNA's sole shareholder. See Section IX.D.1. of this Disclosure Statement.

(ii) because the Goldendale Trustee will not be able to vote on the Plan, the treatment of the Goldendale Claims must be determined by the Court to be "fair and equitable" under the Bankruptcy Code.

           g. GAC Trade Claims.

      In an effort to preserve goodwill with former employees and vendors of GAC believed to be necessary for a successful restart of the Goldendale Smelter, the Plan Proponents have agreed to treat certain GAC trade creditors as if they held Claims against the Debtors under the Plan. Such GAC Trade Claims are not separately classified or entitled to vote on the Plan, however, because by definition they do not represent claims against any of the Debtors. Holders of GAC Trade Claims that elect to be treated as if they held Claims against the Debtors are required to assign to Holdco their claims against GAC.

           h. GAC Retirement Plan Claims.

      The Plan will not terminate GAC's Managed Fund Retirement Plan (the "GAC Retirement Plan"; the GAC Retirement Plan is shown in the organization chart on page 2 as the "GAC Profit Sharing Plan") or resolve any claims relating to the GAC Retirement Plan against GAC, GHC or Persons acting as their officers or agents. The Plan provides for any Claims against the Debtors relating to the GAC Retirement Plan ("GAC Retirement Plan Claims") to be treated as a single Unsecured Claim held by the GAC Retirement Plan for the benefit of all GAC Retirement Plan Participants, regardless of how any such Claim might be presented. The Debtors do not believe that there are any valid GAC Retirement Plan Claims against them and intend to object to the allowance of any such Claims. The Debtors do not expect GAC, as the successor fiduciary under the GAC Retirement Plan, or any officer or agent of GAC, to file a proof of claim in the nature of a GAC Retirement Plan Claim against any of the Debtors. GAC Retirement Plan Claims are excluded from treatment as GAC Trade Claims, among other things.

           i. Treatment of Creditors Under the Plan.

      The following table summarizes the treatment accorded creditors and other interest holders of the Debtors under the Plan. For a more detailed explanation, please refer to the discussion in Section VIII of this Disclosure Statement, entitled: "SUMMARY OF THE PLAN" and to the Plan itself.

------------------------------------------------------------------------------
   Class          Description                Treatment            Estimated
                                                                   Recovery
------------------------------------------------------------------------------
Unclassified  Allowed Compensation and   Paid in full.                100%
              Expenses of Professional   Unimpaired.
              Persons
------------------------------------------------------------------------------
Unclassified  Allowed Priority Tax       Not affected by Plan.        100%
              Claims                     Unimpaired.
------------------------------------------------------------------------------
Unclassified  Allowed Administrative     Paid in full.                100%
              Expenses                   Unimpaired.
------------------------------------------------------------------------------
Unclassified  GAC Trade Claims           Paid as if Claims             N/A
                                         against the Debtors.
------------------------------------------------------------------------------
    One       Allowed Priority Claims    Paid in full.                100%
                                         Unimpaired.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
   Two A      Allowed Secured Claims of  Pro Rata share of the        100%
              the First Mortgage         New Mortgage Notes and
              Noteholders                First Mortgage
                                         Noteholders' New Equity
                                         Stake. Impaired.
------------------------------------------------------------------------------
   Two B      Allowed Secured Claims of  Semiannual installment       100%
              Taxing Authority           payments, including
                                         simple interest on
                                         unpaid portion of the
                                         Allowed Secured Tax
                                         Claim, without penalty,
                                         at per annum interest
                                         rate equal to the Prime
                                         Rate.  Impaired.
------------------------------------------------------------------------------
   Three      Allowed General Unsecured  Pro Rata share of the        TBD%
              Claims                     Unsecured Creditors' New
                                         Equity Stake.  Impaired.
------------------------------------------------------------------------------
   Four A     Convenience Class          Cash payment equal to         10%
              (unsecured creditors       10% of Allowed Unsecured
              holding an Allowed         Claim, up to $2,500.
              Unsecured Claim in an      Impaired.
              amount equal to or less
              than $25,000 and
              unsecured creditors
              holding an Allowed
              Unsecured Claim in excess
              of $25,000 exercising an
              election to reduce the
              claim to $25,000, except
              De Minimis Claims, First
              Mortgage Noteholders'
              Claims, the Hydro
              Subordinated Note Claim,
              GAC Retirement Plan
              Claims, and Intercompany
              Claims)
------------------------------------------------------------------------------
   Four B     Allowed De Minimis Claims  Paid in full.                100%
              (unsecured creditors       Unimpaired.
              holding an Allowed
              Unsecured Claim in an
              amount equal to or less
              than $1,000 and unsecured
              creditors holding an
              Allowed Unsecured Claim
              in excess of $1,000
              exercising an election to
              reduce the claim to
              $1,000 except First
              Mortgage Noteholders'
              Claims, the Hydro
              Subordinated Note Claim,
              any GAC Retirement Plan
              Claims, and Intercompany
              Claims)
------------------------------------------------------------------------------

------------------------------------------------------------------------------
    Five      GNA Interests              No distribution.  The         0%
                                         holder of GNA Interests
                                         will retain the GNA
                                         Interests, but the
                                         Debtors believe such
                                         Interests will cease to
                                         have any market value.
                                         Impaired.
------------------------------------------------------------------------------
    Six       Subsidiary Debtor          GNA will transfer             0%
              Interests                  ownership of the
                                         Subsidiary Debtor
                                         Interests to Holdco.  No
                                         distribution.  Impaired.
------------------------------------------------------------------------------
   Seven      Allowed Specialties        Allowed Specialties          100%
              Operating Claims           Operating Claims will be
                                         paid in the ordinary
                                         course of Reorganized
                                         Specialties' business.
                                         Unimpaired.
------------------------------------------------------------------------------
   Eight      Intercompany Claims        Intercompany Claims will      0%
                                         be cancelled on the
                                         Effective Date.  No
                                         distribution.  Impaired.
------------------------------------------------------------------------------
    Nine      Allowed Goldendale Claims  Allowed Goldendale         As above
                                         Claims will be treated     for other
                                         in the same manner as       Classes
                                         other Allowed Claims of
                                         the same Class or type.
                                         Impaired.
------------------------------------------------------------------------------


      If you hold unclassified claims (compensation and expenses of Professional Persons, Administrative Expense Claims or Priority Tax Claims) against one of the Debtors, your claims are not impaired by the Plan and you are not entitled to vote on the Plan.

      If you hold claims in Class One (Priority Claims), Class Four B (De Minimis Claims) or Class Seven (Specialties Operating Claims), your claims are not impaired and you are not entitled to vote on the Plan.

      If you hold claims in Class Two A (Secured Claims of the First Mortgage Noteholders), Class Two B (Secured Claims of taxing authority), Class Three (general Unsecured Claims, including Claims of trade creditors, Claims of the First Mortgage Noteholders, and the Hydro Subordinated Note Claim), Class 4A (Allowed Unsecured Claims between $1,000 and $25,000 and Allowed Unsecured Claims in excess of $25,000 that Claimants voluntarily reduce to $25,000, not including Claims of the First Mortgage Noteholders, the Hydro Subordinated Note Claim, any GAC Retirement Plan Claim, and Intercompany Claims), you are entitled to vote on the Plan. You should have received a ballot with this Disclosure Statement. Instructions on voting, including the objection deadline are included in the cover letter accompanying this Disclosure Statement.

      If you hold a GAC Trade Claim, you are not entitled to vote on the Plan, but you may elect to be treated as a Class Three Claim (General Unsecured Claim), Class 4A Claim (Convenience Claim), or Class Four B Claim (De Minimis Claim) as applicable.

      The deadline for delivering ballots to Poorman-Douglas Corporation, the balloting agent in this case, is February 18, 2005.

      If you hold interests in Class Five (GNA Interests) or Class Six (Subsidiary Debtor Interests) or claims in Class Eight (Intercompany Claims), you are not entitled to vote on the Plan because it will be assumed for plan confirmation purposes that you reject the Plan. Class Nine (Goldendale Claims) and any GAC Retirement Plan Claim that is allowed to vote on the Plan also will be assumed for plan confirmation purposes to reject the Plan.

      B. Disclosure Statement Enclosures

      Accompanying this Disclosure Statement are copies of:

      (i) the Plan (Exhibit 1);

      (ii) the Debtors' liquidation analysis (Exhibit 2);

      (iii) GAC liquidation analysis (Exhibit 3);

      (iv) the Court's order approving this Disclosure Statement and giving notice of the hearing on confirmation of the Plan and related deadlines (Exhibit
4);

      (v) the GNA insurance coverage/premium summary for 2004 (Appendix 1);

      (vi) the Budget Summary for November 2004 through December 31, 2006 (Appendix 2); and

      (vii) Historical Performance and Financial Projections (Appendix 3).

      C. Disclaimers

      THE COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE COURT. THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ACCEPTING THE PLAN. NO REPRESENTATIONS OTHER THAN THOSE EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT ARE AUTHORIZED CONCERNING THE DEBTORS, INCLUDING WITH RESPECT TO THE PROSPECTS OF THEIR REORGANIZED BUSINESSES, THE VALUE OF THEIR ASSETS, OR THE CLAIMS OF THEIR CREDITORS. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN.

      THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE CASES AND CERTAIN FINANCIAL
      INFORMATION. ALTHOUGH

      THE DEBTORS BELIEVE THAT THIS DISCLOSURE STATEMENT AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, THEY ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF THE PLAN, SUCH DOCUMENTS OR ANY STATUTORY PROVISIONS. THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THIS DISCLOSURE STATEMENT. ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED, AND THE DEBTORS DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH STATEMENTS AFTER THE HEARING ON CONFIRMATION OF THE PLAN. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

      SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN OR OTHERWISE MADE BY THE DEBTORS INVOLVE MATERIAL RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE BASED ON NUMEROUS FACTORS, INCLUDING FACTORS THAT ARE BEYOND THE DEBTORS' CONTROL. ACCORDINGLY, THE DEBTORS' FUTURE PERFORMANCE AND FINANCIAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN ANY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED IN THIS DISCLOSURE STATEMENT. THE DEBTORS DO NOT UNDERTAKE TO PUBLICLY UPDATE OR REVISE THEIR FORWARD-LOOKING STATEMENTS EVEN IF EXPERIENCE OR FUTURE CHANGES MAKE IT CLEAR THAT ANY PROJECTED RESULTS EXPRESSED OR IMPLIED THEREIN WILL NOT BE REALIZED.

      THIS DISCLOSURE STATEMENT HAS BEEN PREPARED PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(b) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND IS NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THE OFFERS OF SECURITIES CONTAINED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR SIMILAR STATE SECURITIES OR "BLUE SKY" LAWS. THESE OFFERS ARE BEING MADE IN RELIANCE ON THE EXEMPTIONS FROM REGISTRATION SPECIFIED IN SECTION 4(2) OF THE SECURITIES ACT. THE ISSUANCES OF SECURITIES TO CREDITORS OF THE DEBTORS UNDER THE PLAN WILL BE MADE PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE.

      THE HOLDCO NOTES, THE INDENTURE TRUSTEE NOTES AND THE NEW MORTGAGE NOTES WILL BE ISSUED UNDER THE PLAN IN RELIANCE ON EXEMPTIONS FROM THE TRUST INDENTURE ACT OF 1939 (THE "TRUST INDENTURE ACT") SPECIFIED IN
      SECTION 304 OF

      THE TRUST INDENTURE ACT. HOWEVER, IN THE EVENT THE DEBTORS DETERMINE PRIOR TO THE EFFECTIVE DATE OF THE PLAN THAT THE ISSUANCE OF THE HOLDCO NOTES, THE INDENTURE TRUSTEE NOTES, AND NEW MORTGAGE NOTES WILL NOT COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION AVAILABLE UNDER SAID
      SECTION 304, THE DEBTORS WILL THEN TAKE SUCH STEPS AS MAY BE NECESSARY TO QUALIFY THE HOLDCO NOTES, THE INDENTURE TRUSTEE NOTES AND NEW MORTGAGE NOTES UNDER THE TRUST INDENTURE ACT BEFORE THE HOLDCO NOTES, THE INDENTURE TRUSTEE NOTES AND THE NEW MORTGAGE NOTES ARE ISSUED.

      NONE OF THE SECURITIES TO BE ISSUED ON THE EFFECTIVE DATE OR PURSUANT TO THE NOTE AND STOCK OFFERING HAS BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND NEITHER THE SEC NOR ANY SUCH STATE AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

      EXCEPT IF SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT NECESSARILY BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

      ALL PARTIES IN INTEREST ARE ENCOURAGED TO READ THIS ENTIRE DISCLOSURE STATEMENT CAREFULLY, INCLUDING THE PLAN AND OTHER EXHIBITS, BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR REJECT THE PLAN. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD, HOWEVER, NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS.

                      II. DEBTORS' BUSINESS OPERATIONS

A.    GNA (Goldendale Smelter and the Dalles Smelter)

      1. History

      GNA owns and operates (through GAC and Northwest, respectively) two vertical-stud Soderberg primary aluminum smelters: (1) the Goldendale Smelter with historic production capacity of 168,000 metric tons of aluminum per year, and (2) the Dalles Smelter with historic capacity of 82,000 metric tons of aluminum per year.

      Harvey Aluminum built the Dalles Smelter in 1958. Harvey added the Goldendale Smelter, the newest in the Pacific Northwest, in 1971. Both facilities were acquired by Martin Marietta in 1971-72 and upgraded with Sumitomo and other technological improvements in 1977-81. In 1985, Martin Marietta sold the Goldendale Smelter to Commonwealth Aluminum and shut down the Dalles Smelter. In 1986, Wilcox acquired the Dalles Smelter through Northwest and reopened it. Commonwealth closed the Goldendale Smelter in 1987 and sold it to Columbia Aluminum Corporation ("CAC"). Wilcox purchased CAC in 1996 and merged it with Northwest in 1998 to form GNA. Since then, both facilities have made significant technological improvements in cell controls and operations and cast house facilities.

      2. GAC and Northwest Products

      Primary aluminum (Al) is made in an electrolytic reduction cell from alumina ore (Al2O3). The bottom part of the cell, or cathode, consists of a rectangular steel shell lined with insulating brick and carbon blocks. A carbon anode is suspended above the cathode in contact with a molten cryolite bath contained in the cathode. Alumina ore periodically is added to the bath and electric current is passed from the anode to the cathode through the dissolved alumina. The electricity separates the aluminum from the oxygen. The oxygen combines with the carbon in the anode and is released as CO2 gas. The molten aluminum metal collects in the bottom of the cathode, where it periodically is siphoned out and transferred to each smelter's respective cast house for casting into various products. GAC and Northwest products are recognized on the London Metal Exchange ("LME"), New York Metals Exchange ("NYMEX") and Commodity Exchange and carry a computer code of "GOLD" and "NWA" and a brand name of "C" and "NWA", respectively.

      3. Industry Overview and Competition

      Worldwide consumption of primary aluminum currently is above 29,000,000 metric tons per year. World demand for aluminum currently appears to have an annual growth rate of almost 10%, largely driven by the economic recovery in the U.S. and other developed countries and continued growth in China. Over the long-term, demand for aluminum has increased by about 3% per year, driven primarily by growth in transportation markets and demand from China and other rapidly developing countries.

      The primary aluminum industry has installed capacity to produce about 31,000,000 metric tons of aluminum in over 180 major smelters located around the world (GNA's 250,000 metric tons of nameplate capacity represents about 8/10 of one percent of total world capacity). Smelters generally are located where an adequate supply of electricity is available at reasonable cost. In recent years, China has become a major aluminum producer with its annual production increasing from 2,800,000 metric tons in 2000 to over 6,000,000 metric tons in 2004. The Chinese government is trying to cut back the growth of its primary aluminum industry because of power shortages and controls on financing.

      The price of primary aluminum is determined in the competitive international markets, especially the LME. Aluminum prices can vary significantly over the business cycle, from less than 50 cents/pound to $1.00/pound or more. Over the long-term, aluminum prices generally are expected to average a little over 70 cents/pound. While nominal aluminum prices typically go up with inflation, in real terms aluminum prices generally have declined about 1% per annum. Primary aluminum also commands a premium of 2 to 6 cents/pound for physical delivery to end use customers above the price for financial transactions on the LME. Because primary aluminum is a commodity, aluminum smelters do not directly compete with each other. Instead, aluminum smelters sell into the same commodity market and compete by trying to keep their operating costs below the market price for primary aluminum. Aluminum production costs are driven primarily by alumina, power and other conversion costs (labor, anode carbon, cathode blocks, operating efficiencies, etc.).

      Alloyed aluminum cast house products also earn an up-charge above the price of primary aluminum on the LME. There typically is a premium of 3 to 4 cents per pound for delivery of physical metal that reflects transportation and financing costs. Standard extrusion billet typically commands a gross margin of 6 to 10 cents/pound more than primary aluminum. The Goldendale Smelter and the Dalles Smelter can cast most of their production in the form of extrusion billet and earn an additional net profit of about 2 cents/pound of billet produced. The Goldendale and the Dalles Smelters' casthouses compete in the commodity extrusion billet market, primarily with North American producers Alcoa and Alcan and imports from Australia, Venezuela and the Middle East. The Goldendale and the Dalles Smelters have good reputations for quality and service and are very competitive in terms of production costs. Company management believes that, if both Smelters were operating, it could profitably sell its entire billet production capacity given the shortage of domestic billet in the Western United States.

      Alumina ore itself is a commodity and, other than transportation costs, smelters generally face the same actual or opportunity cost for alumina. However, individual smelters have various supply arrangements for alumina including short-term spot market purchases, long-term fixed or formula contract purchases, or toll conversion agreements. In general each smelter's relative cost for alumina depends upon the conditions of the market at the time it entered into the supply agreement and the duration of the arrangement. During the early part of 2004, spot alumina was at historically high prices of about $600 per metric ton or over 30% of the price of primary aluminum. It subsequently declined to about $300 per metric ton, before recently increasing again to about $450 per metric ton. The primary reason for current high prices is that in recent years China added a large and unexpected amount of new smelter capacity without a corresponding increase in alumina ore production (it takes almost two pounds of alumina to produce one pound of aluminum). Historically, alumina has averaged about $170 per metric ton or 12-13% of aluminum prices. Alumina prices are expected to decline over the next few years since the long-term cost of producing alumina reportedly ranges between $75 to $200 per metric ton at existing refineries. Existing alumina refineries are expanding and new mining and refining capacity is being added as quickly as possible to take advantage of the huge profit potential in alumina production. Some experts believe that alumina producers will overshoot the market potential and alumina prices will be depressed as early as 2006 and for several years beyond.

      Because alumina ore is a commodity, the competitiveness of different primary aluminum smelters is determined by two factors: power rates and other conversion costs. In general, the Goldendale Smelter and the Dalles Smelter are competitive in labor, anode carbon, cathode, operating efficiencies and other conversion costs. Management believes that both Smelters are among the best in the United States and better than average on a worldwide basis in terms of conversion costs, excluding electric power.

      Excluding alumina, electricity is the largest cost of production and the cost that varies most significantly between smelters. Prior to 2000, GNA paid BPA power rates and market electricity prices of about $23 per megawatt-hour ("MWh") (23 mills/kwh or 2.3 cents/kwh). This resulted in average power costs of less than 17 cents per pound of aluminum produced. Since then, the BPA power rates and market power prices increased to an annual average of about $38 per MWh, delivered. At this price, power would cost over 27 cents per pound of aluminum produced. For comparison, the average price of electric power to the world's aluminum industry generally is believed to be a little below $20 per MWh. Current power prices in the Pacific Northwest place the Goldendale Smelter and the Dalles Smelter in the highest 10% of electricity costs among aluminum smelters. At these power prices, the Smelters can operate profitably only if aluminum prices are very high. The key to restoring competitiveness and profitability is to reduce power costs at the Goldendale Smelter and the Dalles Smelter.

      4. Operations / Facilities

           a. Goldendale Smelter.

      The Goldendale Smelter, located on almost 7,000 acres near Goldendale, Washington, has all the buildings, equipment, utilities, infrastructure and other fixed assets needed to produce over 168,000 metric tons of aluminum per year. The Goldendale Smelter has three cell lines with a total of 526 vertical stud Soderberg reduction cells. Electrical power comes off the BPA transmission grid to the Goldendale Smelter's substation and rectifier where it is converted to direct current. The Goldendale Smelter has a paste plant to produce briquettes for the carbon anodes and facilities to build and repair cathodes and plant machinery and equipment. The Goldendale Smelter also has good environmental, quality control, information technology and other ancillary systems.

      Prior to its shutdown in March 2003, the Goldendale Smelter was recognized as one of the most efficient Soderberg smelters in the world. Between 1990-99 it operated at an average of 117,000 amps, average power consumption of 6.85 kilowatt-hours per pound of aluminum produced and a carbon consumption of .49 pounds carbon per pound of aluminum. Since 2000, the Goldendale Smelter has developed and demonstrated new technology and operating procedures that allow it to increase amperage and metal production by 20% while maintaining its high level of efficiency.

           b. Goldendale Smelter Cast House.

      The Goldendale Smelter Cast House was commissioned in 1971 with the intent of casting rolling ingot for Martin Marietta's rolling mill in Lewisport, Kentucky. The metal not cast into rolling ingot was cast into sows for the commodity market. In 1983, the Goldendale Smelter Cast House was expanded to produce extrusion billet and the company entered into a partnership with Wagstaff Engineering to use Air-Slip casting tooling and related equipment. In 1999, the Goldendale Smelter Cast House again was expanded and modernized with new state-of-the-art equipment to produce world-class billet for the automotive and other premium markets.

           c. The Dalles Smelter.

      The Dalles Smelter, located on 490 acres in The Dalles, Oregon, has all the buildings, equipment, utilities, infrastructure and other fixed assets needed to produce 82,000 metric tons of aluminum per year. The Dalles Smelter has 300 vertical stud Soderberg reduction cells arranged in two potlines. Like the Goldendale Smelter, the Dalles Smelter is self-sufficient with its own paste plant, cast house, maintenance, utility and other facilities to support smelter operations. Between 1990 and 1999, the Dalles Smelter operated at 108,000 amps and at an average power efficiency of 7.2 kilowatt-hours per pound of aluminum produced and carbon usage of .50 pounds carbon per pound of aluminum produced. The new technology and practices developed at the Goldendale Smelter can also be implemented at the Dalles Smelter with minimal capital cost and will allow the Dalles Smelter to increase amperage and production by about 12% and improve energy efficiency to about 7.0 kwh per pound.

           d. The Dalles Smelter Cast House.

      Originally commissioned in 1958, the Dalles Smelter Cast House initially had a capacity to produce 54,000 metric tons of pure, billet, foundry and rolling slab ingot. It was expanded and can presently cast the entire smelter production of 82,000 metric tons per year into aluminum extrusion billet or remelt ingot. The Dalles Smelter has an excellent reputation for quality and service and consistently sold the entire smelter production as value-added extrusion billet before the Smelter's curtailment in 2000.

      Both the Goldendale and the Dalles Smelters have fully integrated environmental systems to control air emissions, water discharge and solid waste disposal. Both plants have excellent environmental records and have maintained all permits required for smelter operation. GNA maintains corporate information technology, quality control and human resource systems to support all operations. Both plants have been well maintained and could be restarted on short notice.

           e. Portland Unloading Facility.

      Built in 1981, GAC's ship unloading facility ("Portland Unload") is located on the east side of the Willamette River in the Swan Island industrial complex, near downtown Portland, Oregon and within five blocks of the I-5 freeway corridor. Portland Unload is a deep-water facility with draft and reach capable of unloading geared bulk material carrying ships up to 40,000 MT. The facility is designed to unload dry bulk granular cargoes from ships and load the material into 60-foot hopper rail cars. The material is pneumatically unloaded from ships using a 1,500 horsepower vacuum unloader, and then transferred to one of three 15,500 short ton steel silos by air slides or airlifts. The system is capable of unloading alumina at 385 tons per hour. The unloading boom is equipped with a twenty-ton crane that is used for lifting skid steer loaders into the holds of the ships and placing material onboard ships. The facility has 700 feet of dock frontage with 1,360 linear feet of moorage distance from the outer dolphins.

      The Portland Unload is specialized to perform off-loading activities for alumina product. The facility may be used for cement or fly-ash off-loading as these products have similar characteristics; however, these alternative uses are unproven and may require substantial refitting/ reconfiguration costs. Additionally, the Portland Unload is within the Portland Port Superfund site, and GAC is listed as a potentially responsible party. The Debtors believe potential liability to be de minimis, if any. However, to the extent the Portland Unload is acquired by Holdco or its designee pursuant to procedures described at Section I.A.3.e. of this Disclosure Statement, Holdco or its designee may also acquire potentially substantial liabilities if the U.S. Environmental Protection Agency ("EPA") deems the facility owner as partially responsible. Remediation issues are further described at Section II.A.8. of this Disclosure Statement.

      5. Energy Issues

      The three principal cost components of producing aluminum are alumina, power, and labor. The Debtors' single largest cost of production is for electrical power. Before 2000, those costs were relatively stable. The source of the majority of the Debtors' power has been BPA under long term take-or-pay contracts ("LTAs"). In addition to BPA, the Debtors have historically purchased power from local public utility districts ("PUDs") and supplemented BPA and PUD power with purchases of power from the wholesale market.

      Beginning in summer 2000, the market price of electrical power began to increase dramatically because of an extreme supply shortage and other factors. As an example, the Debtors' average cost of power per pound of aluminum produced was $0.16 and $0.18 in 1999 and 2000, respectively, whereas the average market price of power for the period October 2000 through March 2001 was $1.95 per pound of aluminum produced. By mid-December 2000, market prices for electrical power had escalated to the point that it was financially prudent to cease producing aluminum and have BPA remarket the electrical power that would otherwise have been used by the Debtors. To facilitate sales of the excess power, GNA, GAC and Northwest entered into a remarketing agreement, and later a Remarketing Addendum (the "Addendum"), with BPA. Additionally, certain of the Debtors entered into agreements with the United Steelworkers of America (the "USWA") in regard to employee layoffs; with Norsk Hydro USA, Inc. (with its affiliates, "Hydro") regarding the tolling agreement; and with Glencore, Ltd. adjusting the alumina supply contract with Northwest.

      Under the Addendum, BPA and the two operating subsidiaries of GNA, GAC and Northwest, agreed to streamline the procedure for remarketing the electrical power that GAC and Northwest had the right to purchase under the LTAs. BPA agreed to pay the proceeds of the remarketing to GAC and Northwest or their designees only when and to the extent GAC, Northwest or their designee paid or incurred specified qualified expenditures, including, among others, expenses associated with debt service and work-force reductions resulting from the curtailment and expenditures for the planning, licensing, siting, acquisition, and/or construction of conventional or renewable resources to provide power for future operations of the Smelters. Shortly before the Addendum was executed, GNA, GAC and Northwest entered into an Agreement on the Use of Net Proceeds from Remarketing with the USWA (the "USWA Agreement"). Pursuant to the terms of the USWA Agreement, GNA, GAC and Northwest agreed to use the BPA remarketing proceeds only for certain limited purposes, including avoiding and minimizing adverse impacts on employees, costs related to curtailing production at the Smelters, and costs relating to the planning, licensing, siting, acquisition, and/or construction of conventional or renewable resources to provide power for future operations of the Smelters. In this way, the Addendum and the USWA Agreement operated to ensure that GAC, Northwest or their designees were entitled to receive remarketing proceeds from BPA only when and to the extent GAC, Northwest or their designee paid or incurred expenses directly relating to the advancement of the Smelters' operations.

      The Addendum is effective through the earlier of the date on which all of the net proceeds from remarketing have been paid by BPA and September 30, 2010. In June 2001, the Debtors entered into an amendment to the Addendum
(the "Amendment Addendum") that stipulates that a portion of the proceeds from the remarketing of power be deposited and held in an escrow account until October 1, 2006, and that the funds held in escrow be invested in notes issued by NWED and in other investments agreed to by BPA and the escrow agent. As discussed below, upon termination of the arrangement, the funds held in escrow are to be distributed to BPA and used to pay GAC and Northwest for qualified expenditures.

           a. NWED.

      Because of the instability in power markets and the uncertainty of future BPA service after mid-2000, the Debtors' long-term power strategy became one of increasing self-reliance, reducing the Debtors' dependence on BPA. The Debtors' management believed that BPA would not meet its power requirements going forward and that this strategy would allow the Debtors to access power at lower market or cost-based prices rather than higher BPA rates. It would also allow GNA, GAC and Northwest to realize the economic value of either producing aluminum or selling power and therefore provide the Debtors with more stable operating results.

      The Addendum with BPA, which is discussed above, required the Debtors to dedicate at least $100 million of the remarketing proceeds to the development of new power generation resources. Although power resources are essential to the Debtors' smelting business, development of power resources has not been and is not now part of the Debtors' core business. Additionally, development of power resources requires financing which was not available under the Debtors' existing financing arrangements. For these reasons, and because the terms of the indenture governing the First Mortgage Notes did not allow the Debtors to invest directly in the development of power generation facilities, Wilcox, GNA's sole shareholder, formed NWED.

      On May 8, 2001, GNA, Northwest and GAC entered into a Plan and Agreement for Construction of Resources to Provide Power for Future Operations of Goldendale Aluminum Company and Northwest Aluminum Company (the "Power Plan") with NWED and the USWA. Under the Power Plan, GNA, Northwest and GAC agreed to enter into a power purchase agreement giving them the right, but not the obligation, to purchase up to 100% of the output from power generation facilities to be developed or owned by NWED or to receive the financial benefits from the sale of the power from the resources. GNA's, Northwest's and GAC's purchase price for the power will be the generating facility's cost of fuel, direct operations and maintenance, financing, distributions to pay taxes and reasonable general and administrative expenses. The items included in each of these categories will be negotiated when GNA and Northwest enter into power purchase agreements with the facilities. To the extent GAC's interests in and rights under the Power Plan are subject to the First Mortgage Liens, it is expected that Holdco will, directly or indirectly, acquire those rights and interests following the Effective Date as explained in more detail in Section I.A.3.d and e. GNA's, GAC's and Northwest's rights to purchase power last for 20 years commencing on commercial operation of the projects. GNA, GAC and Northwest will be able to use this power in their operations, cause the power to be remarketed at market prices on their behalf, or do a combination of both. If GNA, Northwest or GAC causes the power to be remarketed, it generally will be entitled to any financial benefits in excess of the power's cost. These benefits will be applied to reduce the financing debt of the facilities if required to allow NWED to obtain project financing. In the short term, GNA, GAC and Northwest do not anticipate purchasing all of the output from the facilities, and may not be able to purchase any of the output. As a result, the facilities will be able to sell their power on the open market and use the profits to obtain project financing and reduce project debt.

      The provisions of the Power Plan were based on assumptions made at the time the Power Plan was approved. NWED's ability to perform its obligations under, and the Reorganized Debtors' and NSC's ability to follow, the Power Plan will be affected by economic and other conditions impacting the power markets at the times the Reorganized Debtors and NSC are able to execute on the various provisions of the Power Plan. For example, it may not be possible to enter into a power purchase agreement on the terms described above if NWED enters into joint ventures with partners who are unwilling to agree to those terms. If the Reorganized Debtors and NSC are not able to enter into power purchase agreements, they may need to purchase power on the open market to cover those requirements that cannot be met by BPA or the Reorganized Debtors' and NSC's local PUDs.

      Under the Power Plan, GNA, Northwest and GAC designated NWED as the recipient of up to $25.0 million, of which $17.5 million has been paid, in BPA remarketing proceeds to pay for expenditures incurred or to be incurred in connection with the development of the power generation facilities. In accordance with the Power Plan and the Amendment Addendum, $158.3 million of the BPA remarketing proceeds was directed to escrow and subsequently invested in promissory notes issued by NWED to the escrow agent and in other investments agreed to by BPA and the escrow agent. Upon termination, the funds held in escrow are to be distributed to BPA for payment to Northwest and GAC (or its successor) when and to the extent qualified expenditures are incurred. To the extent funds are not available in escrow to repay the amounts borrowed by NWED, the NWED promissory notes are to be distributed to GNA. NWED has agreed to use these funds for the initial development of the power generation facilities described above and to use commercially reasonable best efforts to obtain permanent financing at the earliest opportunity. The remaining $106.1 million of remarketing proceeds has been applied to other qualified expenditures, including debt service and costs related to GAC and Northwest's continued curtailment.

      GNA, Northwest and GAC will be eligible to receive liquidated damages from NWED if at least 484 megawatts of generation capacity is not available by October 1, 2006. The liquidated damages would be equal to (1) the percentage by which energy available to the Smelters as of October 1, 2006 is less than 484 megawatts multiplied by (2) the amount of remarketing proceeds paid to NWED to support development of the facilities. To secure payment of this potential obligation of NWED, Northwest and GAC have taken a security interest in substantially all of the assets of NWED and its subsidiary project companies. If Northwest or GAC forecloses on the assets, the sales proceeds resulting from the foreclosure may not cover the amount of liquidated damages. In addition, Northwest and GAC have agreed to subordinate or release their security interest in the assets of a specific project company if requested by a project lender in connection with project financing through which remarketing proceeds would be released to another project.

      6. Management Information Systems

      The Goldendale Smelter and the Dalles Smelter have a full range of computer and information systems in place. Both locations have similar network technology with fiber cable between buildings and network switches to supply data and applications at all areas of the plants. The control systems at the plants range from control and data acquisition for the reduction cells at the Smelters to data collection and equipment control in the casting and sawing operations. In both plants, the data collection systems continuously monitor the water systems, emissions systems, and paste plants. Data is gathered from all parts of the operations where data acquisition can be used to assist the users for operational stability and continuous improvement.

      7. Management and Employees

      GNA has an experienced team of dedicated managers and employees. The key managers have commissioned, shutdown and restarted aluminum cell lines many times and are fully prepared to maintain and restart both the Goldendale Smelter and the Dalles Smelter. GNA's current officers are:

      o Brett Wilcox, CEO. Mr. Wilcox is founder and CEO of GAC, Northwest, GNA, and its other subsidiaries. Mr. Wilcox directed the restarts of the Smelters and personally negotiated all major power, alumina and other essential agreements. Before creating GNA and its subsidiaries, he was Executive Director of Direct Service Industries, Inc., a trade association of ten large aluminum and other energy intensive industries, and an attorney at Preston Gates in Seattle, Washington. He graduated from Princeton University in 1975 and Stanford Law School in 1978.

      o Muhsin (Mac) Seyhanli, COO. Mr. Seyhanli was the General Manager and one of the founders of CAC, the predecessor of GAC. Mr. Seyhanli previously was Cell Line Manager for CAC and Commonwealth Aluminum. He has worked in almost all parts of smelter operations during his 36-year career in the industry and has planned and directed the startup of almost 20 cell lines.

      o William Reid, CFO. Mr. Reid joined Northwest in 1986. He has been CFO of Northwest since 1993 and of GNA since its formation in 1998. Before joining Northwest, Mr. Reid was a senior auditor with Touche Ross & Co.

      o Gerald Miller, Vice President and General Counsel. Mr. Miller joined CAC in 1989 as General Counsel and Corporate Secretary. He continued that role at GAC and in 1996 also assumed responsibilities as GNA's Vice-President for Energy and Government Affairs. Mr. Miller previously was a trial lawyer in private practice in the state of Washington.

      In addition to these senior officers, GNA has retained a very small core group of operations managers to preserve the Smelters' assets and to restart operations when conditions warrant. The assets at the Goldendale and the Dalles Smelters are being protected and maintained by experienced maintenance supervisors who have taken significant pay cuts to help carry the Smelters during the period in which they must be mothballed.

      GAC's and Northwest's hourly employees are represented by USWA under separate collective bargaining agreements. Both facilities have good labor relations. Previous collective bargaining agreements terminated at the end of September 2001, and Northwest and GAC operated under an extension of those agreements on a day-to-day basis until May 2002. In May 2002, Northwest and GAC executed new labor contracts with the bargaining units of the USWA that provide for significant reductions in wages and benefits as compared to the previous labor agreements. Each contains a no-strike/no-lockout agreement. These agreements were automatically renewed for one year terms to expire in May and June 2005. The Lead Investors conditioned their investment on new labor agreements. The USWA and the Debtors recently negotiated three new separate labor agreements for Specialties,

Northwest and GAC that replace the old profit sharing program with a new gain sharing plan, reduce health care benefits and provide for certain other cost savings and efficiency improvements. The USWA ratified these agreements, which will be effective on the Effective Date of the Plan. The USWA has also agreed that the new labor agreement with GAC shall run in favor of, and be binding upon, NSC or Holdco in the event it acquires the GAC assets as contemplated by the Plan. Many former smelter workers have stayed in the area in lower paying jobs or training programs. Pay and benefits at the Smelters are very competitive compared to other employment opportunities in the area.

      In addition to base compensation for all employees, the Debtors currently provide a profit-sharing program and a medical, dental, and vision health care plan, participate in the Steelworkers Pension Trust and have a 401(k) plan. As of December 22, 2003, the Debtors and GAC employed approximately 142 employees: 15 GAC employees; 12 GNA employees; 10 Northwest employees; 103 Specialties employees; and 2 Technologies employees. The workforce was further reduced to 120 employees as of November 1, 2004: 8 GAC employees; 7 GNA employees; 1 Northwest employees; 102 Specialties employees; and 2 Technologies employees. The "salaried" employees are compensated at levels commensurate with the industry and are afforded the same benefits as the "hourly" employees.

      8. Environmental Remediation

      Since the decline of the aluminum smelting industry in the fall of 2000, some Pacific Northwest smelters have gone into bankruptcy or are otherwise being demolished - examples include the Longview Aluminum, LLC (Alcoa/Reynolds Longview), Kaiser Mead, Kaiser Tacoma, and Alcoa (Reynolds) Troutdale facilities. As a result of the recent demolition of these smelters, the environmental authorities of the states of Oregon and Washington have become actively involved in the remediation and reclamation of the land formerly used by aluminum smelting companies.

      In the event of a total and permanent "shut-down," the financial liabilities that could be incurred by GAC and Northwest relate to the environmental restoration of contaminated locations as imposed by the Smelters' respective state environmental regulatory agencies, and the EPA's Seattle office. These environmental restoration costs may include, but are not limited to, cathode disposal, anode disposal, and cleanup of areas that contain hazardous materials. Additional potential exposure exists at the Goldendale Smelter where a permanent shut-down may require environmental stabilization of more than thirty already identified contaminated locations plus other locations that might be identified in the course of the remediation.

      The Goldendale Smelter's former owners may share the liability for costs of remediation associated with a shut-down of the Smelter. Martin Marietta (now Lockheed Martin) and Commonwealth Aluminum have complete or partial financial responsibility for some of the Smelter's contaminated locations under a 1993 settlement agreement (the "Settlement Agreement") pursuant to litigation between the parties in federal court in Seattle. The Settlement Agreement allocates the responsibility of each party at some specific contaminated locations on the property outside of the Smelter facilities, and includes a provision whereby any of the parties can seek to change another party's cost allocation. The Settlement Agreement addresses the allocation of remediation costs for environmental damage at selected sites at the Goldendale Smelter caused prior to 1993. Therefore, GAC may have financial responsibility for all environmental damages deemed to have occurred after execution of the Settlement Agreement and for the Smelter facilities it operated. There are additional sites at the Goldendale Smelter that were contaminated before 1993 for which liability is not allocated under the terms of the Settlement Agreement. In the event the Goldendale Smelter is shut-down and GAC is compelled to fund remediation, obtaining contribution from Lockheed Martin and Commonwealth Aluminum towards those costs pursuant to the terms of the Settlement Agreement may be difficult, time consuming and expensive and will probably require additional litigation. See Section VIII.E.5.b. regarding the anticipated settlement between Lockheed Martin and the Debtors relating to these and other environmental obligations at the Smelters.

      As stated earlier, Portland Unload is within the Portland Port Superfund site and GAC as the current owner is potentially responsible for clean-up and remediation costs. Other parties have also been named as potentially responsible parties ("PRPs"). GAC believes that it contributed little or nothing to the contamination at this site and that other PRPs can be required to pay all or most of the costs of remediation provided they are sufficiently solvent. With respect to the uplands portion of the site, Oregon Department of Environmental Quality has completed an expanded preliminary assessment with sampling and concluded that no further investigation is necessary. EPA has made no finding and has not concluded its investigation of the cause of the contamination at the Columbia River portion of the site consisting of those submerged lands that GAC leases from the State of Oregon. Although GAC is a named PRP, it is not presently a member of the group of PRPs formed to pursue site investigation and is no longer being asked to contribute to that effort. In either case, any claims that are to be asserted against GAC with respect to liability for environmental damage and costs of remediation at the Portland Unload will be predicated upon past releases since the Debtors believe that there are no current releases from or on GAC's property.

B.    Specialties

      1. History

      Specialties was formed in 1990 as a complement to Northwest's smelter and commodity billet casting operations. The business began with one small diameter and one hard alloy customer and expanded rapidly through the 1990's. By 1999, Specialties had developed a base of over 75 customers. The products sold to these customers generally command a significant premium above the base price of aluminum metal. Specialties value-added sales premiums grew from about $3.5 million in 1991 to over $20 million per year in 1999. Although Specialties is a separate corporation and operating entity, Specialties' operations were historically reported on a consolidated basis with Northwest's operations. In July 2004, however, Specialties' accounting and financial reporting functions were separated from those of Northwest as part of efforts to preserve the going concern value of Specialties for the benefit of creditors and either market Specialties for sale or attract investment in the company. The separation was also intended to facilitate the procuring of debtor-in-possession financing needed for the filing of the Specialties bankruptcy case.

      2. Customers and Products

      Specialties' Direct Forge(tm) cast and bar-turned billet provides forging houses and impact extruders with a superior alternative to extruded rod. The small liquation zone eliminates surface inclusions that result in substandard parts. The extremely small grain size delivers smoother flow characteristics than the elongated grains from the extrusion process. Specialties' customized homogenizing delivers a softer material that can be easily forged with optimum physical properties. Direct Forge(tm) materially reduces the cost of impact extrusion or forging.

      Specialties' product quality and service have allowed it to develop a base of solid long-standing customers. At full operation, prior to the 2001 energy crisis, Specialties had expanded to 75 diverse customers. In 2003, Specialties consolidated operations to supply about 50 core customers. About half of these core customers have purchased a large share of their requirements from Specialties on a consistent basis for ten years or more. Specialties' largest customers are Kidde Safety, which currently represents 22% of premium revenues and has been a consistent large customer since 1989, and Piper Impact. Specialties and/or Northwest have tolled almost all of SAPA Anodizing, Inc.'s aluminum scrap back into extrusion billet since Northwest was founded in 1986.

      3. Industry Overview and Competition

      Specialties competes as a supplier to aluminum extrusion, forging and impact markets. Extrusions are shaped by pressing a heated aluminum billet through a die into a long profile, like toothpaste from a tube. Aluminum extrusion is a huge market, with total annual demand in the U.S. of over 3.5 billion pounds in 2002. Most aluminum extrusion billet is a commodity market and only a very small segment commands large premiums. Specialties targets the highest margin extrusion customers who require hard alloy (e.g., aerospace) or small diameter billet to produce small, complex shapes (e.g., computer heat transfer or medical equipment). Specialties estimates the total U.S. market for small diameter billet is about 50 extrusion presses purchasing about 80 million pounds a year of aluminum.

      To manufacture a forged part, a cold or heated aluminum slug is pressed or pounded in dies one or multiple times to cause the metal to deform and spread to fill the shape of the dies (e.g., to make automotive shafts or wheels). Impact manufacturing combines forging and extrusion by placing a metal slug in a partially confined die and applying a single, rapid hammer force that causes the metal to flow around the punch or through an opening in the punch or die (e.g., to make a cylinder closed at the bottom). Forging and impacts are a growing market because the parts produced have significantly better physical properties than parts produced by casting molten aluminum, which is porous and shrinks when it solidifies. The U.S. forging and impact market has grown from 144 million pounds in 1992 to over 250 million pounds in each of 1999 and 2000. The market declined by about 10% in the 2001-03 recession, but is now coming back and resuming long-term growth.

      Specialties' principal competition in the specialty extrusion and forging and impact markets comes from the large, integrated aluminum producers who supply both their own internal needs and sell to outside customers. Alcoa can produce either extruded stock at its Cressona and Alumax extrusion plants or cast stock at its recently expanded plant in Morris, Illinois.

      Alcan also produces either extruded or cast stock, which it uses to supply its former subsidiary, Luxfer, the largest manufacturer of aluminum cylinders in the world. Alcan recently began to try to sell stock to other cylinder manufacturers and Luxfer is now beginning to explore alternative sources to its supply relationships with Alcan. This move creates both an additional competitor and a huge market opportunity for Specialties. Alcan also supplies punched plate through its distribution company, Allgoods.
Punched plate
generally is produced at lower cost than cast stock, but is limited to less than
1.5 inch thickness and soft-alloy slugs.

      Newman Metals, a large impact extruder, recently installed its own punched plate facilities. This has significantly reduced its purchases from the Debtors, but Specialties expects Newman Metals to focus on internal integration rather than selling its material to competitors in finished products. Tower Metals is a small distributor that also supplies punched plate.

      4. Specialties' Operations/Facilities

      Specialties operates two facilities adjacent to the Dalles Smelter in The Dalles, Oregon. Specialties' casting is done in a 142,000 square foot steel building and sawing and shipping in a separate 101,000 square foot facility. While there are significant synergies from smelter operations, Specialties is a stand-alone operation that does not depend in any way on the primary aluminum plant. Specialties has all required facilities, equipment, utilities and infrastructure to support current and planned business without additional capital investment. The facilities and operations meet or exceed all existing Federal and state air, water and other environmental permits and regulations.

      Specialties has bunkers to store, segregate and dry aluminum ingot, scrap alloys and other raw materials. These materials are fed by loaders and conveyors into four highly efficient electrical induction furnaces that minimize energy consumption and melt loss. These melting furnaces pour into two gas-fired casting furnaces for further additions to meet almost any alloy specification. As these furnaces tilt, metal flows through SNIF (Spinning Nozzle Inert Flotation) in-line degassing units and filters to remove any remaining impurities.

      Molten aluminum continues to flow to two direct-chill continuous casting pits each capable of manufacturing up to 60 logs at a time. Wagstaff Air Slip tooling in 17 different cast diameters is used to provide a uniform, smooth surface with very fine grain structure. Computers constantly monitor and control all casting and other operating parameters to ensure quality.

      Once the casting drop is completed, the logs are stamped for traceability, pulled from the pit and inspected visually and by ultrasound. Logs are moved by lot to state-of-the-art Conefco homogenizing furnaces and controlled forced air cool-down chambers to ensure stepped, customized homogenizing cycles to match each customer's specifications for physical properties. After homogenizing, the logs can either be cut-to-length for extrusion customers or further processed for forgings and impacts. A Kieserling bar-turning machine, capable of tolerance control to +/- .001 inch, can be used to produce material of any diameter between 2 and 4.921 inches at extremely tight tolerances. The logs are then sent to any of eight Wagner saws to cut into any length from .040 inch up to full log length of 216 inches. Once cut, pucks flow directly to in-line deburring equipment to be tumbled with aluminum media and a light solvent wash to remove any residual cutting oil or burrs.

      Finished pucks land in reusable plastic boxes labeled with all information required by the end-use customer. Material is shipped by rail or truck. Sales and marketing professionals customize delivery, warehouse and service to meet each customer's needs. Quality Assurance monitors all operations under ISO 9001-2000 standards and information is retained for up to 25 years. All manufacturing and other business systems are fully supported by SAP enterprise resource planning and other business systems.

      5. Management Information Systems

      The Specialties business is supported with SAP enterprise resource planning systems, a company-wide real time, manufacturing intranet system, metallurgical and physical properties testing laboratories, a research scale test casting pit and homogenizing oven, a metallurgist and Quality Assurance professionals, as well as a U.S. Department of Energy funded research facility. Specialties' employees are trained utilizing its in house, self-paced, computerized training system. The facility is ISO 9001:2000 certified. The Specialties internet web site features its product line, manufacturing facilities, research papers, contacts and history.

      The markets that Specialties services demand state of the art quality and reporting systems. Specialties is well prepared to meet those demands. Some of the business' products require life product sample retention up to 25 years. Specialties' intranet is the control source for all "quality controlled" documents and communication of information for Specialties. Several process owners review the information prior to sign off by the QA manager which ensures that process owners have input and at least one reviewer is a quality representative. All manufacturing information is controlled on systems so that all manufacturing personnel access only current, confirmed, active specifications, customer requirements, and quality control procedures.

      As discussed in detail above, Specialties' operations were reported on a consolidated basis along with the Dalles Smelter. As of July 2004, Specialties created a separate reporting entity in SAP for the Specialties business. Specialties now has capability to generate stand-alone financial reporting.

      6. Management and Employees

      Specialties has an experienced and dedicated team of managers and employees:

      o Muhsin (Mac) Seyhanli, COO. Mr. Seyhanli was the general manager and one of the founders of CAC, the predecessor of GAC. Mr. Seyhanli previously was Cell Line Manager for CAC and Commonwealth Aluminum. He has worked in almost all parts of smelter operations during his 36-year career in the industry.

      o Daniel Gnall, VP Sales and Marketing. Mr. Gnall joined Northwest in 1991 and has been responsible for all of Northwest's and Specialties' metal purchases and sales since 1992. Before joining Northwest, Mr. Gnall was an account executive for Martin Marietta Aluminum and General Manager of Cassmet International.

      o Jim Shaver, Cast House Manager. Mr. Shaver joined Northwest at its inception in 1986, and is now employed by Specialties. He previously was a cast house manager and supervisor for Commonwealth Aluminum from 1984-86 and Martin Marietta Aluminum from 1972-84. Mr. Shaver is one of the foremost authorities on use of Wagstaff Air Slip casting technology.

      o William Reid, CFO. Mr. Reid joined Northwest in 1986. He has been CFO of Northwest since 1993 and of GNA since its formation in 1998. Mr. Reid is also the CFO of Specialties, GAC and Technologies. Before joining Northwest, Mr. Reid was a senior auditor with Touche Ross & Co.

      In addition, Specialties has an experienced and dedicated workforce. Hourly employees are represented by the USWA, and are currently participants under an agreement between Northwest and USWA dated June 27, 2002. The Debtors have negotiated a new stand alone labor agreement for Specialties that, among other things, replaces the old profit sharing program with a new gain sharing plan, reduces health care benefits, and implements other cost savings and efficiency improvements. That agreement will be effective on the Effective Date of the Plan. Specialties has a good labor-management relationship, and has never had a production stoppage or interruption due to any labor issues. At the current reduced production level, Specialties has 102 hourly and salaried employees. Due to Specialties' competitive pay in comparison to other industries in the Columbia River Gorge, management is confident that former employees will return to Specialties as needed to increase production.

      As indicated above, in addition to base compensation for all Specialties employees, Specialties currently provides a profit-sharing program and a medical, dental, and vision health care plan, participates in the Steelworkers Pension Trust and has a 401(k) plan.

C.    Technologies

      1. History and Current Situation

      The basic Hall-Heroult technology for producing aluminum has not changed since its discovery in 1886. The reduction cell, or "pot," consists of a horizontal carbon anode suspended above a carbon cathode. The raw material, alumina (A12O3), is dissolved at a high temperature in a molten electrolytic bath contained in the cathodic pot. An electrical current separates the aluminum (Al), which is deposited at the bottom of the carbon cathode pot, from the oxygen (O2), which combines with the carbon anode to form carbon dioxide (CO2).

      Technologies has been attempting to develop a new way to produce aluminum. Instead of a single horizontal carbon anode and cathode, this new smelting technology produces aluminum in a cell with multiple vertical inert metallic anodes and titanium diboride cathodes. Because it operates at a much lower temperature with much less distance between the anodes and cathodes, it requires about 25% less electricity. Because there is no carbon, its "pollutant" is free oxygen (O2) and there is no cathode spent pot lining or other hazardous waste.

      Ted Beck developed and patented the original concept for this new technology in the early 1990's. Technologies acquired the technology in 1998. Since then, research and development has progressed from the original 10 amperage "test tube" cell through a number of runs in 300 amp "bench scale" cells. While the test cell has met some essential performance criteria, Technologies has not yet been able to achieve extend runs (greater than 250 hours) with stable voltages. Efforts to scale up to a "pilot plant" cell have been unsuccessful. Technologies has nine issued U.S. patents, ten patents pending and several more about to be filed.

      In the past, the U.S. Department of Energy ("DOE") has helped to fund Technologies' research under cost sharing grants. During the period of 2000 through 2003, DOE provided the following funding: $648,779 in 2000; $1,076,115 in 2001; $1,598,418 in

2002; and $1,193,034 in 2003. Technologies has submitted additional invoices to DOE for $626,000, but DOE takes the position that no additional funds are due because the grants are subject to available funds and Technologies has already exceeded the funds DOE has available for the project. Technologies believes that DOE will not pay the outstanding receivable and that it has no practical remedy. DOE has indicated that it may make new grants in the future if Technologies has stable financing and Technologies and DOE agree on a new research program with new cost-sharing contributions by Technologies.

      Technologies' research and development efforts have been suspended and all but one employee terminated because of GNA's bankruptcy and lack of liquidity to fund non-essential activities. While the technology could have significant value if the research and development ultimately are successful and the technology can be commercialized, the Reorganized Debtors' business strategy post-bankruptcy necessarily must focus on the profitability of Specialties and preserving the option to restart the Goldendale Smelter and the Dalles Smelter. GNA lacks the liquidity to fund speculative research and development in inert anode technology, which it estimates would require a minimum of $2 million per year for several years before the technology has any potential for commercialization.

      GNA has attempted to sell Technologies to a major aluminum company with an existing inert anode research program. After extensive due diligence, that potential buyer declined to make any offer for Technologies or its technology. The Debtors believe that exposing Technologies' technology to other industry participants with existing research programs could result in transfer of know-how without any significant payment for the assets. Since GNA has suspended further research and terminated most of Technologies' employees, the value of Technologies is rapidly eroding. The board of directors of Holdco will decide on the future development, funding, sale, spinoff and other matters affecting Reorganized Technologies.

      In anticipation of a possible sale or spinoff of Reorganized Technologies, the Plan provides for the guarantees by Reorganized Technologies of the Holdco Notes and the New Mortgage Notes and the related security interest granted by Reorganized Technologies to terminate automatically, without any further action or consent of the holders of such Notes, upon the closing of a Permitted Reorganized Technologies Disposition. The Plan defines a Permitted Reorganized Technologies Disposition as a sale of all equity interests or all or substantially all of the assets of Reorganized Technologies by Holdco after the Effective Date, provided that a responsible officer of Holdco shall have certified that (i) such sale is on arm's-length terms for reasonably equivalent value and (ii) all of the net proceeds of the sale will be received by Holdco for use in accordance with all applicable covenants relating to the Holdco Notes and the New Mortgage Notes.

                           III. BUSINESS INITIATIVES

A.    Specialties

      Specialties plans to grow from its current low-level of operations, which have been curtailed to half of its capacity because of the energy crisis and liquidity constraints, by focusing on the following key markets:

      o Extrusion Billet. While this generally is a lower margin commodity business, Specialties targets Sapa Anodizing and a few other aluminum extruders that are located nearby and have freight or other cost advantages. Additionally,

            Specialties targets customers that require special alloys that command higher margins.

      o Small Diameter Billet. Specialties targets small diameter billet (under six inches) used in light or micro extrusions (e.g., heat sinks for computers, surgical equipment and hobby parts).

      o Forgings and Impacts. This is Specialties' major target, especially the following segments:

            o     High Pressure Cylinders.

            o Automotive Transmission Yokes. Specialties expects this business to grow dramatically as transmission yokes transition from steel to aluminum.

            o Forged Wheels. Forged wheels are replacing cast aluminum wheels in the high-end and after markets because they have a significantly better strength-to-weight ratio.

            o     Low Pressure Cylinders.

            o     Aerospace and Defense.

            o 6069 High Strength Alloy. Specialties is beginning to see market interest in its patented alloy, which provides strength properties similar to hard alloy but can be recycled like common alloys.

            o Export Markets. Specialties historically has had significant export business to Asia and even Europe, but the strength of the U.S. dollar over the last six years has made the business uncompetitive abroad. The recent decline in the dollar has improved Specialties' competitive position, and it has seen an increase in inquiries from old and new foreign customers.

      In addition to these opportunities to increase its market share, Specialties has significant opportunities to reduce its costs of production. Specialties has the capacity to double its production with existing equipment and without any additional capital investment, which would spread fixed costs and increase margins on each pound of production. The restart of either of the Goldendale Smelter or the Dalles Smelter would allow Specialties to use nearby molten metal and save three to five cents per pound in metal, transportation and remelting costs. Even if the Smelters never restart, Specialties has the opportunity, at a relatively modest capital cost (estimated at $2.0 million), to add hooding and a baghouse to its furnaces to allow Specialties to utilize painted and oily scrap rather than just primary ingot and clean extrusion scrap. This could save about five cents per pound on total raw material purchases (current raw material costs average 80 cents/pound). Specialties has targeted additional potential savings in alloy elements, freight, labor, gases and energy to reduce costs and increase margins.

B.    Smelter Restart Potential

      1. Mothballing the Goldendale Smelter and the Dalles Smelter

           a. Goldendale Smelter(4)

      The majority of the Goldendale Smelter has been essentially mothballed since 2001, with a short-term restart of one cell line and subsequent shutdown of all operations in the Spring of 2003. The Goldendale Smelter has maintained restart viability through implementing a rigorous maintenance and asset protection program performed by a small staff of former plant managers, maintenance supervisors and engineers. The mothball activities include frequent turning of all rotational machinery, compressors, and other stationary and mobile equipment to avoid damage from extended inactivity. In addition to personnel costs, the Goldendale Smelter continues to incur various operating costs, including power charges to run fire protection systems, lights and the power needed to start up compressor units. Exposure to elements including seasonally strong winds, rain, and sun requires maintenance labor and materials to repair damages to facilities. Management projects further reduction of costs through a variety of cost-savings initiatives.

           b. The Dalles Smelter

      The Dalles Smelter has been mothballed since 2001. The Dalles Smelter has maintained restart viability through implementing a rigorous maintenance and asset protection program performed by a small staff of former plant managers, maintenance supervisors and engineers. In addition, the proximity of the Dalles Smelter to the Specialties operations provides for the ability to share personnel responsibilities across these two entities. The mothball activities include turning of rotational machinery, compressors and other stationary and mobile equipment to avoid damage from extended inactivity. In addition to personnel costs, the Dalles Smelter continues to incur various operating costs, including power charges to run fire protection systems, lights and the power needed to start up compressor units. In addition, exposure to elements including seasonally strong winds, rain, and sun requires maintenance labor and materials to repair damages to facilities. Management projects further reduction of costs through a variety of cost savings initiatives.

           c. Cost Reduction Plans

      The Debtors plan to continue efforts to reduce all costs during the mothball period to the maximum extent possible, consistent with preserving the ability to restart the Smelters. The Debtors plan to make some additional labor reductions after certain current activities are completed. The Debtors are aggressively pursuing significant reductions in property taxes, both for future and certain past property tax assessments. The Debtors also are reducing insurance costs and coverage to reflect the Smelters' current status and risks. A detailed breakdown of the current insurance program and the proposed changes to reduce costs is attached as Appendix 1. An itemized budget reflecting the cost reduction plans for each of the Debtors for July 2004 through September 2006 is attached as Appendix 2.

--------------------
(4) Although GHC and GAC are not being reorganized pursuant to the Plan, the Plan does provide for Holdco's or NSC's acquisition of the GAC Collateral, which includes the Goldendale Smelter. The disclosures made herein with respect to a smelter restart assume that NSC or Holdco will be successful in acquiring the GAC Collateral as outlined in the Plan.

           2. Conditions for Smelter Restart

      High current spot prices for alumina and power have made the Goldendale Smelter and the Dalles Smelter uncompetitive relative to most other primary
aluminum smelters.   Restart of the Goldendale Smelter and the Dalles Smelter
represents is an option which may be exercised when management is satisfied that:

      o Aluminum prices will continue at reasonably strong levels based upon projected worldwide demand and limits to Chinese expansion of new supply capacity;

      o Alumina prices will decline towards normal levels to reflect underlying production costs; and

      o Power costs will decline to a level that allows profitable smelter operation at market aluminum and alumina prices.

      Management believes that all three factors should align within the next two to three years to allow profitable operations for at least five years.
As indicated above, the Debtors have worked to reduce the costs of preserving the Smelters in a mothballed condition ready to restart to a level where such cost is reasonable as compared to the upside potential if and when market conditions warrant restart.

      Given that global commodity markets determine the prices of aluminum and alumina, the regional pricing of electric power is an area in which GNA management may be able to negotiate a competitive pricing plan. Management has a four-part strategy to obtain an economical supply of power:

      o BPA. BPA historically supplied all or most of the Smelters' power requirements. In 2000, BPA announced that it did not want to continue to supply any power to the Northwest aluminum industry after October 2006. Management believes that the permanent closure of other smelters in the Pacific Northwest and changes in the region's political environment may allow it to receive some BPA power after 2006, if it can successfully manage the Reorganized Debtors' exit from bankruptcy and negotiations in the Pacific Northwest power and political communities over the next two years.

      o Summit Westward. NWED has used BPA remarketing proceeds to develop, for GNA's benefit, the Summit Westward power project, which is discussed in more detail below. Summit Westward is a 536 MW natural gas-fired combined cycle combustion turbine project located near Clatskanie, Oregon. Summit Westward has all required permits and an Engineering, Procurement and Construction Contract with Siemens Westinghouse Power Corp. (the "EPC Contract"). NWED has not yet been able to finance and complete the project because current financial markets require off-take agreements with purchasers with institutional grade credit. While the fixed costs of the project are economical as compared to other new power resources, the ultimate cost of power from the project would still depend upon the price of natural gas. It is believed that gas prices will decline from current historically high levels. There is no assurance, however, that NWED will be able to complete the Summit Westward project or that natural gas prices will decline to levels that would allow profitable smelter operations.

      o Market Power Purchases. The Reorganized Debtors have the option to purchase electricity from an active power market. While current market prices are too high to operate the Smelters profitably, power prices could decline if natural gas prices decline to historic levels or hydro conditions in the Pacific Northwest are above average. However, purchases of large quantities of power on a long-term basis typically require stronger credit than the Reorganized Debtors can provide.

      o Power Modulation. The Goldendale Smelter operated a small "test section" between 2000 and 2003 to develop new technology and operating practices to increase amperage and aluminum production, improve efficiency and productivity, and allow it to vary its load in response to changes in power markets. This development was successful, and the Goldendale Smelter demonstrated the new technology on an extended basis before it was forced to curtail all operations. One of the most significant benefits of GNA's new power modulation technology is that it gives both Smelters much greater flexibility to vary load between peak and off-peak power pricing periods. Management's strategy is to reduce its average effective power costs significantly by making the bulk of its market purchases in extended off-peak hours and filling in some of the remaining peak hours when spot market prices are favorable. The Reorganized Debtors also could further increase their load during spring runoff and other periods when power prices are very low. When power prices are very high the Reorganized Debtors could curtail load and temporarily sell the liberated power at market prices. Once the Smelters are operating, the Reorganized Debtors' load represents a "call option" that allows it to sell and buy back a portion of their power supply as markets vary.

      While there are no assurances that the Reorganized Debtors will be able to obtain an adequate supply of economically priced power, management believes that there are enough long-term opportunities for restarting the Smelters that it is worthwhile to continue to pursue the competitive power pricing strategies outlined above over the next two to three years.

      3. The Restart Process

      The reality of the U.S. aluminum production industry is that smelter operations must cycle up and down in response to business conditions. The Goldendale Smelter originally was started in 1971 with a third line started in 1982. In 1987 the entire Smelter was shutdown and then restarted almost a year later by CAC. Martin Marietta shutdown the Dalles Smelter in 1985 and Northwest restarted it two years later. In addition to these total shutdowns, both plants also have shutdown and restarted all or parts of individual cell lines on numerous occasions.

      The Debtors' management has experience in dealing with the cyclical nature of the aluminum production industry and has prepared a detailed plan to restart the Smelters when conditions warrant. The first phase of a restart is commercially focused as senior management of the Reorganized
Debtors must negotiate the aluminum sales contracts, alumina purchase or toll agreements, power supply arrangements, labor contracts, raw material supplies and other commercial arrangements that support profitable operations. Some of these arrangements already are in place on a preliminary basis. Northwest and Specialties have labor agreements that will go into effect on the Effective Date of the Plan. The USWA has also agreed that the new labor agreement with GAC shall run in favor of and be binding upon, NSC or Holdco in the event it acquires the GAC assets. Management is confident that it can put in place all necessary commercial agreements, once the market prices for aluminum, alumina, and power align to justify operations.

      The second phase of a restart of one or both Smelters is operationally focused. At the Goldendale Smelter, Line 3 (the newest cell line) would be restarted first. The start-up rate would be a minimum of 3 cells per day, with a faster rate possible but dependent upon line stability and environmental emissions. An initial workforce would be brought in one month before restart for training and restart preparations. Additional employees would be brought in to match operational requirements as the restart progressed. The Goldendale Smelter would time the restart of other lines based upon market and other conditions. A similar process would be followed at the Dalles Smelter, with Line 1 the first to restart.

      A hypothetical restart timeline follows:

      Day         Actions
      ---         -------

      1 Make restart decision, order raw materials, and make commercial arrangements

      30          Hire initial workforce

      60          Begin restarting reduction cells

      120         Complete restart of first cell line

      180         Complete restart of second cell line

C.    NWED

      NWED initially planned to develop three energy projects: Klondike, Cliffs and Summit Westward. On January 13, 2003, Northwestern Wind Power, LLC ("NWP"), an affiliate of NWED, sold Phase I of Klondike to PPM Energy, Inc. ("PPM") for $16.9 million. Of the sale proceeds, $10.0 million was distributed to Wilcox, NWP's indirect sole member and sole shareholder of GNA, who then contributed it to GNA. The $10.0 million contributed to GNA was used to pay an interest payment on the First Mortgage Notes and for ongoing operational needs and other corporate purposes. The remaining $6.9 million of sale proceeds was loaned by NWP to NWED and used by NWED to pay the $250,000 brokerage commission on the sale of Phase I of Klondike, to purchase some of the First Mortgage Notes ($629,000), and for energy project development ($3.7 million). Additionally, $2.25 million was made available to the Debtors to meet their ongoing operational needs. NWP also sold to PPM its rights in possible future phases of Klondike in return for additional payments if and when future phases are developed. On October 5, 2004, PPM announced, following the one-year extension of Production Tax Credits, that it would build the 75 megawatt Klondike II project. If and when PPM commences construction, PPM owes NWP $20,000 per megawatt of capacity installed, up to a maximum of $1,500,000.

      The Cliffs project consists of permits for a 284 megawatt natural gas-fired combined cycle combustion turbine power project to be located on the Goldendale Smelter site. On July 10, 2002, GEH, which was then a subsidiary of NWED, sold four GE LM6000 gas turbine generator sets for an aggregate purchase price of approximately $32.3 million. Of the sale proceeds, $13.8 million was distributed to Wilcox who then contributed it to GNA,

$10.2 million was loaned to NWED, $250,000 was used to pay the brokerage commission on the sale of the LM6000s and the remainder was retained by GEH. Of the amount contributed to GNA, approximately $9.1 million was applied to pay the June 15, 2002 interest payment on the First Mortgage Notes. On August 7, 2002, Wilcox contributed all of his equity interests in GEH to GNA. Immediately before the Chapter 11 filings by GNA, GAC, GHC and Technologies, GEH distributed to GNA its intercompany account and the $10.2 million loan receivable due from NWED. NWED still holds permits and other development rights for the Cliffs project.

      NWED's principal remaining asset is the Summit Westward power project, a fully permitted 536 megawatt natural gas-fired combined cycle combustion
turbine power project near Clatskanie, Oregon.   NWED has invested
approximately $58.0 million towards development and progress payments under the EPC Contract. NWED is working with potential partners to obtain power purchase agreements that will allow it to finance and complete the Summit Westward project. GNA, Northwest and GAC have entered into an agreement with NWED that gives them the right, but not the obligation, to purchase up to 100% of NWED's share of the output or to receive the financial benefits from the sale of power from the project. This could provide a long term power supply or additional funds if NWED succeeds in its efforts to finance and complete development. NWED will forfeit all its progress payments, and GNA, Northwest and GAC will lose any power or financial benefits from the project, if NWED is not able to finance the project on the schedule required in its EPC contract. NWED may not be successful in obtaining financing for the Summit Westward Project. If it is not successful, it is unlikely the Debtors will be able to access the $158.3 million of remarketing proceeds that was placed in escrow to finance NWED's development efforts because NWED may not be able to repay the notes held by the escrow agent.

      NWED is actively exploring sales or joint venture opportunities with prospective partners who would purchase or subscribe for a significant interest, which could include a 100% or majority interest, in financing and developing the power projects. This could allow the projects to be financed and completed and possibly some of the remarketing proceeds that have been invested in energy projects to be available for nonenergy-related qualified expenditures. NWED, however, may be unable to find purchasers or development partners, it may not be possible to sell or finance the projects, and remarketing proceeds may not be available to the Debtors for nonenergy-related qualified expenditures.

      On April 3, 2002, NWED entered into a non-binding Memorandum of Understanding ("MOU") with Clatskanie Peoples' Utility District ("CPUD").
The MOU was subsequently superceded by a letter agreement dated February 25, 2004 between CPUD and NWED (the "Letter Agreement"). The Letter Agreement contemplates, among other things, the parties' entering into definitive agreements under which CPUD will take an ownership interest in the Summit Westward Project, take a percentage of the project's output for CPUD's own use, and provide financing for construction of the substation, transmission and interconnection facilities associated with the project. NWED is pursuing alternative methods of financing that may not involve CPUD. NWED also is negotiating with various utilities and power marketers to purchase all of the capability of the project and resell a portion of the power back to GNA, Northwest and GAC. The availability and amount of power from the project for GNA, Northwest and GAC likely depends upon whether NWED is successful in negotiating one or more power purchase agreements. NWED also has had discussions with BPA about possible BPA credit support for the project. NWED may not be able to reach the necessary agreements, and NWED may not be able to finance or complete the project. If

NWED cannot complete the project, it probably will lose its existing investment in Summit Westward and GNA, Northwest and GAC will be unable to access any of the remaining remarketing proceeds.

          IV. EVENTS AND CONDITIONS SURROUNDING THE CHAPTER 11 FILING

      As generally described above, in 2000, the West Coast began to experience a power crisis characterized by tight supplies and high prices.
In fall 2000, GNA shut down one of three cell lines at the Goldendale Smelter and both lines at the Dalles Smelter. In January 2001, GNA reached an agreement with its power supplier, BPA, to curtail essentially all Smelter operations for a nine-month period and have BPA remarket its supply of federal power. Proceeds from remarketing were required to be shared with BPA, used to hold harmless employees, suppliers and customers from the effects of the curtailment, and through a separate affiliated company, NWED, to develop alternative power resources.

      Contrary to expectations, the energy crisis continued well beyond the initial nine-month period during which BPA paid remarketing proceeds. GNA was forced to extend its curtailment indefinitely without additional resources to cover fixed costs. In Fall 2002 improving aluminum and power markets led GAC to restart most of one cell line at the Goldendale Smelter. However, prices for electricity and natural gas increased dramatically and unexpectedly in March 2003, forcing GNA to shutdown all Smelter production.

      Because of market prices, operating costs and the curtailments and subsequent cessation of Smelter operations, the Debtors and GAC incurred significant losses in each of the last three years. As a result of losses by most of the companies that it owns, GNA failed to make its semiannual interest payment on the First Mortgage Notes on June 15, 2003 and did not cure the default within the grace period under the Indenture. Consequently, on July 16, 2003, the indenture trustee for the First Mortgage Notes notified GNA that an event of default had occurred. On July 17, 2003, GNA received notification from noteholders who claimed to hold not less than 25% in principal amount of the outstanding First Mortgage Notes declaring the entire principal of the First Mortgage Notes and the accrued interest thereon to be immediately due and payable. GNA also failed to make its semiannual interest payment on the First Mortgage Notes which was due on December 15, 2003. The total amount of principal and accrued interest outstanding on the First Mortgage Notes as of December 22, 2003, was approximately $168.2 million.

      In addition, GNA failed to make its semiannual interest payment on the Hydro Subordinated Note on August 15, 2003. The total amount of principal and accrued interest outstanding on the Hydro Subordinated Note was approximately $20,560,378 as of December 22, 2003. The event of default on the First Mortgage Notes constituted an event of default on the Hydro Subordinated Note. Finally, the occurrence of an event of default under the First Mortgage Notes also caused the Optional Advance Subordinated Promissory Note dated as of February 22, 2002, from GAC and Northwest to Alumco Funding LLC, on which there was then outstanding approximately $15,976,331 in total amount of principal and accrued interest, to become due and payable. Shortly after GNA missed the December 15, 2003 payment on the First Mortgage Notes, GNA, GHC, GAC and Technologies filed for bankruptcy.

      Similarly, with respect to Northwest and Specialties, the West Coast energy crisis that began in 2000 forced Northwest to curtail primary aluminum smelter operations and also adversely impacted Specialties' casting operation. Specialties lost its adjacent, low-cost metal supply and was forced to import higher cost aluminum raw materials. Expecting the power curtailment to be short-term, Northwest initially tried to retain its commodity extrusion customers, which increased Specialties' costs and depressed margins. Once it became clear smelter curtailment would be longer term, Specialties was forced to cut back on lower margin customers to cut costs, which hurt its ability to spread fixed costs. At the same time, volumes of high margin products declined significantly because of the 2000-2003 recession and an unexpected shift in certain products from aluminum to steel.

      While there were many good opportunities to grow its business and increase profitability, Specialties was hampered by the GNA chapter 11 filing in December 2003. Specialties also is severely constrained by lack of credit and adequate working capital required to purchase needed raw materials and carry additional receivables. Because Specialties and Northwest have guaranteed the First Mortgage Notes and Hydro Subordinated Note, they filed petitions for relief under chapter 11 on November 10, 2004 and are an integral part of the Plan proposed jointly by the Debtors and the Official Committee of Unsecured Creditors. Largely because of these financial problems, Specialties currently is operating at only one-third of its plant production capability and has not yet been able to meet its profit targets. In conjunction with the bankruptcy filing, Specialties obtained debtor-in-possession financing through a debtor-in-possession loan and security agreement in the maximum amount of $2,500,000, secured by a first lien on and security interest in all accounts, inventory, supporting obligations relating to accounts, tolling agreements and one or more specified deposit accounts of Specialties.

                           V. PRE-PETITION OWNERSHIP

      Brett Wilcox owns all outstanding capital stock of GNA. GNA owns all outstanding capital stock and membership interests in Specialties, Northwest, and Technologies and all common stock of GHC. A profit-sharing plan (the Goldendale Aluminum Company Managed Fund Retirement Plan) owns 118,101.35 shares of nonconvertible Series A preferred stock of GHC. GHC owns 100 percent of all outstanding capital stock of GAC.

                       VI. ANALYSIS OF PRE-PETITION DEBT

A.    Secured Creditors

      1. First Mortgage Noteholders.

      In December 1998, GNA issued the First Mortgage Notes due in 2006 in the principal amount of $150 million. The First Mortgage Notes bear interest at the rate of 12 percent per annum, payable semiannually on June 15 and December 15 of each year. The First Mortgage Notes mature on December 15, 2006 and are redeemable, in whole or in part, at GNA's option. The First Mortgage Notes are unconditionally guaranteed, jointly and severally, by the subsidiaries of GNA. The obligations under the First Mortgage Notes and the guaranties are secured by a first-priority security interest in certain of the assets of the Debtors, GAC and GHC, including all real property, plant and equipment, general intangibles and a pledge of all of the issued and outstanding capital stock owned directly or indirectly by GNA. The Debtors' tolling agreements, inventory, accounts receivable, and other rights to payment and related intangibles are not security for the First Mortgage
Notes. The total amount of principal and accrued interest outstanding on the First Mortgage Notes was approximately $168.2 million as of December 22, 2003.

      Proofs of claim have been filed by The Bank of New York, as trustee and collateral agent under the Indenture dated December 21, 1998, in the amount of $168,947,325.00 (plus amounts presently contingent and unliquidated), in the bankruptcy cases of GNA, GAC, GHC and Technologies (the "Initial Filers"). The Debtors will file claims objections to the extent of any duplication of claims against the Debtors, but not as to GAC or GHC.

      2. Hydro Subordinated Note.

      GNA is indebted to Norsk Hydro as a result of GNA's borrowing $20 million in December 1998 to finance production improvements at the Goldendale Smelter and casthouse, which debt was guaranteed by each of the other Debtors. This debt is secured by a subordinated lien on the same collateral securing the First Mortgage Notes, bears interest at LIBOR as determined at the beginning of each interest period plus 2 percent and is due in December 2005. The total amount of principal and accrued interest due on the Hydro Subordinated Note was approximately $20,560,378 as of December 22, 2003.

      3. Taxing Authorities with Liens.

      Wasco County, Oregon has assessed prepetition taxes against Northwest's and Specialties' real property in the amounts of $583,875.63 and $442,212.47, respectively. The Debtors are currently in the process of evaluating the assessments that form the basis for the tax claims and the resulting real and personal property liens and whether objections to these tax claims are appropriate.

B.    Significant General Unsecured Claims

      1. BPA Claims.

           a. BPA Take-or-Pay Contract.

      The long term take or pay contracts ("LTAs") between GAC and Northwest and BPA expired on September 30, 2001. GNA has a current block power sales agreement with BPA that became effective on October 1, 2001 (the "BPA Take-or-Pay Contract") for 236 megawatts of power through September 30, 2006. Like the LTAs, under the BPA Take-or-Pay Contract GNA is obligated to pay for the power whether it takes it or not; if the power is not taken GNA is obligated to pay liquidated damages equal to the positive difference between the BPA rate and the reasonable market value of the power not purchased. In addition, unlike the LTAs, the BPA Take-or-Pay Contract does not allow GNA to receive revenues from remarketing of the power even if the reasonable market value of the power exceeds the BPA rate.

      In June 2001, at BPA's request the Debtors entered into an amendment to the BPA Take-or-Pay Contract ("Amendment No. 1"), under which for the period from October 1, 2001 through March 31, 2002, GNA agreed not to take delivery of any power and BPA agreed to purchase those 236 megawatts from GNA. BPA made payments directly to GNA for not taking delivery of power. In return, the Debtors agreed to maintain full-time and part-time wages and benefits of union and nonunion employees whose employment was affected by Amendment No.
1. Amendment No. 1 expired on March 31, 2002 and has not been extended or replaced.(5) Following the expiration of Amendment No. 1, GNA has been subject to the take-or-pay provisions of the BPA Take-or-Pay Contract. In most months the reasonable market value of the power has exceeded the BPA rate, but in some months BPA claims the reasonable market value was less than the BPA rate. GNA paid BPA $87,501 in liquidated damages for a portion of May 2002. In addition, BPA has billed GNA $13.2 million for liquidated damages for the period May through September 2002 and an additional $2.6 million for October through December 2002. BPA has referred these bills for collection to the U.S. Treasury Department, which has assessed an additional approximately $3 million for interest and penalties. Action to collect this amount has been suspended by mutual agreement. GNA contests BPA's estimated take-or-pay amount. GNA scheduled the BPA Take-or-Pay Contract claim as disputed in the amount of $16,058,415.00.

           b. BPA Transmission Contracts.

      Beginning at midnight on September 30, 1996, GAC began taking unbundled transmission service (i.e., the service for delivery of electricity over transmission and delivery facilities is separated contractually from the purchase of electricity) from BPA under BPA's Open Access Transmission Tariff. The amount of reserved transmission capacity was scaled up in increments from 222 megawatts (MW) on October 1, 1996 to 297 MW from February 1, 1998 through April 30, 2015. BPA and GNA entered into the formal BPA/GAC Transmission Contract(6) on February 23, 1999 to provide for such service.

      Northwest began taking unbundled transmission service with 169 MW of reserved transmission capacity from BPA beginning at midnight September 30, 1996 through March 31, 2015. BPA and Northwest entered into the formal BPA/Northwest Transmission Contract(7) on June 23, 1998 to provide for such service.

      By letter dated September 23, 2002, GAC, Northwest, GNA and BPA's Power Business Line notified BPA's Transmission Business Line that pursuant to the terms of BPA's Open Access Transmission Tariff, effective as of October 1, 2002, GAC and Northwest had assigned 116 MW of Reserved Capacity to GNA through March 31, 2015, and had assigned the remainder of the Reserved Capacity under the BPA/GAC Transmission Contract and BPA/Northwest Transmission Contract, a total of 350 MWs, to BPA's Power Business Line.
This assignment reduced the Reserved Capacity under the BPA/GAC Transmission Contract and the BPA/Northwest Transmission Contract to 0 MW each. In addition, GNA assumed the obligations of GAC and Northwest to pay when due any


----------------------
(5) Amendment No. 2 to the BPA Take-or-Pay Contract, dated January 10, 2003, requires GNA to pay in advance of delivery for all power purchased under the BPA Take-or-Pay Contract, and does not address the take-or-pay provisions referenced above.

(6) "BPA/GAC Transmission Contract" refers to that certain Service Agreement for Point-to-Point Transmission between BPA and GAC dated February 23, 1999 and effective as of 2400 hour on September 30, 1996 (Service Agreement No. 96 MS-96109) as modified by Revision 3 to Exhibit A and Revision 1 to Exhibit B dated September 26, 2002.

(7) "BPA/Northwest Transmission Contract" refers to that certain Service Agreement for Point-to-Point Transmission between BPA and Northwest dated June 23, 1998 and effective as of 2400 hour on September 30, 1996 (Service Agreement No. 96-96111) as modified by Revision 5 to Exhibit C and Revision 2 to Exhibit G, dated September 26, 2002.

outstanding bills for transmission service to GAC and Northwest through September 30, 2002. On September 26, 2002, BPA and GNA entered into the BPA/GNA Transmission Contract,(8) effective October 1, 2002, with a Reserved Capacity of 116 MW through March 31, 2015 by which, among other things, GNA assumed the obligation to pay the UFT Facilities Charges associated with the Harvalum and Harvey substations.

      On April 25, 2003, BPA and GAC entered into Revision 1 to Exhibit A to the BPA/GNA Transmission Contract, effective on May 1, 2003, to reflect the assignment from GNA to BPA's Power Business Line of all 116 MW of the Reserved Capacity under the BPA/GNA Transmission Contract. Under this Revision, the reserved transmission capacity for GNA was reduced to 0 MW, and GNA's monetary obligations under the BPA/GNA Transmission Contract was limited to paying UFT charges of approximately $47,000 per month.

      Following initiation of bankruptcy proceedings by the Initial Filers and with approval of the Court, BPA and GNA closed the purchase from BPA by GAC and Northwest, respectively, of the low-voltage facilities at the Harvalum substation used exclusively to deliver electricity to the Goldendale Smelter and the entire Harvey substation in exchange for certain land on which the Harvalum substation is located and other consideration. By this transaction, GNA was relieved, effective on January 1, 2004, of its obligation under the BPA/GNA Transmission Contract to pay UFT charges to BPA.

      BPA filed the following claims arising from pre-petition service under the Transmission Contracts described above:

      BPA submitted final bills to GAC under the BPA/GAC Transmission Contract for transmission service in August and September 2002 of $513,540 and $260,710, respectively. Neither bill has been paid. Consequently, BPA filed a proof of claim for the unpaid amount (plus $27,227.42 in pre-petition interest) of $801,477.42 against GAC. Because GNA agreed in its letter of September 23, 2002 to BPA, to assume GAC's and Northwest's unpaid obligations, BPA also filed a proof of claim for the same $801,477.42 against GNA.

      BPA submitted final bills to Northwest under the BPA/Northwest Transmission Contract for transmission service in August and September 2002 for $227,260 and $231,751, respectively. Neither bill has been paid. BPA filed a proof of claim against GNA under the September 23, 2002 assumption letter for $474,244.52 representing the unpaid bills of Northwest plus pre-petition interest of $15,223.52.

      The Debtors do not dispute an outstanding single obligation of $801,477.42 for services provided under the BPA/GAC Transmission Contract and they do not dispute an outstanding obligation of $474,244.52 for services provided by BPA under the BPA/Northwest Transmission Contract.

      BPA also filed a proof of claim against the Debtors for $540.13 for Power Factor Penalty charges accrued in November 2003 and December 1 through 19, 2003 under the BPA/GNA Transmission Contract. This claim is undisputed.


---------------------
(8) "BPA/GNA Transmission Contract" refers to that certain Service Agreement for Point-to-Point Transmission Service between BPA and GNA dated September 26, 2002 (Service Agreement No. 02TX-11262) as modified by Revision 1 to Exhibit A and Revision 1 to Exhibit B, dated April 25, 2003.

      2. USWA Claims.

      The USWA filed proofs of claim against GNA (in an unliquidated amount in excess of $50,000,000, all of which is asserted as an Unsecured Claim) and GAC (in an unliquidated amount in excess of $50,308,900.40, of which at least $8,900.40 is asserted to be a Priority Claim and the balance as an Unsecured Claim) on behalf of itself and certain employees and former employees (and surviving spouses) of GAC for amounts that may be owing under the USWA Agreement. The USWA asserted priority status for the relevant portion of its claim against GAC pursuant to Sections 507(a)(1), 507(a)(3), 507(a)(4), 1113 and 1114 of the Bankruptcy Code. The Debtors deny that the USWA and/or the employees represented by the USWA are presently entitled to payments under the USWA Agreement and deny that the USWA and/or employees represented by the USWA would be entitled to priority of payment for sums that might be owed under the USWA Agreement. The USWA's claim based on breach of the USWA Agreement will not be an allowed claim entitled to distributions contemplated by the Plan. The Plan provides that a condition to its effectiveness is the withdrawal or waiver on or before the Effective Date of the USWA's claim in consideration of the satisfaction of all conditions precedent to the effectiveness of the New Union Contracts (other than any condition relating to the effectiveness of the Plan).

C.    Other Creditors

      1. Metal Exchange.

      Metal Exchange Corporation filed suit against Northwest in state court in St. Louis, Missouri in November 2003 alleging breach of an agreement to pay commissions to Metal Exchange in perpetuity on business transacted between Northwest and Walter Kidde Company as compensation for assisting Northwest to secure the business of Walter Kidde Company in 1989. Damages sought by Metal Exchange have not been quantified in the pleadings but would be significant if Metal Exchange were to prevail. Northwest has denied any liability to Metal Exchange and believes that any obligation that it had to compensate Metal Exchange for its services has been fully satisfied. This matter has been stayed by Northwest's bankruptcy proceeding.

      2. Reliant Building Products, Inc.

      On or about December 18, 2000, Reliant Building Products, Inc. ("Reliant") filed an adversary proceeding against Northwest in the Northern District of Texas Bankruptcy Court Case No. 00-3604, seeking recovery of approximately $710,000.00 in alleged preferential transfers, interest on the preferences from the dates of transfer, disallowance of all claims of Northwest, and reasonable attorney's fees and costs incurred in the litigation. Northwest has asserted that the payments received during the preference period were prepayments for aluminum product that was subsequently shipped to Reliant and that the value of the product shipped exceeded the amount of the prepayments. On January 8, 2004, the Court entered an Order to Show Cause why the adversary proceeding should not be dismissed for want of prosecution, noting that there had been no activity in the case for a period in excess of 20 months. Reliant had twenty days from the date of the Order to respond in writing. On February 6, 2004, nine days after the Court's deadline for responding, Alenco Holding Corporation ("Alenco"), on behalf of Reliant, filed a Motion to Retain Adversary Proceeding and Response to Order to Show Cause ("Motion to Retain"). Alenco conceded in its Motion to Retain that "[a] preliminary review of documents produced by the Defendant in response to discovery requests seemed to support the Defendant's argument that most of the payments were `prepayments'." On February 13, 2004, Northwest filed a response in opposition to Alenco's Motion to Retain. No action has been taken by the Court since the entry of the Order to Show Cause.

      3. Employees.

      At the time the Initial Filers commenced their bankruptcy cases, GAC filed, as part of the "first day" motions, a Motion for Authority to Pay Accrued Employee Obligations and Authorizing and Directing Banks to Honor Payroll and Expense Checks (the "GAC Employee Obligations Motion"). The GAC Employee Obligations Motion was granted on December 30, 2003, and the Court authorized the payment of $34,152.75 for pre-petition employee obligations to the GAC employees. A similar motion was filed upon commencement of the bankruptcy cases of Northwest and Specialties (the "Northwest Employee Obligations Motion"). Under the Northwest Employee Obligations Motion, the Court authorized the payment of $129,825.20 for pre-petition employee obligations to the Northwest and Specialties employees. Currently, it is estimated that an additional $49,862.23 will be paid under the Plan to satisfy the remaining Allowed Priority Claims of Northwest and Specialties employees and an additional $23,167.39 will be paid to GAC employees on account of employment claims that are designated as GAC Trade Claims. These amounts may be further reduced to the extent the employees take some or all of their accrued vacation prior to the Effective Date.

      4. Trade Debt.

      As of December 22, 2003, trade debt attributable to GNA, GAC and Technologies, excluding the BPA and employee priority claims discussed above, amounted to approximately $2,271,750. The largest of these creditors were Hydro Aluminum Metal Products North America ($1,605,069.00 - disputed), Dewey Ballantine LLP ($116,786.69 - disputed), Kramer Levin Naftalis & Frankel LLP ($103,480.57), Heller Ehrman White & McAuliffe ($37,458.80) and Andrew Alexander & Associates ($77,868.45). As of November 10, 2004, trade debt attributable to Northwest and Specialties, excluding the BPA and employee priority claims discussed above, amounted to approximately $724,059.92 for Northwest and $516,672.00 for Specialties. The largest of these creditors were Reliant ($709,976.82 related to the alleged preference claim, which is disputed)(9), US Magnesium LLC ($77,306.40), Northern Wasco County PUD ($73,281,03), and Quantum Resource Recovery LLC ($32,662.80), and Hydro Aluminum Metal Products North America ($23,819.10).

      5. GAC Retirement Plan.

      The GAC Retirement Plan owns all the issued and outstanding preferred stock of GHC which in turn owns all the common stock of GAC. At present, the Debtors are not indebted to the GAC Retirement Plan and the GAC Retirement Plan is not a creditor of any of the Debtors. Similarly the GAC Retirement Plan Participants are not creditors of any of the Debtors. However, the GAC Retirement Plan Participants may have the ability to assert claims against the GAC Retirement Plan Fiduciaries for failure to properly fulfill their duties as plan fiduciaries. The GAC Retirement Plan Fiduciaries in turn are entitled to indemnification from loss or liability on such claims from GAC.


-----------------------
(9) Absent the claims of Reliant and Metal Exchange Corporation, Northwest's trade debt is approximately $14,083.10, which consists largely of non-priority wage claims.

      6. Alumco Funding Note Claim.

      In February 2002, GAC and Northwest entered into an agreement to borrow funds from a subsidiary of NWED, Alumco Funding LLC ("Alumco Funding"). GAC and Northwest were given a credit facility of $14.9 million pursuant to the Optional Advance Subordinated Promissory Note, dated as of February 22,
2002. This debt bears interest at LIBOR plus 2.5% and is subordinated to the First Mortgage Notes. Principal and interest are payable on the earliest of
(a) the closing by GNA of a commercial revolving credit facility, (b) the occurrence of an event of default under the First Mortgage Notes, or (c) December 31, 2003. The total amount of principal and accrued interest outstanding as of December 22, 2003, was approximately $15,976,331.

      7. Intercompany Claims.

       Claims between and among the Debtors, Alumco Funding and GAC total $122,544,353.00 and are shown in the books of those entities as follows:

      GAC to GNA                    $92,509,038.00

      GNA to Alumco Funding         $14,900,000.00

      GAC to Northwest              $ 9,212,957.00

      Technologies to GNA           $ 4,761,412.00

      Technologies to GAC           $ 1,160,944.00

Such claims have been shown without offset or reduction for any defense that might be available to the obligee with respect to a particular intercompany account, all of which are preserved, except as described in the following paragraph.

      The obligation of GNA to Alumco Funding and the obligation of Technologies to GNA are extinguished under the Plan. The claims of GNA and Northwest against GAC are preserved, and the obligation of Technologies to GAC will be classified as a Class Ten Claim and accorded the treatment provided to such class by the Plan.

                VII. SUMMARY OF MAJOR EVENTS IN CHAPTER 11 CASES

A.    Commencement of the Chapter 11 Cases

      On December 22, 2003 (the "Petition Date"), the Initial Filers filed their voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. On that same day, the Initial Filers filed a motion to administratively consolidate Cases 03-44107 (GNA), 03-44108 (GHC), 03-44109
(GAC), and 03-44110 (Technologies), which the Court granted on December 30, 2003. The Chapter 11 cases were assigned to the Honorable Randall L. Dunn, United States Bankruptcy Judge for the District of Oregon.

      On November 10, 2004 (the "Second Petition Date"), Northwest and Specialties filed their voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. On that same day, the Debtors filed a motion to administratively consolidate Cases 04-42061 (Northwest) and 04-42059 (Specialties) with the Initial Filers' cases, which the Bankruptcy Court granted on November 12, 2004. The Cases are jointly administered under Bankr. Case No. 303-44107-rld11.

      Since the Petition Date, the Initial Filers have continued to operate their businesses and/or manage their properties as debtors-in-possession under Sections 1107(a) and 1108 of the Bankruptcy Code. Since the Second Petition Date, Northwest and Specialties have continued to operate their businesses and/or manage their properties as debtors-in-possession under Sections 1107(a) and 1108 of the Bankruptcy Code.

B.    First Day Orders

      On or shortly after the Petition Date and the Second Petition Date, the Court entered several orders to help the Debtors stabilize their day-to-day business operations. These orders were designed to allow the Debtors to continue their operations with minimum disruptions and dislocations, and to ease the strain on their relationships with their employees and creditors. Included among the orders entered by the Court were orders (a) authorizing GAC, Northwest and Specialties to pay accrued employee obligations and authorizing and directing banks to honor payroll and expense checks; (b) ensuring continued utility service pursuant to 11 U.S.C. ss. 366; (c) allowing Northwest and Specialties to maintain their current cash management system and bank accounts; and (d) authorizing Specialties to incur post-petition debtor-in-possession financing on an interim basis.

C.    Committees

      The Bankruptcy Code requires the appointment of a committee of creditors holding unsecured claims to represent the interests of all such creditors. Additional committees may be appointed if necessary to assure adequate representation of creditors or stockholders. In this Case, the U.S. Trustee appointed an Official Committee of Unsecured Creditors (the "Committee") on January 21, 2004. The Committee consists of representatives from among the largest of GNA's, GAC's, GHC's and Technologies' undersecured creditors, trade creditors and GAC's employees through the USWA. Members of the Committee are:

                  Harbert Distressed Investment Master Fund, Ltd.

                  The Bank of New York as Indenture Trustee

                  Norsk Hydro North America, Inc.

                  United Steelworkers of America, AFL-CIO-CLC

                  Precision Industrial Constructors, Inc.

                  Silver Point Capital Fund, L.P.

      The Court has authorized the Committee to employ the following professionals: (1) Miller Nash LLP (bankruptcy counsel) and (2) FTI Consulting, Inc. (financial advisors).

      On December 21, 2004, following the bankruptcy filings of Northwest and Specialties, the United States Trustee filed a statement concerning the inability to appoint a committee of unsecured creditors in the Northwest and Specialties cases only, on the grounds that eligible creditors have not expressed a willingness to serve on a committee.

D.    Retention of Professionals

      Following the Petition Date, the Court entered orders authorizing the Initial Filers to retain, among others: (a) Stoel Rives LLP ("Stoel Rives") as bankruptcy and reorganization counsel; (b) Perkins & Company ("Perkins") as accountants; (c) Murphy & Buchal LLP ("Murphy & Buchal") as Special Counsel; (d) Lane Powell Spears Lubersky ("Lane Powell") as Special Counsel and Conflicts Counsel as appropriate; and (e) Andrew Alexander & Associates as Patent Counsel. Following the commencement of the Northwest and Specialties bankruptcy cases, the Court amended the retention orders for Stoel Rives, Perkins and Lane Powell to allow these professionals to represent Northwest and Specialties. In addition, Northwest filed applications seeking authorization to employ Brown & Carls, L.L.P. and Heller Ehrman White & McAuliffe LLP as special counsel in connection with certain pending litigation matters in which Northwest is the plaintiff and seeking the retention of Poorman-Douglas Corporation ("Poorman") as their agent for notice, balloting, solicitation, and claims processing.

E.    Sales of Assets

      No significant asset sales have occurred since the beginning of these bankruptcy cases. The Debtors have continued to dispose of excess raw materials pursuant to contracts of sale with Columbia Falls Aluminum Company and BP West Coast Products, LLC, the proceeds from which totaled approximately $1,450,000 as of September 30, 2004.

      Pursuant to the Court order dated February 6, 2004 authorizing sale of inventory outside the ordinary course of business, the Debtors sold 1,996 metric tons of alumina to Glencore, Ltd. at $275 per metric ton.

      Pursuant to Court authorization dated February 13, 2004, no objections having been filed, the Debtors sold 1,197 metric tons of bath material at $125 per ton to Leeds Northwest, an unaffiliated third party. This transaction also had the salutary effect of relieving the Debtors from monthly warehouse payments of $3,000 per month.

      The Debtors also obtained authorization to sell certain real property on which the BPA's Harvalum Substation is located, to grant various easements related to the operation and maintenance of the Harvalum Substation and to purchase at the same time the BPA's low-voltage substation facilities at the Harvalum Substation and the entire Harvey Substation. The only payment involved in the transaction is payment of $75,000 by Northwest to BPA, which amount will be funded by a donation from NWED. The immediate effect of this transaction relieved GNA of an obligation to pay BPA approximately $46,267 per month of UFT charges. It will also relieve GNA of BPA claims for unrecoverable costs in excess of $3,600,000.

F.    Executory Contracts

      The Debtors rejected the contract for employment between Technologies and Craig Brown, as manager of research, on the basis that the employment of Mr. Brown was prohibitively expensive for the Debtors and continuing the contract was not in the best interests of the bankruptcy estates. Rejection of the employment contract was confirmed by order of the Court.

      At the inception of these bankruptcy proceedings, the Debtors also sought and the Court entered an order authorizing GAC to assume specific executory contracts with Columbia Falls Aluminum Company and BP West Coast Products, LLC relating to the sale of certain excess raw materials including coal tar pitch and calcined coke which were unnecessary for the Debtors' continued operations. No other executory contract of the Debtors has been assumed or rejected during the pendency of these bankruptcy proceedings.

      The Debtors also obtained an order of the Court extending the deadline under the Bankruptcy Code Section 365(d)(4) for assumption or rejection of unexpired leases of non-residential real property until the effective date of a confirmed plan of reorganization.

G.    Specialties DIP Credit Facility

      On November 15, 2004 the Court entered an order approving the Specialties DIP Facility, which is provided by the Lead Investors as Specialties DIP Lenders. The facility is in the principal amount of $2,500,000, of which $1,500,000 became available on entry of an interim order and the balance of which became available upon entry of the Specialties DIP Facility Final Order on December 9, 2004. The obligations under the facility are secured by a first priority security interest in the inventory, accounts, tolling agreements and related payment rights and certain deposit accounts of Specialties; bear interest at the prime rate of interest announced from time to time by U.S. Bank National Association plus 1.5%; and are due on the earliest to occur of the effective date of a confirmed plan of reorganization, the occurrence of an event of default (as defined in the Specialties DIP Facility loan documents) or April 14, 2005. The loan documentation contains customary representations and warranties, covenants and events of default, and the loan agreement is an exhibit to the motion to approve the financing and the interim financing order, both of which are on file with the Court. In consideration of the credit available under the facility Specialties paid the lenders a non-refundable closing fee of $300,000 and nominal closing and monthly fees to Wilmington Trust Company, which acts as administrative agent for the lenders.

H.    Goldendale Independent Person Appointed for GAC and GHC

      Pursuant to an order dated December 23, 2004 the U.S. Trustee appointed Peter McKittrick to serve as an the Goldendale Independent Person for GAC and GHC. The Court's order instructed the Goldendale Independent Person to (i) review the analysis and conclusions of the Debtors' special counsel regarding the validity and enforceability of the First Mortgage Liens against and security interests in the assets of GAC and make such further investigation as he determines to be reasonably necessary to ascertain independently whether there is any substantial basis for concluding that the First Mortgage Liens are not valid and enforceable first priority liens on substantially all assets of GAC other than tolling agreements, inventory, accounts receivable, and other rights to payment and related intangibles, (ii) determine independently whether the officers and directors of the Debtors exercised reasonable business judgment in deciding that GAC and GHC would not be reorganized under or be participants in this Plan, and (iii) determine independently whether enforcement of the First Mortgage Liens by foreclosure or a transfer in lieu thereof for the purpose of acquiring the Goldendale Smelter and substantially all other assets of GAC as contemplated by the Plan
is not fundamentally unfair to GAC, GHC or their creditors.   The Debtors may
request that the Goldendale Independent Person undertake additional investigations and evaluate proposed transactions and claims that may affect GAC, provided that the Debtors first consult with counsel for the Committee, and obtain an order of the Court expanding the scope of the Goldendale Independent Person's duties.

      The order directing the appointment of the Goldendale Independent Person further instructs him to file and serve on counsel for each of the Plan Proponents and for the U.S. Trustee a written report of his findings and conclusions with respect to the matters described in paragraph (ii) above on or before February 1, 2005.

      If the Goldendale Independent Person reports to the Court that the proposed terms of the Smelter Acquisition are fair to GAC and GHC, then GNA shall cause the GAC and GHC bankruptcy cases to be dismissed promptly following the closing of the Smelter Acquisition (and following such further actions as may be specifically agreed to by GNA and the Goldendale Independent Person and authorized by the Court), and there shall be no further or separate administration of the GAC and GHC bankruptcy estates.

      The order directing the appointment of the Goldendale Independent Person provides that the Goldendale Independent Person and any professionals retained by him pursuant to an order of the Court shall be compensated pursuant to Section 330 of the Code with total compensation not to exceed $50,000 without prior approval of the Court. Payment of such compensation shall be funded first from liquid assets available to GAC, to the extent such liquid assets consist of collateral securing the First Mortgage Notes, and if such assets are unavailable or insufficient, then from funds available from the Specialties DIP Facility, to the extent available thereunder. The Reorganized Debtors and Holdco shall not be obligated to compensate the Goldendale Independent Person for services rendered after the Effective Date or a conversion of the GAC bankruptcy case to a case under Chapter 7, whichever occurs first.

I.    Declaratory Judgment Action Against IRS

      On November 23, 2004 the IRS issued two Notices of Proposed Adjustment on Form 5701 (the "NOPAs") regarding GNA. The NOPAs propose adjustments to GNA's income to include (i) $53,428,183 of income in 2000, or in the alternative to include $25,974,530 of income in 2001, in connection with certain power remarketing arrangements involving Northwest in 2000, and (ii) $137,859,833 of deemed dividend income in 2001 in connection with certain power remarketing arrangements involving GAC in 2000. On December 20, 2004, GNA and Northwest filed with the Bankruptcy Court a complaint for determination of tax liability and declaratory relief (the "Declaratory Action") naming IRS, and Wilcox as defendants and requesting a determination that neither GNA nor Northwest has any liability for the matters described in the NOPAs because the Debtors are pass-through entities for federal income tax purposes.

                           VIII. SUMMARY OF THE PLAN

      The Debtors expect that, under the Plan, holders of all Classes of Unsecured Claims will receive distributions with a value in excess of that which they would receive if the Debtors' assets were liquidated under Chapter 7 of the Bankruptcy Code. While the holders of the Debtors' common stock are not entitled to a recovery under the Plan, this treatment is consistent with the result that would be obtained if the Debtors' assets were liquidated under Chapter 7 of the Bankruptcy Code.

A.    Summary of Claims and Classes

      1. Unclassified Claims.

      The Bankruptcy Code does not require classification of claims that are required to be paid in full, including, without limitation, the actual and necessary costs of preserving the Debtors' estates and operating their businesses after the commencement of the Cases. In the Cases, unclassified claims include administrative expenses for fees of persons rendering professional services to the Debtors. Also included among the unclassified claims are the Allowed Priority Tax Claims against the Debtors. GAC Trade Claims are unclassified not because they are to be paid in full, but because they are not Claims for which the Debtors are liable. Although holders of GAC Trade Claims are treated for most purposes under the Plan as if they were holders of classified Claims, they are not entitled to vote for acceptance or rejection of the Plan under any Class.

      2. Class One.

      Certain Priority Claims against the Debtors are required under the Bankruptcy Code to be classified. Class One consists of all Allowed Priority Claims. Allowed Priority Claims entitled to priority distribution under the Bankruptcy Code in this case consist principally of certain claims for wages and other employee benefits, up to maximum of $4,650 for each individual employed by GNA and Technologies, and up to a maximum of $4,925 for each individual employed by Northwest and Specialties. See Section VI entitled:
"Analysis of Pre-Petition Debt." The Debtors believe that some of these Claims have been paid.

      3. Class Two.

      Class Two is divided into two sub-classes:  Class Two A and Class Two
B. Class Two A consists of the Allowed Secured Claims of the First Mortgage Noteholders. Class Two B consists of the Allowed Secured Claims of Wasco County, Oregon in respect of ad valorem property taxes.

      4. Class Three.

      Class Three consists of all Allowed Unsecured Claims other than De Minimis Claims, Convenience Claims, Specialties Operating Claims and Intercompany Claims. Class Three also does not include (i) GAC Trade Claims, although certain Allowed GAC Trade Claims may be treated as if they were Class Three Claims or (ii) Goldendale Claims, although certain Allowed Goldendale Claims may be treated as if they were Class Three Claims. Class Three includes the Hydro Subordinated Note Claim, Allowed Specialties Impaired Claims, any Allowed GAC Retirement Plan Claims, and Allowed Unsecured Claims of the First Mortgage Noteholders, including any Claims arising from the rejection or cancellation of the Indenture.

      Notwithstanding that the Indenture Trustee has submitted a single Claim for amounts relating to the First Mortgage Notes under the Indenture, the Indenture Trustee may not vote on behalf of any of the First Mortgage Noteholders for purposes of voting to accept or reject the Plan. Rather, each Record Holder of a First Mortgage Note on the Voting Record Date established by the Court shall submit a ballot in accordance with the Voting Procedures Order.

      Any and all GAC Retirement Plan Claims, whether filed by the GAC Retirement Plan, a GAC Retirement Plan Participant, or a GAC Retirement Plan Fiduciary, shall be treated as Claims on behalf of the GAC Retirement Plan for the benefit of all GAC Retirement Plan Participants, not as direct Claims of the Persons asserting them. The Debtors believe this treatment is consistent with applicable nonbankruptcy law (the Employee Retirement Income Security Act of 1974, as amended) and the terms of the GAC Retirement Plan. Any GAC Retirement Plan Claims that are provisionally allowed for Plan voting purposes will be counted as a single vote of the GAC Retirement Plan to reject the Plan as to GNA, unless the Court orders otherwise for cause shown. No ballot shall be required for the deemed voting of any provisionally allowed GAC Retirement Plan Claims.

      For purposes of determining whether the Plan has been accepted by the requisite number and amount of Class Three Claims, the ballots of Class Three Claimants of each of the Debtors shall be separately tabulated and reported to the Court pursuant to Local Bankruptcy Rule 3018-2.C. A separate ballot must be used to accept or reject the Plan with respect to each Class Three Claim against each Debtor, and if a Claimant holds Class Three Claims against more than one Debtor (e.g., on account of a joint and several obligation or on account of a guarantee by one Debtor of another Debtor's obligation), each such Claim must be voted separately, provided, however, that the each First Mortgage Noteholder will receive a single ballot for voting its Class Three Claims against the Debtors, and such ballot will be counted as a vote to accept or reject the Plan as to all four of the Debtors.

      5. Class Four A.

      Class Four A consists of all Allowed Convenience Claims. The First Mortgage Noteholders, the Hydro Subordinated Note Claim, GAC Retirement Plan Claims, and Intercompany Claims do not have a right to elect Class Four A treatment. Holders of GAC Trade Claims and Goldendale Claims may elect Class Four A treatment, though they cannot vote on the Plan. For purposes of determining whether the Plan has been accepted by the requisite number and amount of Class Four A Claims, the ballots of Class Four A Claimants of each of the Debtors shall be separately tabulated and reported to the Court pursuant to Local Bankruptcy Rule 3018-2.C. A separate ballot must be used to accept or reject the Plan with respect to each Class Four A Claim against each Debtor, and if a Claimant holds Class Four A Claims against more than one Debtor (e.g., on account of a joint and several obligation or on account of a guarantee by one Debtor of another Debtor's obligation), each such Claim must be voted separately.

      6. Class Four B.

      Class Four B consists of all Allowed De Minimis Claims. The First Mortgage Noteholders, the Hydro Subordinated Note Claim, GAC Retirement Plan Claims, and Intercompany Claims do not have a right to elect Class Four B treatment. Holders of GAC Trade Claims and holders of Goldendale Claims may elect Class Four B treatment, though they cannot vote on the Plan.

      7. Class Five.

      Class Five consists of the GNA Interests.

      8. Class Six.

      Class Six consists of the Subsidiary Debtor Interests.

      9. Class Seven.

      Class Seven consists of all Allowed Specialties Operating Claims.

      10. Class Eight.

      Class Eight consists of all Intercompany Claims.

      11. Class Nine.

      Class Nine consists of all Allowed Goldendale Claims.

      12. Claims Against Multiple Debtors.

      Claims against two or more Debtors (whether as co-obligors, primary and secondary obligors, or otherwise) or against one or more of the Debtors and either or both of GAC and GHC on account of the same Claim are treated for distribution purposes under the Plan as a single Claim (which may be an Allowed Claim, a Disallowed Claim, or a partially Allowed Claim) and as Disallowed Claims to the extent of any duplication. Notwithstanding such treatment, Claims against multiple Debtors are entitled to vote and shall be separately tabulated and reported to the Court for purposes of determining whether the Plan has been accepted by the requisite number and amount of Claims of each Class.

B.    Treatment of Unclassified Claims

      Allowed Administrative Expenses and Priority Tax Claims are to be paid in full under the Plan. Holders of the Allowed Administrative Expense Claims (except for the Claims of Professional Persons, which are described more fully below, and Priority Tax Claims) shall be paid in full in cash as soon as practicable after the Effective Date or upon such other terms as may have been agreed upon with such holder. Administrative Expenses that represent liabilities incurred in the ordinary course of business during the Cases shall be paid by the Reorganized Debtors in accordance with their terms.

      Allowed GAC Trade Claims will be paid at the same time and in the same manner as they would be paid if they were Allowed Claims against the Debtors. The holder of each GAC Trade Claim will be given an opportunity to decide whether to participate in the Plan (including the opportunity to make any election applicable to its GAC Trade Claim as if it were a Class Three Claim). As a condition to electing to participate in the Plan in respect of a GAC Trade Claim, each holder of a GAC Trade Claim shall be deemed to assign to Holdco all of such holder's claims against GAC relating to such GAC Trade Claim. The holder of a GAC Trade Claim must make a timely election to obtain the treatment described in this section, except for the holder of a GAC Trade Claim identified in Schedule 1 to the Plan as having been deemed to make such election (either for the convenience of such holder or as a result of its specific agreement with the Plan Proponents).

      The compensation and expense reimbursement of Professional Persons that have not been paid prior to the Effective Date through an interim allowance approved by the Court shall be the subject matter of applications to the Court for allowance awards in the manner prescribed in the Bankruptcy Code. The compensation and expense reimbursement of Professional Persons as allowed by the Court shall be paid in full, within 10 Business Days after the date of the entry of a Final Order allowing such compensation and expense reimbursement.

C.    Treatment of Classes One, Four B and Seven

      1. Class One--Priority Claims.

      Each holder of an Allowed Priority Claim will receive a cash payment equal to the amount of such Allowed Priority Claim on or within 10 Business Days after the later of (i) the Effective Date and (ii) the date upon which such Priority Claim becomes an Allowed Claim, or as otherwise agreed by such Person and the Reorganized Debtor liable for such Claim.

      2. Class Four B--De Minimis Claims.

      Each holder of an Allowed De Minimis Claim will be paid in full in cash on the later of (i) the Effective Date and (ii) the date such Claim becomes an Allowed De Minimis Claim.

      3. Class Seven--Specialties Operating Claims.

      The legal, equitable, and contractual rights of holders of Specialties Operating Claims will, except as provided in Sections 365(e)(1) and 541(c)(1) of the Bankruptcy Code, be unaltered by commencement of Specialties' Case or confirmation of the Plan. Reorganized Specialties will pay all Specialties Operating Claims in the ordinary course of Reorganized Specialties' business, unaffected by commencement of Specialties' Case. Accordingly, the Specialties Operating Claims, which will be unimpaired under the Plan, will not receive any distributions under the Plan on account of such Claims.

      4. Unimpaired Claims.

      Claims in Classes One, Four B and Seven are unimpaired under the Plan, and the holders of such Claims are not entitled to vote to accept or reject the Plan. The Claims in these Classes are deemed to accept the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and shall not be solicited or have any right to vote to accept or reject the Plan.

D.    Treatment of Classes Two A, Two B, Three, Four A, Five, Six, Eight and
      Nine.

      1. Class Two A--Secured Claims of First Mortgage Noteholders.

      On the Effective Date, Holdco will distribute $105,000 in cash, the Indenture Trustee Notes, the New Mortgage Notes and the First Mortgage Noteholders' New Equity Stake on account of the transfer to Holdco of the Secured Claims of the First Mortgage Noteholders; provided, however, that in the event there is any dispute regarding the amount of the Indenture Trustee Fees and Expenses, such cash and Indenture Trustee Notes shall not be distributed until the resolution of such dispute pursuant to Section 7.03 of the Plan. The Indenture Trustee shall retain the $105,000 of cash and the Indenture Trustee Notes in full satisfaction of the Indenture Trustee Fees and Expenses and shall distribute the New

Mortgage Notes and the Holdco Common Stock to the Record Holders of the First Mortgage Notes. To the extent the Indenture Trustee Fees and Expenses include amounts earned by the Indenture Trustee for post-Effective Date fees and expenses, such amounts shall be deemed satisfied exclusively from the $105,000 in cash distributed pursuant to the Plan. Each First Mortgage Noteholder will receive on account of its Allowed Class Two A Claim a Pro Rata share of the New Mortgage Notes and the First Mortgage Noteholders' New Equity Stake.

      2. Class Two B--Secured Claims of Taxing Authority.

      Each holder of an Allowed Class Two B Claim shall receive payment of such Claim in equal semiannual installments over a period not to exceed six years from the date of assessment, with the first installment due on the latest of: (i) the Effective Date, (ii) 30 calendar days after the date on which an order allowing such Claim becomes a Final Order, and (iii) such other time as may be agreed to by the holder of such Claim and the Plan Proponents. Each installment shall include simple interest on the unpaid portion of such Allowed Class Two B Claim, without penalty of any kind, at a per annum interest rate equal to the Prime Rate; provided, however, that the Reorganized Debtors may pay any Allowed Class Two B Claim, or any remaining balance of such Allowed Class Two B Claim, in full, at any time on or after the Effective Date, without premium or penalty. Each holder of an Allowed Class Two B Claim shall retain the liens securing such Claim and its other legal and statutory rights with respect to such Claim. Northwest and Specialties specifically reserve the right to seek a reassessment of the property securing the Class Two B Claims and a redetermination of the amount of tax owed.

      3. Class Three--General Unsecured Claims.

      Each holder of an Allowed Class Three Claim will receive on account of the transfer or deemed transfer to Holdco of its Allowed Class Three Claim a Pro Rata share of the Unsecured Creditors' New Equity Stake; provided, that the distribution in respect of the Hydro Subordinated Note shall be made to the Indenture Trustee for the benefit of the First Mortgage Noteholders.

      4. Class Four A--Convenience Class.

      As soon as practicable after the later of (i) the Effective Date and (ii) the date on which a Claim becomes an Allowed Unsecured Claim, distributions shall be made as follows: (a) each Person holding an Allowed Unsecured Claim in an amount equal to or less than $25,000 and which is not a De Minimis Claim, a First Mortgage Noteholder's Claim, a Hydro Subordinated Note Claim, a GAC Retirement Plan Claim, or an Intercompany Claim shall receive in complete settlement, satisfaction and discharge of its Claim a cash payment equal to 10% of such Allowed Unsecured Claim and (b) each Person holding an Allowed Unsecured Claim in excess of $25,000 that is not a First Mortgage Noteholder's Claim, a Hydro Subordinated Note Claim, a GAC Retirement Plan Claim, or an Intercompany Claim that elects by the Voting Deadline by so indicating on the claimant's ballot (or an election form provided to each holder of a GAC Trade Claim) in a space to be provided therefor to reduce such Allowed Unsecured Claim to $25,000 shall receive in complete settlement, satisfaction and discharge of its Claim a cash payment of $2,500. An election to reduce an Allowed Unsecured Claim is irrevocable and the Person who made such election may not seek treatment or vote as a member of Class Three. All holders of Allowed Unsecured Claims that elect to reduce their Class Three Claims described herein are members of Class Four A for voting and distribution purposes.

      5. Class Five--GNA Interests.

      The holder of the GNA Interests shall not receive any distributions under the Plan on account of such Interests. The holder of the GNA Interests shall retain the GNA Interests, except that pursuant to the Plan, all of GNA's assets and properties (other than the GNA Retained Assets, which the Debtors believe to have no market value) shall be transferred to Holdco on the Effective Date. Accordingly, the Confirmation Order will provide that the holder of the GNA Interests is impaired and will not receive or retain under the Plan on account of the GNA Interests any property having a cognizable value for purposes of section 1129(b)(2)(B)(ii) of the Bankruptcy Code.

      6. Class Six--Subsidiary Debtor Interests.

      GNA will transfer ownership of the Subsidiary Debtor Interests to Holdco on the Effective Date. Such Interests are impaired under the Plan because GNA will not receive any distributions under the Plan on account of the Subsidiary Debtor Interests.

      7. Class Eight--Intercompany Claims.

      On the Effective Date the Intercompany Claims shall be cancelled and shall no longer constitute a liability of, or be enforceable against, any of the Reorganized Debtors.

      8. Class Nine--Goldendale Claims.

      Pursuant to the Plan, if the Goldendale Independent Person reports to the Court that the proposed terms of the Smelter Acquisition are fair to GAC and GHC, then GNA shall cause the GAC and GHC bankruptcy cases to be dismissed and a Goldendale Trustee will not be appointed. If for any reason the Goldendale Independent Person does not report to the Court that the proposed terms of the Smelter Acquisition are fair to GAC and GHC, then each Allowed Class Nine Claim will be treated in the same manner as other Allowed Claims of the same Class or type as such Claim (i.e., as an Administrative Expense Claim, a Secured Claim, an Unsecured Claim, etc.) and each holder of such Allowed Claim will be treated in the same manner as holders of other Allowed Claims of the same Class or type as such Claim except that the Goldendale Trustee (if such a Person is appointed) shall have until 30 days after the date on which such Claim becomes an Allowed Claim (or such later date as the Plan Proponents may agree) to make any elections applicable to an Allowed Claim of such Class or type. The Reorganized Debtors will object to the allowance of the Goldendale Claims on account of the amounts owed by GAC to the Debtors both before and after Petition Date, and on any other proper grounds, whether or not a Goldendale Trustee is appointed. Any Class Nine Claims (in addition to the Class Nine Claim scheduled by Technologies) shall be filed no later than 60 days after the Effective Date or shall forever be barred from recovery against the Debtors, the Reorganized Debtors, Holdco or NSC, any property of the Debtors, the Reorganized Debtors, Holdco or NSC, or any distributions under the Plan.

      9. Impaired Claims and Interests.

      The Claims in Classes Two A, Two B, Three and Four A are impaired under the Plan and are entitled to vote to accept or reject the Plan. The Claims and Interests in Classes Five, Six and Eight will not receive or retain any property under the Plan, are deemed to not accept the Plan pursuant to
Section 1126(g) of the Bankruptcy Code, and shall not be solicited or have any right to vote to accept or reject the Plan. Class Nine Claims that become Allowed

Claims may come within either or both of the foregoing sentences, but are deemed to not accept the Plan, assuming that the Goldendale Trustee is not appointed prior to the deadline for voting on the Plan, and in order for the Court to determine that the treatment of any such Claims is fair and equitable (unless such Claims are resolved pursuant to an order of the Court approving an agreement for the Smelter Acquisition).

E.    Other Provisions of the Plan

      1. Bar Date for Administrative Claims.

      All applications for final compensation for Professional Persons for services rendered and reimbursement of expenses incurred on or before the Effective Date and all other requests for payment of administrative costs and expenses incurred on or before the Effective Date under Section 507(a)(1) or 507(b) of the Bankruptcy Code (except for Claims for Administrative Expenses incurred in the ordinary course of business and claims under 28 U.S.C. ss.
1930) shall be filed no later than 60 days after the Effective Date or forever be barred from recovery against the Debtors, the Reorganized Debtors, Holdco or NSC, any property of the Debtors, the Reorganized Debtors, Holdco or NSC, or any distributions under the Plan.

      Any person requesting compensation or expense reimbursement for making a substantial contribution to the Cases pursuant to Section 503(b)(3), (4) or
(5) of the Bankruptcy Code shall file an application and serve such application on the Debtors, Holdco and the U.S. Trustee no later than 60 days after the Effective Date or forever be barred from recovery against the Debtors, the Reorganized Debtors, Holdco or NSC, any property of the Debtors, the Reorganized Debtors, Holdco or NSC, or any distributions under the Plan. Without limitation to the generality of the foregoing, and without limiting the Lead Investors' right to file any other or further Claim, the Plan Proponents have agreed to support the Lead Investors' application for allowance of an Administrative Expense Claim for a substantial contribution in the Cases of $175,000 in respect of the fees and expenses incurred by the Lead Investors in connection with, among other things, negotiating, funding and implementing this Plan and the Holdco Note Purchase Agreement, which amount was identified by the Lead Investors in early November 2004 as their estimate of the fees and expenses they had incurred through that date.

      2. Surrender of Instruments; Certification of Accredited Investor Status.

      Each holder of an Allowed Claim evidenced by a note or instrument (other than holders of an Allowed Claim based on First Mortgage Notes) shall tender such note or instrument to the Disbursing and Exchange Agent in accordance with written instructions to be provided to such holders by the Disbursing and Exchange Agent as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of the notes and instruments will be effected, and risk of loss and title thereto will pass, only upon proper delivery of such notes and instruments with a letter of transmittal in accordance with such instructions. Except as set forth in the Plan, no distribution will be made to or on behalf of any holder of a Claim evidenced by a note or instrument, unless and until such note or instrument is received or the non-availability of such note or instrument is established to the satisfaction of the Reorganized Debtors.

      On the Effective Date the Indenture Trustee shall deliver to Holdco the global First Mortgage Note to evidence the transfer to Holdco by the First Mortgage Noteholders and the

Indenture Trustee of the First Mortgage Notes, the First Mortgage Noteholders' Claims and the First Mortgage Liens. The Indenture Trustee's failure to surrender or delay in surrendering the First Mortgage Note shall not in any way limit the transfer of any of the foregoing to Holdco or the discharge of the Claim evidenced thereby. A holder of a First Mortgage Note shall not be recognized as an entitlement holder of Holdco Common Stock or New Mortgage Notes issued in respect thereto until such holder has delivered to the Disbursing and Exchange Agent a certification that such First Mortgage Noteholder is or is not an Accredited Investor.

      3. Designation of Officers and Directors.

      On or before the Effective Date, the Initial Board of Directors shall be appointed pursuant to the Holdco Articles, the Plan and the Confirmation Order. After the Effective Date, unless otherwise determined by the Initial Board of Directors, Gene Davis shall be the interim President and Chief Executive Officer of Holdco and each of the Reorganized Subsidiary Debtors, and Wilcox will serve as a consultant to Holdco and the Reorganized Subsidiary Debtors with responsibility for USWA and BPA matters; NWED's energy projects and tolling negotiations; and pursuing strategic merger and acquisition opportunities, all subject to the terms of the Wilcox Consulting Agreement, provided that Wilcox agrees to be retained by Holdco and the Reorganized Subsidiary Debtors after the Effective Date.

      The Initial Board of Directors will consist of five (5) Persons: an individual designated by the USWA; an individual designated by the Committee, who shall be independent of the Lead Investors and the Debtors; and three individuals selected by the Lead Investors immediately prior to the Effective Date. Subsequent Boards of Directors will generally maintain the composition of the Initial Board of Directors, as long as the Lead Investors and their affiliates own a majority of the outstanding Holdco Common Stock and the USWA is the collective bargaining representative of any employees of any employer that is a subsidiary or a division of Holdco, all as set forth in Exhibit D to the Plan. The organizational documents for the Reorganized Subsidiary Debtors will be amended as soon as practicable following the Effective Date to provide that the directors of the Reorganized Subsidiary Debtors shall be a subset of the persons who constitute the Board of Directors.

      4. Wilcox Consulting Agreement; Retirement, Indemnification and Other Agreements.

      On or before the Effective Date, Wilcox and Holdco are expected to enter into the Wilcox Consulting Agreement. Pursuant to the terms of such Agreement, Wilcox will continue to provide certain consulting services for which he will receive consulting fees at an annual rate of $160,000, up to $20,000 reimbursement for medical insurance coverage, and reimbursement of business related expenses. Wilcox will also be granted 25,625 restricted shares of Holdco Common Stock, subject to an anti-dilution adjustment, which shares will not fully vest until the first anniversary of the Effective
Date. Assuming he continues to provide consulting services to Holdco and that Holdco achieves a Smelter Restart and/or certain material financial targets, Wilcox will receive options to acquire additional shares of Holdco Common Stock totaling in the aggregate (including the initial grant of 25,625 shares) 7.5% of the Holdco Common Stock on a fully-diluted basis, all as set forth in Exhibit C to the Plan.

      To the extent that the Debtors have in place as of the Effective Date, or the Plan provides for, employment, retirement, indemnification, and other agreements with their respective current directors, officers, and employees who will continue in such capacities after the Effective Date, or retirement income plans, welfare benefit plans and other plans for such Persons, such agreements, programs, and plans shall remain in place after the Effective Date (other than any executory contracts rejected pursuant to the Plan) and the Reorganized Debtors shall continue to honor such agreements, programs and plans, except (a) as discussed in Article VIII.E.10 below and (b) that (i) all such agreements, programs and plans of GNA shall be assumed by Holdco on the Effective Date and (ii) the retirement income plans, welfare benefit plans and other programs of benefits provided to bargaining unit employees and their spouses and dependents under the Existing Union Contract shall be modified in the manner and to the extent set forth in the New Union Contracts. Subject to the terms of the New Union Contracts, as of the Effective Date the Reorganized Debtors shall have the authority to terminate, amend or enter into employment, retirement, indemnification and other agreements with their active directors, officers, and employees and to terminate, amend, or implement retirement income plans, welfare benefit plans and other plans for active employees.

      5. Certain Anticipated Settlement Agreements with Creditors

      Prior to confirmation, the Plan Proponents anticipate a final settlement with the indicated Claimants and parties in interest identified below, upon receiving approval of the Court, after notice and an opportunity to be heard:

           a. Precision Industrial Contractors, Inc.

      The Disputed Claim of Precision Industrial Contractors, Inc. against GAC in the amount of $996,401.78 shall be an Allowed GAC Trade Claim treated as a Class Three Claim in the amount of $833,000.00, and a Disallowed Claim for all other purposes. Precision Industrial Contractors, Inc. shall not assert and shall be deemed to release any other Claims in the Cases or in the GAC or GHC bankruptcy cases.

           b. Lockheed Martin Corporation.

      The Debtors believe that Lockheed Martin Corporation, as successor by merger to Martin Marietta Corporation ("LMC"), has continuing obligations to the Debtors, GAC and GHC to remediate certain environmental conditions at the Smelters pursuant to the purchase and sale agreements under which LMC disposed of the Smelters, a Settlement Agreement with LMC entered into in 1993, and applicable state and federal law. LMC asserts that it has certain Claims against the Debtors, GAC and GHC relating to the same general
matters.   LMC and the Debtors expect to enter into a separate agreement prior to the Confirmation Date providing as follows:

      (i) Notwithstanding anything in the Plan or the Confirmation Order to the contrary, nothing in the Plan or the Confirmation Order is intended or should be construed to discharge, restrict, expand, or otherwise modify any and all rights and obligations any or all of Holdco, NSC, the Debtors, the Reorganized Debtors, GAC or GHC may have under hazardous substance laws and laws arising from or related to the discharge of hazardous substances at (a) the Dalles Smelter, or
(b) following a Smelter Acquisition, the Goldendale Smelter.

      (ii) Notwithstanding anything in the Plan or the Confirmation Order to the contrary, upon the transfer of the Goldendale Smelter to Holdco, NSC, and/or any subsidiary or affiliate of Holdco (the "Transferee"), the Transferee shall be liable to LMC to the same extent GAC and any successor owner or operator of the Goldendale Smelter is liable as of the date of the transfer for any and all obligations the Transferee may have under hazardous substance laws and laws arising from or related to the discharge of hazardous substances. In addition, the Transferee shall have all the rights and obligations of GAC, its predecessors and successors, under that certain Purchase Agreement among Comalco (U.S.) Holding, Inc., Comalco Limited and Martin Marietta Corporation dated as of September 30, 1984, and that certain Settlement Agreement made as of November 3, 1993 between and among Commonwealth Aluminum Corporation, Comalco (U.S. Holding), Inc., Comalco, Limited, Martin Marietta Technologies, Inc. (formerly named Martin Marietta Corporation), and Columbia Aluminum Corporation.

           c. USWA.

      The USWA has filed unliquidated proofs of claim against GNA for at least $50,000,000.00 (all of which is asserted as an Unsecured Claim) and against GAC for at least $50,308,900.40 (at least $8,900.40 of which is asserted as a Priority Claim and the rest is asserted as an Unsecured
Claim). The USWA proposes to withdraw such Claims and all other Claims against Holdco, NSC, the Debtors and the Reorganized Debtors in consideration for (i) the effectiveness of the New Union Contracts and (ii) the Debtors' agreement to pay in the ordinary course of business any unpaid wage and benefit Claims existing under the Existing Union Contract, including, but not limited to, Claims for vacation pay and medical expenses, and to process all pending grievances under the Existing Union Contract through the grievance and arbitration procedures thereof and to pay in the ordinary course any arbitral award or grievance settlement. The foregoing terms would be applicable to Holdco, NSC, GAC and GHC in relation to the Goldendale Smelter and GAC's pre-petition collective bargaining agreement with the USWA if and to the extent the Smelter Acquisition is consummated.

      At this time the Lead Investors are examining the terms of the settlement with the USWA and have not formally approved it. Both the Lead Investors and the Plan Proponents reserve all rights with respect to the Plan Proponents' ability to enter into the settlement with the USWA without the Lead Investors' express consent.

           d. Hydro.

      Prior to the commencement of these cases, GAC and Hydro Aluminum Metals Products, North America ("Hydro") entered into an Agreement to Toll Convert Alumina into Aluminum (the "Tolling Agreement"). Both GAC and Hydro assert damages against one another stemming from the Tolling Agreement. Although the terms a settlement are not finalized, the Debtors and Hydro are attempting to fashion a settlement pursuant to which GAC would release its claims against Hydro, in exchange for which Hydro would agree to enter into a new tolling agreement with Holdco or NSC following the Smelter Acquisition on terms to be defined, but generally more favorable than Holdco or NSC would otherwise be able to obtain. Such settlement may be subject to review by the Goldendale Independent Person.

      6. Distributions and Disputed Claims.

      All distributions of Holdco Common Stock and cash shall be made by the Disbursing and Exchange Agent as required under the Plan, except that distributions of cash, the

Indenture Trustee Notes, the New Mortgage Notes and the Holdco Common Stock on account of the First Mortgage Noteholders' Claims under the Indenture shall be made by the Disbursing and Exchange Agent to the Indenture Trustee for further distribution pursuant to the Plan. Cash to be distributed on the Effective Date on account of each Claim that is an Allowed Claim as of the Effective Date will be held pending distribution in trust in segregated accounts in the name of the Disbursing and Exchange Agent for the benefit of the holders of such Claims. Holdco Common Stock to be deemed issued and distributed pursuant to the Plan will be issued as of the Effective Date regardless of the date on which it is actually distributed.

      7. No Distributions Pending Allowance.

      No payments or distributions shall be made with respect to any Claim to the extent it is a Disputed Claim unless and until the Disputed Claim becomes an Allowed Claim. In addition, no payments or distributions shall be made on account of a Disallowed Claim or a Claim to the extent that such Claim has been released, withdrawn, waived, settled or otherwise satisfied or paid as of the Effective Date, including, without limitation, payments by third party guarantors, sureties, or insurers, whether governmental or non-governmental. No payments or distributions on account of a Claim shall be made when the payment of or liability for such Claim has been assumed by a third party.

      8. Fractional Shares.

      Distribution of shares of the Holdco Common Stock shall be made only in full shares. No fractional shares shall be distributed even though the relevant calculation may arrive at a number of shares to be distributed to a particular Claimant that includes a fractional amount. When any calculation calls for a distribution of a fractional share, the actual number of shares distributed shall be rounded down to the nearest whole number if the fraction is less than or equal to 0.50 and rounded up to the nearest whole number if the fraction is greater than 0.50. If such rounding would result in the distribution of more or fewer shares of Holdco Common Stock than provided by the Plan for the Unsecured Creditors' New Equity Stake or the First Mortgage Noteholders' New Equity Stake, then the rounding point shall be adjusted up or down to the extent necessary to result in the distribution of the number of shares of Holdco Common Stock provided by the Plan. The determination whether fractional shares exist shall be made by examining the distributions as if made to the Beneficial Holders rather than the Record Holders.

      9. Executory Contracts and Unexpired Leases.

      On the Effective Date, except as otherwise provided in the Plan, all executory contracts and unexpired leases of the Debtors will be assumed in accordance with the provisions of Sections 365 and 1123 of the Bankruptcy Code, provided, however, that any and all executory contracts and unexpired leases that are the subject of a motion to reject filed at or before the hearing on confirmation of the Plan and as to which the Court has issued or subsequently issues an order approving the rejection of such executory contract or unexpired lease shall be deemed rejected pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code. Any and all executory contracts and unexpired leases that are assumed by Reorganized GNA pursuant to the Plan shall be assigned to Holdco on the Effective Date. Any Claims arising out of the rejection of executory contracts or unexpired leases must be filed with the Court within 20 days after the later of the Effective Date and the date the Court enters an order authorizing the applicable Debtor to reject the contract or lease, or such Claims shall be barred forever.

           a. Existing Union Contract.

      The Existing Union Contract will not be assumed or rejected but will be terminated by mutual agreement of the Reorganized Debtors and the USWA in accordance with the terms of the New Union Contracts, which shall become effective on the Effective Date of the Plan. All obligations for the payment of retirement benefits as defined in Section 1114 of the Bankruptcy Code under the Existing Union Contract shall continue without modification.

           b. BPA/GNA Transmission Contract.

      The BPA/GNA Transmission Contract will be assumed by Reorganized GNA and assigned to Holdco on the Effective Date.

      10. Survival of Certain Corporate Indemnification Obligations.

           a. General.

      The Debtors' bylaws (or in the case of Technologies, its operating agreement) contain certain indemnification provisions regarding their officers and directors. Copies of these documents may be requested from Debtors' counsel identified on the first page of this Disclosure Statement. Any obligation or right of a Debtor to indemnify individuals serving as directors and officers of the Debtors immediately prior to the Effective Date (each an "Indemnified Person") pursuant to its articles or certificate of incorporation, bylaws or applicable statutes in respect of any Claims, demands, suits, causes of action, or proceedings, based upon any act or omission related to service with, for, or on behalf of a Debtor at any time prior to the Effective Date, will not be discharged or impaired by confirmation or consummation of the Plan, but will survive unaffected by the reorganization contemplated by the Plan if either (i) the indemnified matter was disclosed in this Disclosure Statement or (ii) the Indemnified Person did not know and could not reasonably have expected that the indemnified matter would be asserted against them. For purposes of the foregoing, whether an Indemnified Person "could not reasonably have expected" that an indemnified matter would be asserted against them shall not require a determination that a matter was more likely than not to be asserted. Any such indemnification obligation of GNA shall be assumed by Holdco on the Effective Date. Notwithstanding the generality of the foregoing, the Reorganized Debtors and Holdco shall not have any obligation to provide indemnity (i) for any liability for income taxes alleged to be payable with respect to the receipt of power remarketing proceeds by GAC or GHC or with respect to any costs or expenses (including attorneys' fees and expenses) relating thereto, or (ii) that would otherwise result from any act or omission to the extent that such act or omission is determined in a Final Order to have constituted negligence, gross negligence, willful misconduct or criminal conduct. In addition, the Reorganized Debtors and Holdco shall not be liable for payment of indemnification claims (including costs of defense) to Indemnified Persons on account of claims arising before the Effective Date in excess of $550,000 in the aggregate, or for the payment of more than $275,000 of such aggregate amount in any calendar year (with any excess amount of indemnification claims to be carried forward to the following calendar year(s)).

      Persons having claims indemnifiable by the Reorganized Debtors and Holdco which survive unaffected by the reorganization, must file a written claim against the Debtor having such indemnity obligation on or before 90 days following the Effective Date or be forever barred from asserting or enforcing such claim, provided, however, that such bar shall not bind any Person that does not (i) receive notice of the terms of this paragraph and
(ii) have a meaningful opportunity to file a claim before such deadline, in each such case consistent with the requirements of constitutional due process.

           b. Disclosure.

      For purposes of Section 9.a(i) immediately above, indemnified matters shall include claims based upon or in any way related to or arising from (i) acts or omissions alleged in litigation identified in this Disclosure Statement, (ii) acts or omissions alleged in litigation identified in any schedule or statement of financial affairs filed in these bankruptcy proceedings by a Debtor or by GAC or GHC, (iii) agreements between one or more Debtor or GAC or GHC and BPA, (iv) environmental contamination of properties of any of the Debtors, GAC, or third parties, including offsite storage facility owners or users, and (v) acts or omissions alleged in pending litigation entitled Goldendale Aluminum Company, Inc., appearing derivatively through Steven Johnston and Darren Goolsby, shareholders v. Brett E. Wilcox, Klickitat County Superior Court Case No. 02-2-00205-1.

      11. Reservation and Preservation of Claims.

      All claims and causes of action arising under the Bankruptcy Code in favor of the Debtors as debtors-in-possession and not resolved on or before the Effective Date, including avoidance actions for preferential and fraudulent transfers under Chapter 5 of the Bankruptcy Code, are specifically preserved under the Plan for the benefit of the Reorganized Debtors. All such claims and causes of action may be asserted, litigated, compromised, or otherwise resolved from the Effective Date until the expiration of the applicable limitations period by Holdco, on behalf of the Reorganized Debtors.

      The Plan Proponents have not identified any significant potential avoidance actions other than possibly preferential payments made by the Debtors to Stoel Rives and to Murphy & Buchal prepetition. Pursuant to the Order Authorizing Debtors-in-Possession to Retain and Employ Stoel Rives as Debtors' Counsel, the Court ordered counsel for the Committee to review the payments made by Debtors to the firms in the 90 days prior to the filing of these cases. Counsel for the Committee has identified certain payments to Stoel Rives, in the amount of $48,228.26,(10) and to Murphy & Buchal, in the amount of $97,945.63, which may be avoidable under Section 547 of the Bankruptcy Code. However, the Committee has not completed its investigation. Both Stoel Rives and Murphy & Buchal assert certain defenses to claims that such payments are avoidable. In connection with its appointment as general bankruptcy counsel for the Debtors, Stoel Rives agreed that if counsel for the Committee determines, upon completion of its investigation, that the payments to Stoel Rives are avoidable, Stoel Rives will repay the appropriate amount to the Debtors without challenge.


--------------------
(10) Of this amount, $7,565.72 was paid to Stoel Rives by GAC. Stoel Rives also received from GNA a payment of $150,000.00 on December 19, 2003, which was deposited into Stoel Rives' Client Trust Account as a retainer for its services as Debtors' bankruptcy counsel. This amount has not been identified by the Committee as a potentially preferential payment.

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

Because Murphy & Buchal was appointed as special counsel to the Debtors, it was not required to and did not make a similar agreement.

      The Plan Proponents have not attempted to identify any possible actions to avoid transfers by Specialties because the Plan provides for the payment in full of the Specialties Operating Claims. Notwithstanding the foregoing, the Debtors do not believe that there are any potential avoidance actions against Specialties or Northwest.

      12. Discharge.

      Except as otherwise expressly provided in the Plan, the confirmation of the Plan shall discharge each of the Debtors effective on the Effective Date from any Claim and any "debt," as that term is defined in Section 101(12) of the Bankruptcy Code, and each Debtor's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or non-liquidated, contingent or non-contingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of the Debtor entered into or obligation of the Debtor prior to the Effective Date or from any conduct of the Debtor prior to the Effective Date, including, without limitation, all interest, if any, on any such Claim or debt, whether such interest accrued before or after the date of commencement of the applicable Debtor's Case, and from any liability of a kind specified in Sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether or not a proof of claim is filed or deemed filed under Section 501 of the Bankruptcy Code, such Claim is allowed under
Section 502 of the Bankruptcy Code, or the holder of such Claim has accepted the Plan.

      13. Releases, Injunctions and Stays.

      Unless otherwise provided, all injunctions or stays provided for in the Cases pursuant to section 105 or 362 of the Code or otherwise extant on the Confirmation Date shall remain in full force and effect until the Effective Date. In addition the following injunctions shall be imposed:

      EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE CONFIRMATION DATE, ALL ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR OTHER DEBT OR LIABILITY THAT IS DISCHARGED OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER THAT IS TERMINATED PURSUANT TO THE TERMS OF THE PLAN ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST HOLDCO, THE DEBTORS AND THE REORGANIZED DEBTORS, OR THEIR RESPECTIVE PROPERTY ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS, DEBTS OR LIABILITIES OR TERMINATED INTERESTS OR RIGHTS: (i) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION OR OTHER PROCEEDING; (ii) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER;
(iii) CREATING, PERFECTING OR ENFORCING ANY SECURITY INTEREST, LIEN OR ENCUMBRANCE; (iv) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO HOLDCO, THE DEBTORS OR THE REORGANIZED DEBTORS; AND (v) COMMENCING OR CONTINUING ANY ACTION, IN ANY

MANNER OR IN ANY PLACE, THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

      14. Conditions to Confirmation.

      The Plan shall be null and void and have no force or effect unless the Court shall have entered an order confirming the Plan in accordance with Chapter 11 (the "Confirmation Order"), which order shall be a Final Order containing the following provisions: (i) except as otherwise provided in the Plan, discharging each Debtor and its successors in interest on the Effective Date from any Claim and any "debt" (as the term is defined in Section 101(12) of the Bankruptcy Code) as described more fully in the preceding section 11 entitled: "Discharge"; (ii) limiting the Debtors' liability for any Claim to the cash and other consideration that the Debtors are required to pay or distribute under the Plan; (iii) declaring that the provisions of the Confirmation Order shall not be severable and are mutually dependent; (iv) declaring that the issuance of the Holdco Notes, the Holdco Common Stock, the New Mortgage Notes and the Indenture Trustee Notes and the recordation of any mortgages shall be free from any and all recordation and transfer taxes; (v) approving and authorizing the Holdco Note Purchase Agreement in substantially the form filed with the Court and authorizing Holdco to issue the Holdco Notes and Holdco Common Stock to the New Investors and the Reorganized Debtors to execute such other documents as the New Investors may reasonably require to effectuate the treatment afforded them under the Holdco Note Purchase Agreement, including the creation of the security interests and liens in favor of the New Investors granted thereby; (vi) approving and authorizing the Specialties Exit Facility in accordance with the terms presented to the Court by the Plan Proponents and authorizing the Reorganized Debtors and NSC to execute such other documents as the Specialties Exit Lender may reasonably require to effectuate the treatment afforded it under the Specialties Exit Facility, including the creation of the security interests and liens in favor of the Specialties Lender granted thereby; (vii) declaring that the Plan Proponents have solicited acceptances of the Plan in good faith and in compliance with the Bankruptcy Code, and that the Plan Proponents and each of their affiliates, agents, directors, officers, employees, advisors and attorneys have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale and purchase of securities offered or sold under the Plan, and therefore are not liable for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale and purchase of securities under the Plan; (viii) declaring that the issuance of the Holdco Common Stock, the New Mortgage Notes, the Indenture Trustee Notes and the Holdco Notes issued under this Plan are exempt from any and all federal and state securities registration requirements; and (ix) approving the releases and injunctions granted and created by the Plan.

      15. Conditions to Effective Date.

      The occurrence of the Effective Date shall be subject to the satisfaction or the waiver by the Plan Proponents (acting jointly) of the following conditions: (i) the Confirmation Order shall be entered and shall be a Final Order; (ii) the satisfaction of all conditions precedent to the closing of the Holdco Note Purchase Agreement and the Specialties Exit Facility; (iii) to the extent the Lead Investors have not directed otherwise, the conversion of NWED from a limited liability company to an Oregon corporation and the transfer to Holdco of all NWED capital stock; and (iv) the satisfaction of all conditions precedent to the effectiveness of the New Union Contracts (other than any condition therein relating to the effectiveness of the Plan) and the waiver or withdrawal of all Claims relating to the Existing Union Contract.

      The Effective Date is not defined in the Plan as a date certain. However, pursuant to the Holdco Note Purchase Agreement, the Lead Investors may decline to purchase the Holdco Notes and Holdco Common Stock if the Confirmation Order is not entered by the Court on or before March 17, 2005 or if all conditions to the occurrence of the Effective Date are not satisfied on or before April 16, 2005. Additionally, the commitment of the Specialties DIP Lenders to fund the Specialties DIP Facility expires on April 15, 2005. The Plan Proponents therefore believe that the Effective Date will occur in advance of these deadlines.

      16. Final Decree.

      The Plan provides that a final decree closing the Cases shall be entered as soon as practicable after the Effective Date, and that nothing in the Plan precludes any Debtor's Case from being closed before the other Debtors' Cases are closed.

F.    Indenture Trustee Charging Lien

      The Indenture Trustee has asserted the right to satisfaction of the Indenture Trustee Fees and Expenses from distributions to the First Mortgage Noteholders. Pursuant to the Plan, on or before the Confirmation Date, the Indenture Trustee shall deliver to counsel to the Lead Investors with copies to the Debtors and the Committee invoices setting forth in reasonable detail all unpaid fees and expenses incurred by the Indenture Trustee in its capacity as trustee under the Indenture, including the fees and expenses of its counsel. The Court will have jurisdiction over any dispute as to whether the Indenture Trustee has established that its fees and expenses are reasonable and compensable under the terms of the Indenture. Until any such dispute is resolved, no cash or Indenture Trustee Notes shall be distributed under the Plan and the Indenture Trustee will not make any distribution to the Record Holders of the First Mortgage Notes. Except as provided in the definition of "Indenture Trustee Fees and Expenses", and notwithstanding anything else to the contrary contained in the Plan or the Indenture, the Indenture Trustee shall not have any right to recover (including out of any distribution to the First Mortgage Noteholders) any fees or internal or out-of-pocket expenses it incurs in performing its obligations or the services required under or related to the Plan or the Indenture.

G.    Hart-Scott-Rodino Act Filing Requirements

      The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended
(the "HSR Act"), requires the parties to certain business combination, acquisition, and/or change-in-control related transactions to provide the U.S. Federal Trade Commission and Antitrust Division of the Department of Justice with certain information about the business of the parties involved and the proposed transaction. Any entity which will receive a distribution of Holdco Common Stock under the Plan that satisfies the tests outlined below may be required, prior to the receipt of such shares, to file a Premerger Notification and report pursuant to the HSR Act. In general, in the absence of an available exemption, if (i) an entity entitled to a distribution of Holdco Common Stock under the Plan would own, at the effective date, Holdco Common Stock that exceeds $15 million in value (i.e., the statutory size of transaction threshold), and (ii) certain jurisdictional tests are satisfied relating to the amount of sales or assets (i.e., the size) of the acquiring person, the HSR Act would require that such entity file a Premerger Notification and Report Form and delay completion of the acquisition of Holdco Common Stock pursuant to the Plan until the expiration of the applicable waiting periods under the HSR Act. The staff of the Premerger Notification Office of the Federal Trade Commission has taken the position that the "debt workout" exemption to the HSR Act, codified at 16 C.F.R. ss. 802.63(a), is not available to entities who desire to exchange debt claims for voting securities of an issuer if such entities acquired the debt claims after the issuer filed for bankruptcy or after they otherwise became virtually certain that the debt of the issuer would be converted into voting securities. Accordingly, such exemption would not apply to such entities and such entities may be required to observe the notification and waiting period requirements of the HSR Act. Recipients of Holdco Common Stock are urged to consult with their legal counsel to determine whether the requirements of the HSR Act will apply to the distribution to such entities of shares of Holdco Common Stock under the Plan.

H.    Votes Solicited in Good Faith.

      The Plan Proponents believe that they have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. Upon confirmation of the Plan, the Plan Proponents shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

           IX. MEANS FOR IMPLEMENTATION OF THE PLAN

A.    Continuation of Businesses

      After the Effective Date, the Reorganized Debtors shall remain in existence and shall continue to operate their businesses subject to their obligations under the Plan. They shall retain all corporate and limited liability company powers allowed under applicable state law, without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable law. Except as otherwise expressly provided in the Plan, on the Effective Date the Reorganized Debtors will be vested with all of the property of their respective estates free and clear of all Claims, liens, encumbrances, charges and other interests of creditors and equity security holders, and may operate their businesses free of any restrictions imposed by the Bankruptcy Code or by the Court.

      The Plan provides that the Court shall retain jurisdiction of the Cases pursuant to and for the purposes set forth in sections 1127(b) and 1141 through 1146 of the Code to enforce the provisions of the Plan and to ensure that the intent and purposes of the Plan are carried out and given effect. Additionally, the Plan provides for the following specific retention of jurisdiction by the Court:

            a.    To consider any modification or amendment to the Plan; and

            b.    to hear and determine:

                  (i) The classification, allowance, and disallowance of Claims and Interests, and any objections thereto, to the extent consistent with the Plan;

                  (ii) All controversies, suits, and disputes, if any, as may arise in connection with the interpretation or enforcement of the Plan;

                  (iii) All controversies, suits, and disputes, if any, as
            may arise with respect to the period before the Effective Date between (a) any Claimant or Interest Holder and (b) a Debtor;

                  (iv) All claims or causes of action which may exist on behalf of a Debtor arising before the Effective Date, whether or not the subject of an action pending as of the Effective Date, to the extent consistent with the Plan, including all claims and causes of action preserved by Section 12.02 of the Plan;

                  (v) Applications for the allowance of compensation and reimbursement of expenses to Professional Persons;

                  (vi) All controversies, suits and disputes, if any, that relate to the Indenture Trustee Charging Lien or the determination of the reasonableness and compensability, under the terms of the Indenture, of the Indenture Trustee Fees and Expenses;

                  (vii) The validity and/or priority of any security
            interests in, liens on, or ownership or other interests in, a Debtor or property of a Debtor, to the extent consistent with the Plan;

                  (viii) Any and all applications, adversary proceedings,
            contested and/or litigated matters pending on the Effective Date;

                  (ix) All controversies as provided for in the Confirmation
            Order;

                  (x) Proceedings to estimate Claims for the purpose of
            allowance;

                  (xi) All proceedings to enforce performance of the Plan against any Person; and

                  (xii) All proceedings regarding the assumption, rejection, assignment, or termination of executory contracts or unexpired leases of a Debtor.

B.    Corporate Restructuring

      On or before the Effective Date, the Lead Investors will cause Holdco to be organized as a Delaware corporation.

      On the Effective Date and after the contributions (or deemed contributions) to Holdco of the Class Two A and Class Three Claims, GNA shall be deemed to have transferred to Holdco all of its assets and properties, including specifically and without limitation the Subsidiary Debtor Interests, but excluding the GNA Retained Assets, in complete settlement, satisfaction and discharge of the Class Two A and Class Three Claims acquired by Holdco (subject to Section 6.04(c) of the Plan). At the request of the Lead Investors (with the Plan Proponents' consent, not to be unreasonably withheld) prior to such transfer GNA will reorganize one or more of the Subsidiary Debtors into limited liability companies.

      On or before the Effective Date, unless the Lead Investors (with the Plan Proponents' consent, not to be unreasonably withheld) direct otherwise, Wilcox will (i) convert NWED from a limited liability company to an Oregon corporation and (ii) transfer to Holdco all NWED capital stock in consideration for the Holdco Common Stock to be issued to him pursuant to the Wilcox Consulting Agreement or otherwise. The Lead Investors (with the Plan Proponents' consent, not to be unreasonably withheld) and Wilcox may agree upon and provide for an alternative structure in connection with the transfer of NWED or its assets to Holdco. In addition, Holdco may form NSC as a Person in such form and jurisdiction as it determines appropriate in connection with the enforcement of the First Mortgage Notes and the First Mortgage Liens after the Effective Date.

      As soon as practicable after the Effective Date, Reorganized GNA shall cause GNA Equipment Holdings, LLC (an Oregon limited liability company wholly owned by GNA that does not own any assets) to be dissolved.

      Wilcox will preserve the corporate existence of Reorganized GNA for at least 30 days following the Effective Date, or such longer period as Holdco may request, and shall cause Reorganized GNA to take such corporate actions as may reasonably be requested by Holdco to implement the Plan. Holdco will provide reasonable assistance to Wilcox in connection with such actions and hold Wilcox harmless from and against all reasonable fees and expenses relating to same, including without limitation reasonable attorneys' and accountants' fees.

C.    Financial Restructuring

      The Plan restructures the Debtors' finances by (i) replacing the First Mortgage Notes with the New Mortgage Notes, the Indenture Trustee Notes and 1,000 shares of Holdco Common Stock (with subsequent anti-dilution adjustments), (ii) distributing 44.9% of Holdco Common Stock (449,000 shares on the Effective Date plus reserving additional shares as additional Class Three Claims are allowed following the Plan's confirmation) in satisfaction of all Allowed Class Three Claims (and those Allowed GAC Trade Claims and any Allowed Goldendale Claims that are treated as Class Three Claims), including the unsecured portion of the debt under the First Mortgage Notes and the Hydro Subordinated Note, and all Allowed GAC Trade Claims and Allowed Goldendale Claims treated as Class Three Claims, and (iii) providing for the sale of $5,500,000 in principal amount of Holdco Notes, which shall be due and payable on March 31, 2010 and accrue quarterly interest at 8% per annum, the first twelve quarters of which may be deferred until the maturity date of the Holdco Notes. This will dramatically deleverage the Debtors' balance sheets and reduce their annual interest expense. The proceeds from sale of Holdco Notes will provide funds necessary to make Plan payments required to be made on the Effective Date and to pay the costs and expenses of maintaining the Smelters and a portion of the costs and expenses of Smelter Restart, and for other working capital purposes of Holdco and its subsidiaries.

      Purchasers of Holdco Notes shall receive fifty-five percent of the Holdco Common Stock (550,000 shares on the Effective Date with subsequent anti-dilution adjustments).

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

      The Reorganized Subsidiary Debtors and NSC will guarantee payment and performance of the Holdco Notes pursuant to separate written guarantees thereof, provided, however, that such guarantee by Reorganized Technologies will terminate automatically, without any further action or consent of the holders of the Holdco Notes, upon the closing of a Permitted Reorganized Technologies Disposition. The obligations of Holdco under the Holdco Notes will be secured by a first priority pledge of the equity interests of NSC and the Reorganized Subsidiary Debtors. The obligations of NSC and the Reorganized Subsidiary Debtors under their guarantees of the Holdco Notes will be further secured by (i) a first lien and security interest on all of their property, plant and equipment and general intangibles (other than general intangibles relating to tolling agreements), subject only to the prior liens securing the Class Two B Claims and any liens on the property acquired pursuant to Section 6.04(b) having priority over the First Mortgage Liens, and (ii) a subordinate lien and security interest on all accounts receivable, inventory and related payment rights and general intangibles, which will be junior to the lien thereon of the Specialties Exit Lender. All of such liens and security interests will be in favor of a Collateral Agent appointed for the benefit of the holders of the Holdco Notes.

      The proceeds of sale of the Holdco Notes will be the primary source of funding for the Plan.

D.    Co-Investment Option

      On the Effective Date and subject to the Holdco Note Purchase Agreement, the Lead Investors will purchase $5,500,000 in principal amount of Holdco Notes minus the aggregate principal amount of all Holdco Notes purchased on the Effective Date by (i) any First Mortgage Noteholders and
(ii) Wilcox.

      The Plan provides for a co-investment right of each eligible First Mortgage Noteholder to acquire a pro rata share of 50% of the Holdco Notes in proportion to such First Mortgage Noteholder's ownership of the total amount of First Mortgage Notes. In order to exercise such an option, the First Mortgage Noteholder must properly complete and sign a counterpart Schedule A-2 to the Holdco Note Purchase Agreement in accordance with the terms of the Holdco Note Purchase Agreement and GNA must receive an irrevocable earnest money deposit not later than three Business Days after the Confirmation Date equal to 10% of the principal amount of the Holdco Notes that the First Mortgage Noteholder proposes to purchase and a duly signed counterpart signature page to the Escrow Agreement in the form attached to the Holdco Note Purchase Agreement. The deposit will become non-refundable and serve as liquidated damages if the First Mortgage Noteholder fails to close its agreed purchase of Holdco Notes, except as provided in section 1.2(b) and (c)(i) of the Escrow Agreement. The deposit will be refunded to the First Mortgage Noteholder in accordance with Section 1.2(c)(ii) of the Escrow Agreement in any event if the closing of the sale of the Holdco Notes has not occurred by June 30, 2005 (unless the First Mortgage Noteholder agrees otherwise).

      In addition, the Plan provides for an option by Wilcox to acquire, on and subject to the terms of the Holdco Note Purchase Agreement, up to 15% of the Lead Investors' respective allocations of the Holdco Notes, after giving effect to any purchase of Holdco Notes by the First Mortgage Noteholders (including a deemed co-investment by the Lead Investors). In order to exercise this option, Wilcox must deliver to GNA not later than four Business Days after the Confirmation Date a completed and signed Schedule A-3 to the Holdco Note Purchase Agreement together with an irrevocable earnest money deposit which will be held on terms substantially identical to those governing deposits by eligible First Mortgage Noteholders referred to in the immediately preceding paragraph. If Wilcox exercises such option, Holdco will issue the appropriate amount of Holdco Notes (and Holdco Common Stock issued in connection therewith) directly to Wilcox on the Effective Date upon his payment therefor.

E.    Back-Stop Investment

      If for any reason the Lead Investors fail or refuse to purchase all of the Holdco Notes they are obligated to purchase on the closing date, then the Plan Proponents may elect to cause Holdco to sell the Holdco Notes to any Persons satisfactory to the Plan Proponents who agree to act as the Back-Stop Investors in the place of and on the same terms as the Lead Investors (including without limitation the terms applicable to any co-investment in the Holdco Notes by First Mortgage Noteholders). Any such sale will be pursuant to an agreement in substantially the same form as the Holdco Note Purchase Agreement. Wilcox has expressed a desire to act as the Back-Stop Investor and may be selected as such. However, the selection of one or more Back-Stop Investors by the Plan Proponents has not yet occurred and may be changed at any time without further disclosure or re-solicitation. The Back-Stop Investors' election will be made within such time as the Plan Proponents shall determine provided that the Back-Stop Investors will have a minimum of 10 days to make such election but may be required to provide a nonrefundable earnest money deposit for any election period in excess of 10 days, in such amount as the Plan Proponents may determine to be necessary to compensate the Debtors' estates for the costs of keeping such election open. In addition, the Back-Stop Investors shall cause the Specialties DIP Facility to be repaid and any commitments thereunder terminated on the Effective
Date. A purchase of Holdco Notes by the Back-Stop Investors shall not require any further voting by creditors of the Debtors or approval by the Court, but is an integral part of the Plan, provided that the Lead Investors may object to confirmation of the Plan or closing of the sale of the Holdco Notes to Back-Stop Investors without re-solicitation of acceptances of the Plan if any material term or condition of the Plan or the Holdco Note Purchase Agreement is amended in connection with a sale of the Holdco Notes to the Back-Stop Investors.

      In the event of a dispute between the Lead Investors and the Plan Proponents with respect to the satisfaction of the conditions precedent to the Lead Investors' obligations to purchase the Holdco Notes, upon receipt by the Plan Proponents of a written notice from the Lead Investors that such a dispute exists, the Plan Proponents agree that the Lead Investors shall be entitled to request a hearing with respect to such dispute before the Court on short notice and that the Debtors shall not close a transaction for the sale of the Holdco Notes to the Back-Stop Investors until the Court has entered a ruling regarding such dispute.

F.    Specialties Exit Facility

      On the Effective Date, the Specialties DIP Facility will be replaced by the Specialties Exit Facility. Reorganized Specialties' obligations to the Specialties Exit Lender under the Specialties Exit Facility will be secured by a first lien on and security interest in all accounts receivable, inventory and related payment rights of Reorganized Specialties. The proceeds of the Specialties Exit Facility will be used to repay amounts owing under the Specialties DIP Facility, to fund Reorganized Specialties' business operations and, subject to any limitations in the documentation for the Specialties Exit Facility, to pay the costs and expenses of maintaining the Smelters, the costs and expenses of Smelter Restart, and for general working capital purposes of Holdco and its subsidiaries.

G.    Enforcement of First Mortgage Notes

      As soon as practicable following the Effective Date and formation of NSC (and assuming that Holdco does not do so directly), Holdco will cause NSC to enforce the First Mortgage Notes and the First Mortgage Liens against all Persons other than the Reorganized Debtors and their properties by, among other things, foreclosure of the First Mortgage Liens, acceptance of collateral in lieu of foreclosure, purchase of collateral by credit-bid, the commencement of judicial action, the filing or amendment of proofs of claim, or such other means as Holdco may determine.

      Without limitation to the foregoing, on or as soon after the Effective Date as possible, Holdco or NSC will attempt to acquire the Goldendale Smelter from GAC. In order to confirm that the terms of the Smelter Acquisition are fair to GAC and GHC, the Court has authorized the appointment of the Goldendale Independent Person, who is an examiner.

      The Goldendale Independent Person has been instructed to report to the Court on the fairness of the proposed terms of the Smelter Acquisition. If such a Goldendale Independent Person reports to the Court that the proposed terms of the Smelter Acquisition are fair to GAC and GHC, then GNA shall cause the GAC and GHC bankruptcy cases to be dismissed promptly following the closing of the Smelter Acquisition (and following such further actions as may be specifically agreed to by GNA and the Goldendale Independent Person and authorized by the Court), and there shall be no further or separate administration of the GAC and GHC bankruptcy estates.

      If the Goldendale Independent Person does not report to the Court that the proposed terms of the Smelter Acquisition are fair to GAC and GHC, then the Smelter Acquisition shall occur following the Effective Date on such terms as the Court may approve in connection with a separate motion in the GAC bankruptcy case.

H.    Retention of Current Management

      After the Effective Date, unless otherwise determined by the Initial Board of Directors, Gene Davis shall be interim President and Chief Executive Officer of Holdco and the Reorganized Subsidiary Debtors. Brett Wilcox will serve as a consultant to Holdco and the Reorganized Subsidiary Debtors with responsibility for environmental, USWA and BPA matters; NWED's energy projects and tolling negotiations; and pursuing strategic merger and acquisition opportunities. The other existing senior officers of the Debtors are expected to serve as officers of the Reorganized Subsidiary Debtors in their current capacities, including: Muhsin (Mac) Seyhanli, COO; William Reid, CFO; and Gerald Miller, Vice President and General Counsel. Their experience in the aluminum industry, as well as their familiarity with the Debtors, will enable the Reorganized Subsidiary Debtors to continue the operations of Specialties and to restart the Goldendale and Dalles Smelters with little disruption, if economic conditions permit. Each such existing senior officer's current salary is $111,240.00 per year, and has no provision for incentive or bonus compensation.

I.    Termination of GAC Retirement Plan Fiduciary Status

      If and to the extent any of the Debtors or their officers or agents is a GAC Retirement Plan Fiduciary for any purpose, their status as such shall terminate automatically and without further action or notice by them on the Effective Date. Nothing in this provision of the Plan shall terminate or otherwise affect the status of any other Person (including without limitation GAC or its officers or agents) who may be a GAC Retirement Plan Fiduciary.

                   X. ACCEPTANCE AND CONFIRMATION OF THE PLAN

      For the Plan to be confirmed, the Bankruptcy Code requires that the Court determine that the Plan complies with the technical requirements of Chapter 11 and that the Debtors' disclosures concerning the Plan have been adequate and have included information concerning all payments made or promised by the Debtors in connection with the Plan and the Cases.

      The Bankruptcy Code also requires that (i) the Plan be accepted by the requisite votes of creditors and interest holders, except to the extent that confirmation despite dissent is available under section 1129(b) of the Bankruptcy Code; (ii) the Plan is feasible, in that there is a reasonable probability that the Debtors will be able to perform their obligations under the Plan and continue to operate their businesses without further financial reorganization; and (iii) the Plan is in the "best interests" of all creditors and interest holders in that creditors and equity security holders will receive at least as much pursuant to the Plan as they would receive in a liquidation of the Debtors under Chapter 7.

      To confirm a plan, the Court must find that all of the above conditions are met, unless applicable provisions of section 1129(b) are employed. Thus, even if the creditors and shareholders of the Debtors accept the Plan by the requisite votes, the Court must make independent findings respecting the Plan's conformity with the requirements of the Bankruptcy Code, the Plan's feasibility, and whether the Plan is in the best interests of the Debtors' creditors and shareholders, before it may confirm the Plan. These statutory conditions to confirmation are discussed below in the context of the Cases.

A.    Acceptance of the Plan

      As a condition to confirmation, the Bankruptcy Code requires that each impaired class of claims or interests accept the Plan. The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of two-thirds in dollar amount and a majority in number of claims in that class, but for that purpose counts only those who actually vote to accept or reject the plan. The Bankruptcy Code defines acceptance of a plan by a class of interests as acceptance by holders of two-thirds of the number of shares, but for this purpose counts only shares actually voted. Holders of claims or interests who fail to vote are not counted as either accepting or rejecting a plan.

      Classes of claims or interests that are not "impaired" under a plan are deemed to have accepted the plan and are not entitled to vote. A class is impaired if the legal, equitable, or contractual rights attaching to the claims or interests of that class are modified, other than by curing defaults and reinstating maturity or by payment by cash in full. Under the Plan, claims in Classes One, Four B and Seven are unimpaired, while claims in Classes Two A, Two B, Three, Four A and Eight and the Interests in Classes
Five and Six are impaired. Classes Five, Six and Eight are not entitled to receive any distributions or retain any valuable property under the Plan and therefore, pursuant to Section 1126(g) of the Bankruptcy Code, are deemed to have rejected the Plan. Class Nine Claims that become Allowed Claims are deemed not to accept the Plan because the Goldendale Trustee will not be appointed prior to the deadline for voting on the Plan. The Court will be asked to determine that the Plan is fair and equitable with respect to its treatment of Class Nine Claims and to confirm the Plan notwithstanding the presumed rejection by Class Nine.

B.    Valuation of Reorganized Debtors

      The Debtors' estimation of the going concern value of the Reorganized Debtors was prepared with the assistance of FTI Consulting, Inc., financial advisors to the Committee and is based on the combination of the total enterprise value ("TEV") of the stand-alone Specialties business and the value of the "restart-option" for the Smelters. The valuation of the Reorganized Debtors is provided as a rough indication of the potential value associated with Holdco Common Stock to be distributed under the Plan. IT IS NOT AN INDICATION OF THE PRICE FOR WHICH HOLDCO COMMON STOCK MIGHT BE SOLD NOW OR IN THE FUTURE.

      The valuations for Specialties and the Smelters were developed independently and do not assume synergies between the adjacent Specialties operations and NAC smelter. Historically, deliveries of molten aluminum have been made directly from the NAC smelter to the Specialties operation, thereby avoiding scrap metal pricing fluctuations and remelting costs. The synergies between the operations of Specialties and NAC could increase the TEV above the separate values shown here.

      The valuation estimates for the Specialties operations are based on a discounted cash flow ("DCF") model based on the Projected Pro-forma Financial Performance for Specialties developed by management.

      The valuation estimates for the Smelter operations are based on two different methodologies.

      In the first method, the Debtors utilized the aforementioned DCF methodology which assumes that viable economic conditions to restart the Smelters occur in 2006 and economically feasible operating conditions hold through 2011. Any subsequent operations or closure costs are assumed to be funded out of the remaining inventory and asset liquidations, with no additional funds distributed to (or requested from) the shareholders. The net present value ("NPV") of the cash flows was then adjusted by an estimated probability factor.

      The second valuation method relies in large part on an earlier study by a third party consultant, Resource Strategies.

      Valuation Results - Reorganized Debtors (Probability Adjusted)
      --------------------------------------------------------------

      The following table illustrates projected hypothetical valuation levels (adjusted for probability of assumed power pricing) under the two methodologies.


Probability Adjusted Valuation - Reorganized Debtors
(in $ thousands)
                                          DCF (NPV) Estimate based on Resource Strategies Studies 2003
                                         --------------------------------------------------------------------
Power Price ($ per Mwh)                    $34-42            $     25            $     30            $     35
Goldendale                               $ 96,408            $216,400            $115,200            $ 22,200
The Dalles                                 51,354              63,300              22,400              -7,200
                                         --------            --------            --------            --------
Total Potential Value                    $147,762            $279,700            $137,600            $ 15,000
                                         ========            ========            ========            ========

Probability of Pricing Assumption              25%                  5%                 15%                 50%

Value of Smelter Restart Option          $ 36,941            $ 13,985            $ 20,640            $  7,500
TEV (Specialties)                          18,062              18,062              18,062              18,062
                                         --------            --------            --------            --------

TEV Minimum/Maximum                      $ 55,003            $ 32,047            $ 38,702            $ 25,562
                                         ========            ========            ========            ========

-------------------------------------------------------------------------------------------------------------
TEV Reorganized Debtors - Assumes probability of Smelter Restart                                      $25,000
-------------------------------------------------------------------------------------------------------------

      The foregoing hypothetical value assumes some probability of a smelter restart. Absent a restart, neither of the Smelter operations would have any positive value and the total value of the Reorganized Debtors would be no more than, and perhaps less than, the Specialties TEV of $18 million. The foregoing hypothetical valuation also assumes power prices at levels $5-20/Mwh below current prices.

      The enterprise value of Specialties in the foregoing hypothetical valuation is estimated at $18 million, based on the DCF of the financial projections for Specialties prepared by management, utilizing a Terminal Value multiple of 5x EBITDA for 2008 and a Discount rate of 10%. The Free Cash Flow for Specialties represents EBITDA less Capital Expenditures and changes in working capital. This value is predicated on completion of the new investment and working capital facilities for Specialties and successful implementation of the recovery and growth plan for the Specialties manufacturing operation.

      The value of the Smelter Restart options are based on the DCF of the projected free cash flows, after capital expenditures and restart costs, discounted at 10% and further discounted based on probability factors for power pricing assumptions contained in the projections. It is important to note that the value in place for the Smelters today would be zero, as the present power and aluminum prices do not support profitable operations or restart.

      THE FOREGOING VALUATION IS BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS WHICH ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE VALUATION WOULD BE REALIZED IF THE PLAN WERE TO BECOME EFFECTIVE, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

C.    Best Interests of Creditors And Equity Interests Holders

      Even if the Plan is accepted by each impaired class of creditors and equity security holders, section 1129 of the Bankruptcy Code requires an independent determination that the Plan is in the best interests of each impaired creditor and equity security holder. Best interests means, in this context, that each holder of an impaired Allowed Claim or Interest either
(i) accepts the plan or (ii) receives or retains under the plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date.

      To calculate what members of each impaired class of creditors and equity security holders would receive if the Debtors were liquidated, the Court must first determine the aggregate dollar value that would be generated from a Chapter 7 liquidation case, in which an appointed Chapter 7 trustee is charged with reducing to cash all assets of the Debtors as expeditiously as is compatible with the best interests of parties in interest, the estate and the orderly administration of the case. This liquidation analysis is based on the assumption that all assets of the Debtor would be sold or otherwise disposed of in the Chapter 7 case. This gross amount of cash available for distribution would consist primarily of the cash held by the Debtors at the time of commencement of the Chapter 7 case and proceeds from a forced sale of all of the Debtors' assets by a Chapter 7 trustee. Such amount would then be applied to expenses of liquidation, Chapter 7 expenses of administration, satisfaction of Secured Claims, Chapter 11 Administrative Expenses and priority Claims. Expenses of liquidation and Chapter 7 expenses of administration would include asset maintenance, preservation, and disposition expenses (including environmental remediation costs), statutory fees of the Chapter 7 trustee and the U.S. Trustee, and fees of attorneys, accountants, brokers and other professionals retained by the Chapter 7 trustee. Chapter 11 Administrative Expenses include all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (including compensation of attorneys and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operation of the Debtors during the Chapter 11 Cases. The liquidation itself may trigger certain priority claims, such as claims of employees for severance pay, and may accelerate other priority payments that otherwise would be due in the ordinary course of business. Any remaining cash would be used to satisfy Allowed Claims in strict priority in accordance with section 726 of the Bankruptcy Code. If all Allowed Claims are satisfied in full (which is not anticipated under any circumstances), any remaining proceeds would be distributed to holders of equity interests.

      Distributions to unsecured creditors would be diluted further by additional expenses and additional claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations. Finally, the sale of the Debtors' assets through liquidation would likely realize a lower overall value due to the loss of going-concern value for the Debtors that have continued to operate.

      THE DEBTORS BELIEVE THAT THE PLAN AFFORDS A GREATER RECOVERY TO CREDITORS THAN WOULD A LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

      The liquidation analysis attached as Exhibits 2 and 3 (the "Liquidation Analysis") was prepared by the Debtors in concert with FTI Consulting, Inc., financial advisors to the Official Unsecured Creditors Committee. The Liquidation Analysis attempts to reflect the nature, status, and underlying value of the Debtors' assets, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests. The Liquidation Analysis reflects numerous assumptions and estimates, including those described therein, many of which are inherently subject to significant uncertainties. There can be no assurance that the recoveries shown in the Liquidation Analysis would be realized if the Debtors were, in fact, liquidated.

      The liquidation analysis was approached as a closure of the Smelter plant sites and a sale of recoverable assets less the funding of amounts required for environmental remediation. This is similar to the approach that has been applied at four other smelters in the Northwest which have been closed; three of which were liquidated through bankruptcy cases and one of which was dismantled by its owner. This approach would apply to the smelter sites at Goldendale, Washington (a GAC asset), and The Dalles, Oregon (an asset of Northwest). The Liquidation Analysis also assumes the sale of the individual assets of Specialties, rather than sale of the business as a going concern. The ability of a trustee to sell Specialties as an on-going business is limited by its current negative cash flow and the historical linkage of Specialties to Northwest. While Specialties owns the land and building on which its operations are located, these facilities are contiguous to the Dalles Smelter. Specialties also leases and operates a part of the Dalles Smelter casthouse. The Debtors believe that a liquidation of the Dalles Smelter would taint Specialties with environmental liabilities associated with the Smelter site. It is assumed also that GAC's alumina unloading facility in Portland, Oregon could be sold at market value minus allowances for potential environmental liability exposure and the costs of converting it to handle cement or other bulk materials. Since the unloading facility is owned by GAC, the analysis assumes that the net proceeds from the sale of the facility would be available for environmental remediation at the GAC Smelter.

      The Liquidation Analysis indicates that there would be no distribution to unsecured creditors in a Chapter 7 liquidation of GNA and its subsidiaries. This result is largely due to the requirement for environmental remediation of the Smelter sites if the Smelters are liquidated rather than preserved for future operations, the cost of which exceeds the liquidation value of the assets.

      The Liquidation Analysis reflects values and costs associated with sale
of assets of GNA and all subsidiaries, including GAC and GHC.   GAC and GHC
are not parties to the Plan and will not be reorganized, but the Plan provides for GAC's assets to be acquired by Holdco or NSC from the Goldendale Trustee (either in a negotiated transaction in which the First Mortgage Liens are credited against the purchase price for the assets or by foreclosure or transfer in lieu of foreclosure of the First Mortgage Liens) and for the Goldendale Smelter to be restarted if market conditions permit. GAC assets have been included in the Liquidation Analysis because, if the Plan is confirmed, the First Mortgage Noteholders and/or unsecured creditors of GAC will receive whatever value exists in the fixed assets and general intangibles of GAC as well as those of the Debtors. The separate liquidation analysis of GAC and GHC (the "GAC Liquidation Analysis") attached hereto as
Exhibit 3 was formulated using assumptions and estimates substantially identical to those utilized in preparing the Liquidation Analysis. Taking the Liquidation Analysis and the GAC Liquidation Analysis together, it is apparent that neither secured creditors of the Debtors and GAC and GHC would receive any distribution in a Chapter 7 liquidation of the Debtors, even after taking into account the liquidation of GAC and GHC that would occur if the Plan is not confirmed.

      The Liquidation Analysis does not take into consideration the potential value of affirmative recovery by Northwest in pending litigation because (i) the litigation has not reached trial stage as of the date of this Disclosure Statement, (ii) both right to recovery and amount of recovery are dependent upon numerous factors and any estimate of amounts would be speculative and
(iii) due to the size of the amounts claimed in the litigation it is expected that any judgment obtained by Northwest will be appealed and final resolution of all issues may not be resolved for a significant length of time. There are presently two active cases in which Northwest has asserted significant claims. They are:

      o Northwest v. Bersinger Company, Inc.; Bersinger Trading Company; Bersinger Hughes, Inc.; Bersinger Construction, Inc.; Bersinger Construction Company, Inc.; Bersinger International, Inc.; Bersinger Company; Bersinger of Texas, Inc.; Bersinger of Louisiana, Inc.; ZHI, Inc., William J. Hughes Family Ltd. Partnership; Northside Homes, Inc.; Gulf Coast Nursery & Landscaping; Gulf Coast RV & Boat Storage, Inc.; William J. Hughes; Suzanne M. Hughes; William Jonse Hughes; Michelle H. Cortez; and David L. Lavene, Cause No. 03CV1349 in the 212th Judicial District Court of Galveston County, Texas, (the "Bersinger Litigation"). The Bersinger Litigation was commenced in 2003. Northwest's claims are based on allegations of fraud, breach of contract, constructive trust, violation of Chapter 24 of the Texas Business & Commerce Code, and conversion of property and other assets and asks for damages alleged to exceed $10,612,422. The claims arise out of an arrangement whereby Northwest provided certain financing to Bersinger to be used to acquire warehouse facilities and to meet certain of Bersinger's obligations to its creditors and in return Bersinger was to provide warehousing services and repayment of advances made on its behalf by Northwest. Northwest alleges that Bersinger fraudulently sold over 1.2 million pounds of Northwest's aluminum product that had been placed in storage with Bersinger and failed and refused to repay moneys owed. On or about October 11, 2004, Bersinger filed counterclaims against Northwest alleging that lis pendens filed against real property of the defendants by Northwest at the initiation of the suit constitute fraudulent liens under Texas law. Bersinger alleges entitlement to damages in the amount of $10,000 per injured party plus attorneys' fees, court costs and exemplary damages. This counterclaim has been stayed as a result of Northwest's pending bankruptcy case; and

      o Factory Mutual Insurance Company v. Northwest, Cause No. CV02-00198 in the United States District Court for the District of Oregon. Factory Mutual Insurance Company ("Factory Mutual") initiated the lawsuit by filing a diversity action against Northwest seeking a declaratory judgment that it had properly denied Northwest's $18.2 million claim for property damage and business interruption losses resulting from two accidental power outages at its aluminum smelter in The Dalles, Oregon. Northwest responded to the complaint by asserting a counterclaim in which it sought coverage for its losses in excess of $18 million under a property insurance policy issued by Factory Mutual's predecessor in interest, Allendale Mutual Insurance Company. The Debtors have taken the position that the automatic stay imposed by Section 362(a) of the Bankruptcy Code does not prohibit the continuation of this action. However, at the request of Factory Mutual, Northwest is seeking entry of an order modifying the automatic stay, to the extent it applies, to allow this action to continue.

      A stand alone liquidation analysis for Northwest has not been provided because all assets of Northwest, other than inventory, accounts, tolling agreements and other rights to payment and related intangibles, are subject to First Mortgage Liens securing First Mortgage Notes. The Liquidation Analysis attached shows that the value of all assets of all Reorganized Debtors is significantly less than the balance due on the First Mortgage Notes and thus liquidation of the encumbered assets would not result in distribution to unsecured creditors of Northwest or any of the other Debtors. Those assets of Northwest which are not encumbered by the First Mortgage Liens consist of an intercompany loan to GAC on which there is now due and owing $9,729,681 and inventory and miscellaneous assets having a "book" value of $4,668,400. The liquidation value of the inventory and miscellaneous assets would be much smaller. The intercompany loan has no actual value as GAC is wholly insolvent. Thus only the unencumbered inventory and miscellaneous assets would be available for sale in the event Northwest were liquidated in a Chapter 7 bankruptcy proceeding. The Plan Proponents do not believe that any proceeds would be available for distribution however because the priority obligations for environmental remediation associated with closing The Dalles Smelter would far exceed the liquidation value of the unencumbered inventory and miscellaneous assets of Northwest.

D.    Feasibility of the Plan

      The Debtors believe that the Plan meets the Bankruptcy Code's feasibility requirement that plan confirmation is not likely to be followed by a liquidation, or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the development of the Plan, and for the purpose of determining whether the Plan satisfies this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. In this regard, the Debtors developed and periodically refined their business plans and projections, in the case of Specialties, for the remainder of fiscal year 2004 through the end of fiscal year 2008, and in the case of the Smelters, for the remainder of fiscal year 2004 through the end of fiscal year 2006 (the "Mothball to Restart" period) and for the four quarters in fiscal year 2006, assuming a Smelter Restart of the Goldendale and Dalles Smelters in fiscal year 2006.

      THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS AND STRATEGIES OR MAKE PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTORS DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS OR PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS AFTER THE CONFIRMATION DATE, OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR OTHERWISE MAKE SUCH INFORMATION PUBLIC.

      THE PROJECTIONS MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN DETERMINING HOW TO VOTE ON THE PLAN. ALTHOUGH REASONABLE EFFORT WAS MADE TO BE ACCURATE, THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE FINANCIAL ACCOUNTING STANDARDS BOARD, OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY THE DEBTORS'


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      INDEPENDENT CERTIFIED ACCOUNTANTS.  WHILE PRESENTED WITH NUMERICAL
      SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, WHICH MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE REORGANIZED DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. HOLDERS OF CLAIMS AND INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS IN DECIDING WHETHER TO ACCEPT OR REJECT THE PLAN. SEE ALSO SECTION I.C, ABOVE ENTITLED "DISCLAIMER."

           1. Key Assumptions Underlying the Specialties' and Smelters' Projections.

      The projections set forth in Appendix 3 to this Disclosure Statement assume: (a) an Effective Date of the Plan of March 1, 2005; and (b) that from and after the Effective Date, the Reorganized Debtors will operate their businesses in substantially the same manner as immediately before the Effective Date and as described in this Disclosure Statement, including continuing to mothball the Smelters until a Smelter Restart is viable. Any other assumptions underlying particular projections are set forth below.

            a. Projected Financial Performance of Specialties Under Various Assumptions.

                  (i) Sales. The Debtors project that Specialties' sales will increase from approximately $32.0 million in fiscal year 2004 to approximately $60.2 million in fiscal year 2008. Management believes that these projections are attainable based on Specialties' historical performance (average sales levels in 1996-2000 of $53.3 million and stabilized sales in 2001-2003 of $41.8 million) and the identified growth initiatives. The projections do not, however, assume any sales growth derived from a restart of either or both of the Goldendale and Dalles Smelters.

                  (ii) Gross Margins. Management expects to return to gross profitability from a gross margin loss in 2003 of approximately $0.7 million to an estimated gross profit of approximately $3.0 million in 2005. The primary drivers of this reversal are improved base metal pricing when improved post-bankruptcy credit allows Specialties to buy on more favorable terms and substantially reduced labor and other production costs as labor movement and training conclude and volumes improve. Gross margins are projected to grow to approximately $7.5 million in 2008 based on efficiency gains from higher production utilization rates. However, gross margins are not an accurate measure of true profitability.

                  (iii) SG&A Expenses. Sales, general and administrative expenses are projected to decline as a percentage of sales from an estimate of 7.0% in 2004 to 3.8% in 2008. Management expects increased efficiencies to support this decline as Specialties' current personnel and support infrastructure can handle substantially higher sales levels without significant incremental additional costs.

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                  (iv) EBITDA. Management estimates positive EBITDA in 2005
after three consecutive years of EBITDA losses. After 2004, assuming a successful restructuring and recapitalization of Specialties, Specialties' projected growth in sales, paired with improving operational efficiencies due to better plant utilization is expected to yield substantial increases in EBITDA. For fiscal years 2005 through 2007, EBITDA is expected to more than double to approximately $5.3 million, from an estimated pro forma $2.3 million in 2005 to approximately $5.3 million in 2008. Management believes this growth is realistic because it simply restores Specialties to its average level of EBITDA in 1997-2000, before the energy crisis and the GNA bankruptcy disrupted operations and profitability.

                  (v) Capital Expenditures. Management anticipates that projected expenditures for fiscal years 2005 through 2008 will primarily consist of general maintenance capital expenditures to keep existing machinery operational. In addition, Specialties is currently reviewing an investment in an environmental baghouse and hooding assembly to enable processing of lower grade (painted and oily) aluminum scrap materials. By expanding the range of scrap aluminum inputs, Specialties anticipates a cost saving of about 5 cents for each pound of this type of input (at current price of 80 cents per pound this is a 6.25% savings).

            b. Projected Financial Performance of Smelters Under Various Assumptions.

                  (i) Operating Cycle. Management is optimistic that power prices in the Pacific Northwest will return to levels that make smelter operations profitable again for a multi-year operating cycle. While it is uncertain when this next operating cycle will begin and how long it may last, historical evidence strongly indicates an extended period of operational viability. Furthermore, while the length of the operating cycle is important, the Reorganized Debtors' competitive advantage as highly efficient smelter operations ready to restart will allow the Reorganized Debtors to restart and produce aluminum within months of economic feasibility. This expedited re-start capability will enable the Smelters to capture potentially higher margins often observed at the beginning of the operating cycle.

                  (ii) Financial Forecast Model. The Debtors have developed stand-alone financial forecast models for the Goldendale Smelter and the Dalles Smelter. The financial performance is based on each of the Smelter's known operating parameters including output levels, carbon factor, power usage per cell, commodity vs. value-added product mix, briquette consumption levels, average compensation per employee, headcount requirements and tolling contract parameters. Each Smelter's operational parameters are based on years of operating experience. However, the key factors determining the financial returns of operations are, as stated before, the average price of aluminum, alumina and power. The Debtors have developed a primary restart scenario. This scenario utilizes aluminum and power price forecasts developed by an independent research consulting firm specializing in the metal and power industry.

                  (iii) Key Restart Assumptions. The following table summarizes the remaining financial and operational assumptions. The Goldendale Smelter model assumes a tolling agreement with terms similar to a past agreement with Norsk Hydro. The Dalles Smelter model assumes the purchase of alumina without a tolling agreement at a fixed alumina-to-aluminum price differential.


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Key Assumptions                              Goldendale        The Dalles
---------------                              ----------        ----------

Restart                                         3 lines           2 lines
Value added product mix                             70%               90%
Value added margin:                              4 cent            6 cent
Cells in operation at full production               520               296
Average tap per cell:                             2,100             1,900
Alumina supply contract (% of LME)                  N/A            13.95%
Power usage per pound of aluminum                  6.95              7.00
Briquette costs (per ton):                         $215              $215
Carbon Factor                                      0.49              0.50

Tolling contract rate schedule:
-------------------------------
Below 65.8 cents:                                 75.0%               N/A
65.8- 77.1 cents:                                 74.5%               N/A
Above 77.1 cents:                                 73.5%               N/A

Average compensation/employee                   $57,000           $57,000
Production Employees (3 lines)                      500               300

                  (iv) Restart Costs - (Goldendale Smelter). The Goldendale Smelter's restart budget is comprised of primarily two cost pools. The first pool consists of wages associated with a staged rehiring of personnel to be retrained and costs to prepare the Smelter for restart and to restart cells and resume normal production. The Debtors expect to increase the workforce at the Goldendale Smelter gradually as required for increasing production. The retraining and preparation period will be approximately one month. The second type of costs are associated with the purchase of raw materials and supplies required for smelter operations. The Debtors use GAC's existing alumina tolling agreement with Hydro as a framework for future operations. If such agreement is fully implemented, the alumina would be purchased and delivered by the contract party, significantly reducing the Smelter's initial working capital requirements.

                  (v) Restart Costs - (Dalles Smelter). The Dalles Smelter's restart process and funding needs are similar to the Goldendale Smelter. However, due to its smaller throughput capabilities and size, less personnel and raw materials are required. In addition, because of its proximity to Specialties' operations, the Dalles Smelter may be able to re-start its operations utilizing portions of the existing Specialties workforce. This sharing of labor resources would reduce its initial restart cost.

      2. Historical Performance and Financial Projections.

      The historical performance and financial projections for the Reorganized Debtors are summarized in the tables included in Appendix 3 to this Disclosure Statement:

           a. Historical Pro Forma Financial Performance for Specialties for the Fiscal Years 1995-2003.

           b. Specialties' Historical (for a portion of 2004), Estimated and Projected Pro Forma Financial Performance for the Fiscal Years 2004-2008.

           c. Specialties' Historical (for a portion of 2004), Estimated and Projected Pro Forma Capital Expenditure Budget for Fiscal Years 2004-2008.


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           d. GAC's Historical Pro Forma Income Statements for Fiscal Years
1997-2003.

           e. GAC's Historical Performance for Fiscal Years 2000-2002.

           f. Summarized Unaudited Financial Information for GAC for Nine Months Ended September 30, 2003.

           g. Northwest's Historical Pro Forma Income Statements for Fiscal Years 1997-2003.

           h. Northwest's Historical Financial Performance for Fiscal Years 2000-2002 (Combined Statement of Operations for Northwest and Specialties).

           i. Summarized Unaudited Financial Information for Northwest and Specialties for Nine Months Ended September 30, 2003.

           f. Projected Restart Budget and Cash flow of the Goldendale Smelter if restarted in fiscal year 2006.

           g. Projected Restart Budget and Cash Flow if the Dalles Smelter is restarted in fiscal year 2006.

           h. The models' projected pricing assumptions for aluminum and power for the years 2006 through 2011.

           i. Projected Pro Forma Financial Performance of the Goldendale Smelter for the Fiscal Years 2006 through 2011.

           j. Projected Pro Forma Financial Performance of the Dalles Smelter for the Fiscal Years 2006 through 2011.

                      XI. FEDERAL INCOME TAX CONSEQUENCES

      Following is a general summary of some of the material U.S. federal income tax consequences to the Debtors and their creditors of the Plan and the distributions provided for in the Plan. This summary does not address all aspects of federal income taxation that may be relevant to a particular Debtor or creditor in light of such Debtor's or creditor's particular circumstances. In addition, this summary does not address the federal income tax consequences of the Plan to certain creditors that are subject to special tax treatment under the federal income tax laws (for example, tax-exempt organizations, foreign corporations, investment companies, individuals who are not citizens or residents of the United States, holders of claims for compensation for services and other special types of payments). This summary also does not address any state, local or foreign tax consequences of the Plan or its implementation.

      This summary is based on the Internal Revenue Code of 1986, as amended (the "IRC"), the Treasury regulations (including temporary regulations) promulgated under the IRC, judicial authorities, and IRS rulings and pronouncements, all as in effect on the date hereof. All of these authorities are subject to change, possibly with retroactive effect so as to result in federal income tax consequences different from those described below. Due to a

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

lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various federal income tax consequences of the Plan and its implementation. The Debtors have not requested, and do not intend to request, a ruling from the IRS or an opinion of counsel with respect to the matters addressed below (but the Debtors have requested a declaratory judgment as to the possible tax liabilities discussed in part XI.D.1. below). There can be no assurance that the IRS will not reach a different conclusion from that described below with respect to any of the material federal income tax consequences of the Plan and its implementation. FOR THE FOREGOING REASONS, EACH CREDITOR IS URGED TO CONSULT WITH SUCH CREDITOR'S OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO IT OF THE PLAN. THE DEBTORS ARE NOT MAKING ANY REPRESENTATION REGARDING THE PARTICULAR TAX CONSEQUENCES TO ANY CREDITOR OF THE CONFIRMATION AND CONSUMMATION OF THE PLAN, NOR ARE THE DEBTORS RENDERING ANY FORM OF LEGAL ADVICE OR OPINION AS TO SUCH TAX CONSEQUENCES.

A.    Federal Income Tax Consequences to Debtors.

      GNA filed an election in 1998 to be treated as an S corporation for federal income tax purposes and elections for Northwest and Specialties to be treated as qualified subchapter S subsidiaries for federal income tax purposes. Technologies is a single-member limited liability company that has not elected to be treated as an association taxable as a corporation. For federal income tax purposes, qualified subchapter S subsidiaries and single-member limited liability companies that do not elect to be treated as corporations generally are disregarded as entities separate from their owners and all of the assets of a qualified subchapter S subsidiary or single-member limited liability company are treated as owned by the shareholder or member. Accordingly, all of the assets of Northwest, Specialties and Technologies should be treated as owned by GNA for federal income tax purposes.

      Upon implementation of the Plan, GNA should be treated for federal income tax purposes as transferring substantially all of its assets (including the assets of Northwest, Specialties and Technologies) to Holdco in satisfaction of the claims transferred to Holdco pursuant to the Plan and any liabilities Holdco is treated as assuming or taking subject to for federal income tax purposes. GNA does not expect to recognize net taxable gain in connection with its transfer of assets to Holdco. GNA does, however, expect to realize a substantial amount of cancellation of debt ("COD") income as a result of implementation of the Plan.

      Section 108 of the IRC creates an exception to the general COD income rule if the discharge of indebtedness occurs in a title 11 bankruptcy case.
Section 108 of the IRC provides generally that a debtor in a bankruptcy case may exclude COD income, but must reduce certain of its tax attributes (including tax basis in depreciable assets, certain tax credits and net operating losses) by the amount of COD income so excluded. Accordingly, although GNA will realize COD income under general federal income tax principles, because the discharge will occur in a bankruptcy case, GNA will be entitled under Section 108 of the IRC to exclude the COD income realized as a result of implementation of the Plan. GNA will, however, be required to reduce certain of its tax attributes by the amount of COD income so excluded.

      Under the general tax attribute reduction ordering rules contained in
Section 108(b)(2) of the IRC, the following

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tax attributes generally must be reduced in the following order: (i) net operating losses, net operating loss carryovers and losses suspended by reason of the stock-basis limitation applicable to S corporations under the IRC (collectively, "NOLs") to the extent of such NOLs; (ii) certain tax credits and capital loss carryovers to the extent of such credits and carryovers; (iii) the adjusted tax basis of property to the extent such basis exceeds the taxpayer's aggregate liabilities immediately following the discharge of indebtedness; and
(iv) certain other tax attributes. Section 108(b)(5) of the IRC, however, allows a taxpayer to make an election to change the order of attribute reduction so that the tax basis of depreciable property is reduced first. GNA believes that all of its NOLs and all of its tax basis in depreciable assets will be eliminated as a result of the regular tax attribute reduction rule. Accordingly, GNA does not expect to benefit from making an election under Section 108(b)(5) of the IRC to change the order of tax attribute reduction. Nevertheless, GNA has not yet determined with certainty the precise amounts of such reductions or whether it will make an election under Section 108(b)(5) of the IRC.

B.    Federal Income Tax Consequences to Creditors.

      The federal income tax consequences of the Plan and its implementation to a creditor will depend on a number of factors, including: (i) the type and value of consideration received by the creditor; (ii) whether the creditor's claim constitutes "property" for federal income tax purposes;
(iii) whether the creditor is deemed to have sold or exchanged its claim for federal income tax purposes and, if so, whether such sale or exchange constitutes a taxable or nontaxable transaction; and (iv) whether the creditor reports taxable income using the accrual method of tax accounting or the cash receipts and disbursements method of tax accounting. Because each creditor's circumstances may be different, each creditor is urged to consult its own tax advisor regarding the specific federal income tax consequences to that creditor of implementation of the Plan. The following discussion is organized according to the type of consideration received by a creditor. If a creditor receives more than one type of consideration in exchange for the creditor's claims, the creditor generally must allocate the consideration received between or among the claims surrendered.

      1. Creditors Receiving Cash.

      The tax consequences to a creditor who receives one or more cash payments in satisfaction of the creditor's claim will depend on the nature of the claim. To the extent the cash is paid in satisfaction of a claim that would have given rise to ordinary income (e.g., a claim for accrued but unpaid interest or compensation for services), the payment generally will give rise to ordinary income. To the extent the cash is paid in satisfaction of another type of claim (e.g., the principal amount of a loan), the payment generally will give rise to capital gain or loss (which will be long-term or short-term depending on the relevant holding period) in an amount equal to the difference, if any, between the amount of cash received and the creditor's adjusted tax basis in the claim.

      2. Creditors Whose Claims are Reinstated.

      A creditor whose claim is reinstated as part of the Plan generally will not recognize taxable gain or loss upon reinstatement unless such reinstatement results in a "significant modification" of the creditor's claim. Pursuant to Section 1001 of the IRC, if a reinstated claim differs materially either in kind or extent from the creditor's original claim, the reinstatement will be treated as a significant modification of the claim and the creditor will be treated for federal income tax purposes as having exchanged the original claim for the reinstated claim in a taxable transaction. In such a case, the creditor generally will recognize

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

gain or loss for federal income tax purposes (which will be long-term or short-term depending on the relevant holding period) in an amount equal to the difference, if any, between the fair market value of the reinstated claim and the creditor's adjusted tax basis in its original claim. To the extent the fair market value of the reinstated claim represents consideration for accrued but unpaid interest that has not previously been included in the creditor's taxable income, the creditor will recognize ordinary interest income.

      Regulations promulgated under Section 1001 of the IRC provide generally that an alteration to a debt instrument that results in the substitution of a new obligor is a "modification" for federal income tax purposes. A modification is a "significant modification" for federal income tax purposes if, based on all the facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. Substitution of a new obligor on a recourse debt instrument generally is not a significant modification if the new obligor acquires substantially all of the assets of the original obligor and the transaction does not result in a change in payment expectations. Thus, reinstatement of a claim should give rise to taxable gain or loss only if payment expectations change as a result of the substitution of Holdco as obligor.

      3. Creditors Receiving Holdco Common Stock in Exchange for Claims.

           a. Section 351 of the IRC.

      The tax consequences to a creditor receiving Holdco Common Stock in consideration for transferring its claim to Holdco will depend on the nature of the claim transferred. Section 351 of the IRC provides generally that no gain or loss is recognized on an exchange of "property" solely for stock of a corporation if, immediately after the exchange, the transferors of property collectively own stock possessing at least 80 percent of the total combined voting power of all classes entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the transferee corporation. If these requirements are satisfied, no gain or loss is recognized on the exchange, the transferor's tax basis in the stock received will be equal to the transferor's tax basis in the property transferred, and the transferor's holding period of the stock will include the holding period of the property transferred.

      If a transferor of property receives, in addition to stock of the transferee corporation, cash or other property (such cash or other property referred to as "boot"), then gain, but not loss, is recognized to the extent of the boot received. In such a case, the transferor's tax basis in the stock received will equal the transferor's basis in the property transferred, reduced by the amount of boot received, and increased by the amount of gain recognized. The transferor's basis in the boot received will equal its fair market value. The transferor's holding period of the stock received will include the holding period of the property transferred in exchange therefor, and the transferor's holding period in the boot will begin the day after the exchange. A transferor receiving one or more payments of boot in tax years following the year of the transfer will, unless the transferor elects otherwise, recognize gain resulting from the boot under the installment
method.   Under the installment method, gain is recognized over time as payments under an installment obligation are received, rather than at the time the installment obligation is received. If a transferor receiving installment boot elects not to have the installment method apply, all gain recognized as a result of the exchange is recognized in the year of the exchange.

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

      Under the terms of the Plan, Class Three creditors will transfer their claims to Holdco in exchange for Holdco Common Stock. Assuming all of the other requirements for nonrecognition of gain pursuant to Section 351 of the IRC are satisfied, to the extent a claim surrendered in exchange for Holdco Common Stock constitutes "property" for purposes of Section 351 of the IRC, a Class Three Claimant receiving solely Holdco Common Stock in exchange for the claim should not recognize gain or loss on the exchange. Such a Class Three Claimant's tax basis in the Holdco Common Stock received generally will equal the creditor's adjusted tax basis in the claim surrendered in exchange therefor, and the holding period of the Holdco Common Stock will include the holding period of the claim surrendered in the exchange.

      Pursuant to the Plan, Class Two A Claimants will receive Holdco Common Stock and New Mortgage Notes. The New Mortgage Notes will constitute "boot" for purposes of Section 351 of the IRC. Accordingly, a Class Two A creditor exchanging a claim that constitutes "property" for purposes of
Section 351 of the IRC in exchange for Holdco Common Stock and New Mortgage Notes will recognize gain realized on the transaction, if any, but only up to the amount of the "issue price" of New Mortgage Notes received. The "issue price" of a New Mortgage Note generally will be its stated principal amount. Any gain recognized as a result of the receipt of boot will be long-term or short-term depending on the holding period of the claim. No loss will be recognized regardless of whether boot is received. A Class Two A Claimant's tax basis in the New Mortgage Notes received will be equal to their issue price. The creditor's tax basis in the Holdco Common Stock received generally will be equal to the creditor's adjusted tax basis in the claim surrendered in exchange therefor, reduced by the issue price of the New Mortgage Notes received, and increased by the amount of any gain recognized on the exchange. The holding period of the Holdco Common Stock will include the holding period of the claim surrendered in the exchange, and the holding period of the New Mortgage Notes will begin the day after the date of the exchange. Unless a Class Two A Claimant elects otherwise, any gain recognized as a result of the receipt of New Mortgage Notes generally will be recognized under the installment method.

      To the extent a claim exchanged for Holdco Common Stock does not constitute "property" for purposes of Section 351 of the IRC and is for a payment that would have given rise to ordinary income, the receipt of Holdco Common Stock or New Mortgage Notes in satisfaction of that claim generally will give rise to ordinary income. To the extent a claim does not constitute "property" for purposes of Section 351 of the IRC and is for another type of claim, the payment generally will give rise to capital gain or loss (which will be long-term or short-term depending on the relevant holding period) in an amount equal to the difference, if any, between the fair market value of Holdco Common Stock and New Mortgage Notes received and the creditor's adjusted tax basis in the claim. The creditor's tax basis in the Holdco Common Stock and New Mortgage Notes received in a taxable transaction generally will equal the creditor's adjusted tax basis in the claim surrendered increased by the amount of any taxable income or gain recognized on the exchange and decreased by the amount of any loss recognized on the exchange. The creditor's holding period of the Holdco Common Stock and New Mortgage Notes received will begin the day after the date such Holdco Common Stock or New Mortgage Notes are received.

      In addition to the foregoing, $105,000 of cash and up to $165,000 in face amount of Indenture Trustee Notes will be distributed to the Indenture Trustee in satisfaction of the Indenture Trustee Fees and Expenses. The Debtors believe that the Indenture Trustee Fees and Expenses should be treated for tax purposes as expenses of GNA, rather than the primary


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obligation of Class Two A Claimants, and that the distribution of cash and the Indenture Trustee Notes therefore should not be treated as additional consideration paid to the Class Two A Claimants. If and to the extent the Indenture Trustee Fees and Expenses are treated as expenses of Class Two A Claimants (rather than expenses of GNA), however, then the cash and Indenture Trustee Notes distributed to the Indenture Trustee in payment of those expenses would constitute additional consideration paid to the Class Two A Claimants. If the Class Two A Claims constitute "property" for purposes of
Section 351 of the IRC, any such additional consideration would be treated as boot, except to the extent the Indenture Trustee Fees and Expenses are directly related to the transfer of claims to Holdco pursuant to the Plan.
If any portion of the Indenture Trustee Fees and Expenses are treated as expenses of the Class Two A Claimants, a Class Two A Claimant may be entitled to a deduction or a reduction in the amount realized to the extent of his, her or its pro rata portion of the Indenture Trustee Fees and Expenses.

           b. Special Market Discount Rules.

      The market discount provisions of Sections 1276 through 1278 of the IRC may apply to certain creditors receiving Holdco Common Stock and, if applicable, New Mortgage Notes pursuant to the Plan who have Claims against the Debtors represented by a bond, debenture, note, certificate or other evidence of indebtedness not acquired from the Debtor at original issuance. These provisions do not apply to other creditors. In general, a debt obligation (other than a debt obligation with a fixed maturity of one year or less) that is acquired by a creditor in the secondary market (or, in certain circumstances, upon original issuance) is a "market discount bond" as to that creditor if the stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds by more than a de minimis amount the tax basis of the obligation in the creditor's hands immediately after its acquisition. Any gain recognized by a creditor with respect to a market discount bond, such as gain recognized upon the receipt of Holdco Common Stock or New Mortgage Notes, generally will be treated as ordinary interest income to the extent of the market discount accrued with respect to such bond during the creditor's ownership, unless the creditor elected to previously include accrued market discount in taxable income. Gain recognized upon the disposition of Holdco Common Stock may be treated as ordinary income to the extent market discount income is not recognized upon the exchange of a claim for Holdco Common Stock. A creditor who holds a market discount bond and who is required under the market discount rules of the IRC to defer deduction of all or a portion of interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct some or all of that interest on the disposition of the bond; however, continued deferral of the deduction for all or a portion of the interest on indebtedness incurred or maintained to acquire or carry a claim that is a market discount bond may be required. Any such deferred interest expense would be attributed to any Holdco Common Stock received in exchange for the claim and would be treated as interest paid or accrued in the year of disposition of such stock.

      4. Creditors Purchasing Holdco Notes and Holdco Common Stock.

      Holdco Notes sold to Class Two A creditors under the "Co-Investment Option" pursuant to the Plan (see section IX.D. above) may be treated as having original issue discount ("OID"). Generally, a promissory note is treated as having OID if and to the extent the stated redemption price at maturity exceeds the issue price by more than a de minimis amount (generally one-fourth of one percent of the stated redemption price multiplied by the number of complete years to maturity from the issue date). The issue price of a promissory note generally is the amount paid for the promissory note. Pursuant to the "investment unit" rules contained in Section 1273 of the IRC, however, if a debt instrument is acquired together with stock or other property, the total price for the investment unit must be allocated between the debt instrument and the stock or other property for purposes of determining the issue price of the debt instrument. An issuer's allocation of the issue price of an investment unit generally is binding on all holders of the investment unit. An issuer's determination is not binding, however, on a holder that discloses to the IRS that its allocation is different from the issuer's allocation. Such a disclosure generally must be made on a statement attached to the holder's timely filed federal income tax return for the taxable year that includes the acquisition date of the investment unit.

      The holder of an obligation with OID generally is required to include the OID in income as interest over the term of the obligation on a constant yield to maturity basis. The issuer of an obligation with OID generally is entitled to deduct the OID as interest over the term of the obligation. Thus, if and to the extent the Holdco Notes are treated as having OID pursuant to the investment unit rules, Class Two A Claimants purchasing Holdco Notes will be required to include that OID in income over the term of the Holdco Notes and Holdco will be entitled to deductions in the same amounts over the term of the Holdco Notes.

C.    Federal Income Tax Consequences to Holdco.

      1. Receipt of Claims in Exchange for Holdco Common Stock and Holdco Notes.

      Pursuant to Section 1032 of the IRC, a corporation generally does not recognize gain or loss upon the issuance of its own stock in exchange for property. Accordingly, Holdco generally will not recognize gain or loss as a result of its exchange of Holdco Common Stock for claims. Pursuant to
Section 362 of the IRC, Holdco generally will have a tax basis in a claim received equal to the creditor's tax basis in the claim, increased by the amount of any gain recognized by the creditor, but not to exceed the fair market value of those claims on the date of transfer. Because the Debtors expect that the fair market value of the claims to be transferred to Holdco will exceed the creditors' aggregate tax basis in those claims, the Debtors expect that Holdco's tax basis in the claims will equal the aggregate fair market value of those claims on the date of transfer.

      2. Receipt of Assets in Exchange for Claims

      Under the terms of the Plan, Holdco will acquire substantially all of the assets of GNA and (to the extent provided in Section 6.04(b) of the Plan) GAC in satisfaction of the claims transferred to Holdco as part of the Plan. As described above, Holdco should be treated for tax purposes as purchasing the assets of GNA and GAC for an amount equal to the fair market value of those assets. Accordingly, Holdco's aggregate tax basis in the acquired assets generally should equal the fair market value of the assets as of the date of the implementation of the Plan. Holdco also will be treated as disposing of the claims in exchange for an amount equal to the fair market value of the assets received. Nevertheless, because Holdco's tax basis in the claims should equal the fair market value of the claims on the date of transfer, Holdco should not recognize any gain or loss as a result of its disposition of the claims.

D.    Tax Risk Disclosure.

      1. Tax Audits and Proofs of Claim.

      The IRS currently is conducting an examination of the consolidated federal income tax returns filed by GHC on behalf of itself and GAC for calendar years 2000 and 2001. The IRS has issued a notice of deficiency and has submitted proofs of claim in the bankruptcy cases of GAC and GHC asserting that GHC and GAC are liable for additional taxes arising from transactions in 2000 and 2001 related to the Remarketing Agreement. The proofs of claim assert that GHC and GAC owe additional tax of $63,950,168, including interest and penalties through the date of the filing of the bankruptcy cases, for calendar year 2000. The proofs of claim assert that, if the proper year for income recognition was 2001 rather than 2000, GHC and GAC would owe, in lieu of the 2000 adjustment, additional tax of $45,867,195 for calendar year 2001, and additional tax of $2,466,786 for calendar year 1996 as a result of a loss carryback GHC claimed from calendar year 2001.
The Debtors are unable to determine the likelihood that the IRS will continue to assert this position or that the IRS would prevail if it did so. Nevertheless, the Debtors believe that the liens of Class Two A Claimants against the assets of GAC are superior to the liens the IRS would have if it successfully asserted the position reflected in the proofs of claim, and the Debtors believe the assets of GAC will be transferred to Holdco or NSC for full and adequate consideration.

      The IRS also currently is conducting an examination of the federal income tax returns filed by GNA for calendar years 2000 and 2001. The IRS has issued NOPAs to GNA asserting that Northwest, which filed an election in 1998 to be treated as a qualified subchapter S subsidiary of GNA, should have recognized income in 2000 or 2001 as a result of its power remarketing arrangement with BPA. The IRS also asserted in the NOPAs that GNA should have recognized dividend income with respect to a deemed distribution from GHC to GNA at the time certain remarketing proceeds were loaned from the BPA escrow to NWED. The tax issues and the underlying facts in this examination are essentially the same as those involved in the IRS's examination of income tax returns filed by GHC and GAC and in the notice of deficiency and proofs of claim filed with respect to GHC and GAC. The IRS has not completed its audit and has not issued a notice of deficiency or proofs of claim with respect to GNA or Northwest. The Debtors are unable to determine the likelihood that the IRS will continue to assert the position that GNA should have recognized income in 2000 or 2001 as a result of Northwest's power remarketing arrangement with BPA or that the IRS would prevail if it did so. The Debtors believe, however, that GNA was an S corporation and that Northwest was a qualified subchapter S subsidiary during the years in question. Accordingly, even if the IRS were to continue to assert such a position and prevail, the Debtors expect that neither GNA nor Northwest would be liable for tax on account of Northwest's power remarketing arrangement.
To address the uncertainty regarding this issue, on December 20, 2004 the Debtors commenced an action in the Court for declaratory relief requesting a determination that neither GNA nor Northwest has any liability for tax on account of Northwest's power remarketing arrangement.

      2. "G" Reorganization.

      As described above, the Debtors believe that the transaction contemplated in the Plan will be treated for federal income tax purposes as a taxable transfer of assets from GNA to Holdco. It is possible, however, that the transaction could constitute a tax-free reorganization pursuant to
Section 368(a)(1)(G) of the IRC (a "'G' reorganization"). Whether the transaction constitutes a "G" reorganization will turn on a number of factors, including whether a substantial part of the value of the proprietary interests in GNA is preserved in the transaction. Although the Debtors do not believe that a substantial part of the value of the proprietary interests in GNA will be preserved, the law is unclear in a number of respects and it is difficult to reach this conclusion with any certainty. If the transaction were to constitute a "G" reorganization, Holdco would succeed to GNA's tax basis in its assets, reduced by the amount of COD income excluded under Section 108 of the IRC because the cancellation occurred in a title 11 bankruptcy case, as described above. Because GNA expects that its tax basis in its assets would be significantly reduced under these circumstances, if the transaction were to constitute a G reorganization, the Debtors expect that Holdco would have a substantially reduced tax basis in the assets previously held by GNA and its subsidiaries.

      3. NWED Contribution.

      Under the terms of the Remarketing Agreement, certain remarketing proceeds were placed in escrow by BPA and loaned to NWED. Those loans will be due and payable in 2006. If the loans are not repaid when due, the promissory notes will be transferred to GNA in satisfaction of BPA's obligations under the Remarketing Agreement. Under general federal income tax principles, NWED may recognize COD income if and when the promissory notes are transferred to GNA in satisfaction of BPA's obligations under the remarketing arrangement. Section 108 of the IRC, however, provides for nonrecognition of COD income if the debtor is insolvent at the time debt is discharged. If and when the promissory notes are transferred to GNA, the Debtors expect that NWED may be insolvent, and that NWED therefore would be entitled to exclude some or all of the COD income recognized a result of such a transfer. In such an event, pursuant to Section 108 of the IRC, NWED would be required to reduce certain of its tax attributes, including tax basis in depreciable assets and NOLs, by the amount of COD income so excluded. If NWED is a member of an affiliated group of corporations filing a consolidated return at the time of the transfer of the promissory notes to GNA, to the extent the excluded COD income exceeds NWED's tax attributes, Holdco and any other upper-tier entity in the Holdco consolidated group also may be required to reduce its NOLs, if any, accrued to that point. Neither Holdco nor any other upper-tier entity in the Holdco consolidated group, however, would be required to reduce its tax basis in depreciable assets.

      ALL CREDITORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISERS AS TO THEIR PARTICULAR TAX CONSEQUENCES ASSOCIATED WITH THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, OR ANY PROPOSED LEGISLATION. FURTHER, THERE CAN BE NO ASSURANCE THAT THE TAX CONSEQUENCES TO REORGANIZED DEBTORS, HOLDCO OR NSC WILL BE AS DISCUSSED, SINCE SUCH TAX CONSEQUENCES WILL BE SUBJECT TO FUTURE EVENTS THAT CANNOT BE PREDICTED WITH CERTAINTY.

                           XII. CERTAIN RISK FACTORS

      The restructuring of the Debtors involves a degree of risk, and this Disclosure Statement and certain of its Exhibits contain forward-looking statements that involve risks and uncertainty. The Reorganized Debtors' actual results could differ materially from those anticipated in such forward-looking statements as a result of a variety of factors, including those set forth in the following risk factors and elsewhere in this Disclosure Statement.

      HOLDERS OF CLAIMS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, BEFORE SUBMITTING A VOTE TO ACCEPT OR REJECT THE PLAN.

A.    Leverage

      Although the Plan will restructure a significant amount of the Debtors' indebtedness, the Reorganized Debtors will remain leveraged, particularly with respect to the Specialties Exit Facility. The level of the Reorganized Debtors' indebtedness could have important consequences to creditors that become holders of Holdco Common Stock and First Mortgage Noteholders that acquire New Mortgage Notes, including: (a) a substantial portion of the Reorganized Debtors' cash flow from operations must be dedicated to debt service and will not be available for other purposes; (b) the Reorganized Debtors' ability to obtain additional debt financing in the future for working capital, capital expenditures, or acquisitions may be limited; and
(c) the Reorganized Debtors' level of indebtedness could limit their flexibility in reacting to changes in the industry and economic conditions generally.

      The Reorganized Debtors' ability to satisfy their debt obligations will depend upon their future operating performance, which will be affected by prevailing economic conditions and financial, business, and other factors, certain of which are beyond their control. The Debtors believe that the Reorganized Debtors' cash flow from operations, together with other available sources of liquidity, will be adequate to make required payments of principal and interest on their indebtedness, to fund anticipated capital expenditures, and to meet working capital requirements, although there is no assurance that this will be the case. To the extent that cash flow from operations is insufficient to satisfy the Reorganized Debtors' cash requirements, the Reorganized Debtors may seek to raise additional cash through debt or equity financing, including working capital for restart of smelter operations. No assurance can be given that any such financing will be available to the Reorganized Debtors, at the time or times needed or on terms acceptable to the Reorganized Debtors, if at all.

B.    Dependence on Market Forces

      The Reorganized Debtors' operations depend to a great extent on market forces, especially aluminum, alumina and power prices. There can be no assurance that market forces will converge as required to bring the Smelters out of mothball status.

C.    Worldwide Competition

      The markets in which the Debtors' products compete are extremely competitive. The principal competitive factors in the primary aluminum markets are the costs of alumina, power and other conversion costs (labor, anode carbon, cathode blocks, operating efficiencies, etc.). While there can be no assurances that the Reorganized Debtors will be competitive in the production of primary aluminum, the Debtors believe that through manufacturing facilities, management, employees and strong reputation for quality and customer service, the Reorganized Debtors will be able to return to profitable operations with a reduction in power costs as a manufacturer of primary aluminum and value-added extrusion billet.

D.    Projected Financial Information

      The Debtors shut down the Goldendale and Dalles Smelters for some time preceding the Petition Date. The financial projections annexed as Appendix 1 to this Disclosure Statement depend on the successful implementation of the business plan and the validity of the other assumptions contained in it and in the Plan. These projections reflect numerous assumptions, including confirmation of the Plan, and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, declining electricity costs , certain assumptions with respect to the Debtors' competitors, general business and economic conditions, and other matters, many of which are beyond the Reorganized Debtors' control. In addition, unanticipated events and circumstances occurring after the preparation of the projections may affect the actual financial results ultimately achieved. Although the Debtors believe that the projections are reasonably attainable, variations between the actual financial results and those projected may occur and be material.

E.    Lack of Market for Securities Issued Under the Plan

      There is currently no existing market for the Holdco Common Stock, the Indenture Trustee Notes, the New Mortgage Notes or the Holdco Notes and there can be no assurances with respect to the development of an active trading market or the degree of price volatility in any such particular market. Accordingly, no assurances can be given with respect to a security holder's ability to sell such securities in the future or the price at which any such sale may occur. If such a market were to exist, the liquidity of the market for such securities and the prices at which such securities trade will depend on many factors, including the number of holders, investor expectations for the Reorganized Debtors, and other factors beyond the Reorganized Debtors' control.

F.    Reorganization Factors

      As with any plan of reorganization or other financial transaction, there are certain risk factors that must be considered. All risk factors cannot be anticipated, some events will develop in ways that were not foreseen, and many or all of the assumptions that have been used in connection with this Disclosure Statement and the Plan will not be realized exactly as assumed. Some or all of such variations may be material. While efforts have been made to be reasonable in this regard, there can be no assurance that subsequent events will bear out the analyses set forth in this Disclosure Statement. Holders of Claims should be aware of some of the principal risks associated with the contemplated reorganization.

      The Plan contemplates that Specialties will obtain the Specialties Exit Facility, which is necessary to enable Specialties to repay amounts expected to be outstanding under the Specialties DIP Facility and to provide working capital financing for Specialties' continuing operations and, if permitted by the Specialties Exit Lender, the costs of carrying the Smelters before Smelter Restart. Specialties, the Plan Proponents and the Lead Investors all expect the Specialties Exit Facility to be available to Specialties on reasonable commercial terms following confirmation of the Plan. However, there is no assurance that the commercial loan market will be such that the Specialties Exit Facility will be available, or available on reasonable terms. Without a commitment for the Specialties Exit Faculty the Plan may not be confirmed.

      There is a risk that one of more of the required conditions or obligations under the Plan will not occur, be satisfied or waived, as the case may be, resulting in the inability to confirm the Plan.

      The total amount of all Claims filed in the Cases may be materially in excess of the estimated amounts of Allowed Claims assumed in the development of the Plan and in the valuation estimates provided above. The actual amount of all Allowed Claims in any Class may differ significantly from the estimates provided in this Disclosure Statement. Accordingly, the amount and timing of the distributions that will ultimately be received by any particular holder of an Allowed Claim in any Class may be materially and adversely affected should the estimates be exceeded as to any Class.

      A number of other uncertainties may adversely impact the Reorganized Debtors' future operations including, without limitation, economic recession, increased competition, adverse regulatory agency actions, acts of God, or similar circumstances. Many of these factors will be substantially beyond the Reorganized Debtors' control, and a change in any factor or combination of factors could have a material adverse effect on the Reorganized Debtors' financial condition, cash flows, and results of operations.

      There can be no assurance that the Reorganized Debtors will be able to continue to generate sufficient funds to meet their obligations and necessary capital expenditures, notwithstanding the significant improvements in the Reorganized Debtors' operations and financial condition. Although the Reorganized Debtors' financial projections assume that the Reorganized Debtors will generate sufficient funds to meet their working capital needs for the foreseeable future, their ability to gain access to additional capital, if needed, cannot be assured, particularly in view of possible competitive factors and industry conditions.

G.    Certain Bankruptcy-Related Considerations

      1. Risk of Non-Confirmation of the Plan.

      Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Court, there can be no assurance that the Court will reach the same conclusion. There can also be no assurance that modifications of the Plan will not be required for confirmation, that such negotiations would not adversely affect the holders of Allowed Claims and Interests, or that such modifications would not necessitate the re-solicitation of votes.

      2. Nonconsensual Confirmation.

      If any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such a plan of reorganization at the proponent's request if at least one impaired class has accepted the plan of reorganization (without including the acceptance of any "insider" in such class) and, as to each impaired class that has not accepted the plan of reorganization, the bankruptcy court determines that the plan of reorganization "does not discriminate unfairly" and is "fair and equitable" with respect to rejecting impaired classes. If any impaired Class of Claims or Interests fails to accept the Plan in accordance with Section 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right to request nonconsensual confirmation of the Plan in accordance with Section 1129(b) of the Bankruptcy Code. In order to protect the interests of the Goldendale Trustee, the Debtors intend to make such a showing with respect to Goldendale Claims.

                XIII. EXEMPTION FROM SECURITIES ACT REGISTRATION

      The Plan contemplates the issuance of certain securities to holders of Allowed Claims and New Investors. Section 1145 of the Bankruptcy Code creates certain exemptions from the registration and licensing requirements of federal and state securities laws with respect to the issuance and distribution of securities by a debtor under a plan of reorganization to holders of claims or interests wholly or principally in exchange for those claims or interests. Securities issued under the Plan that may not satisfy the elements of Section 1145 of the Bankruptcy Code are believed to be exempt from registration pursuant to Section 4(2) of the Securities Act. Following is a summary of applicable exemptions for securities to be issued pursuant to the Plan:


                    Securities Issuable by Holdco under Plan
-------------------------------------------------------------------------------------------
                                                                           Post issuance
Security       Transferee      Consideration      Amount      Exemption       status
-------------------------------------------------------------------------------------------
Common Stock   Class Three     Unsecured        449,000 - X     1145       Unrestricted(12)
               Claimants       claims           shares(11)
-------------------------------------------------------------------------------------------
Common Stock   GAC Claimants   GAC Trade        X (up to        4(2)       Restricted
                               Claims           449,000)
                                                shares(13)
-------------------------------------------------------------------------------------------
Common Stock   Investors in    Cash             550,000         4(2)       Restricted
               Holdco Notes                     shares(14)
-------------------------------------------------------------------------------------------
Common Stock   Wilcox          Consulting       (15)            4(2)       Restricted
                               Contract
-------------------------------------------------------------------------------------------
Holdco         Lead            Cash             $5.5 million    4(2)       Restricted
Notes(16)      Investors(17)                    principal
-------------------------------------------------------------------------------------------
Common Stock   First           Claims           1,000 shares    1145       Unrestricted(18)
               Mortgage        represented
               Noteholders     by First
                               Mortgage Notes
-------------------------------------------------------------------------------------------
New            First           Claims           $10 million     1145 or    See footnote 6
Mortgage       Mortgage        represented      principal       4(2)(19)
Notes          Noteholders     by First         amount
                               Mortgage Notes
-------------------------------------------------------------------------------------------
Indenture      Indenture       Indenture        Up to           1145       Unrestricted(20)
Trustee        Trustee         Trustee Fees     $165,000
Notes                          and Expenses     principal
                                                amount
-------------------------------------------------------------------------------------------

A.    Issuance of New Securities Under the Plan

----------------------
(11) X = Shares issued to certain holders of GAC Trade Claims and the holder(s) of any Goldendale Claims treated as Allowed Class Three Claims.

(12) Except for Claimants who are "underwriters", "control persons" or members of a "control group" as discussed below in XIII.B.

(13)  Additional stock is reserved for future GAC creditors.

(14) Additional stock is issuable for equity maintenance in case of additional allowed Class 3 claims

(15) Equal to 7.5% on a fully diluted basis. Equity maintenance provision vis-a-vis Unsecured Creditors' New Equity Stake.

(16)  Accompanying guarantees are separate securities of each guarantor.

(17) Several provisions give various others options to purchase a portion of the Holdco Notes and related Holdco Common Stock.

(18) Except for First Mortgage Noteholders who are "underwriters", "control persons" or members of a "control group" as discussed below in XIII.B.

(19) The sale of the New Mortgage Notes is exempted from registration requirements of the Securities Act by Section 1145 of the Bankruptcy Code. Reliance on that exemption alone would cause the New Mortgage Notes to be unrestricted. However, compliance with the Trust Indenture Act is required unless the securities are issued in a transaction exempt under Section 4 of the Securities Act. All applicable exemptions under Section 4 of the Securities Act have, as a condition, that resale of the securities is restricted. Accordingly, if an election is made not to comply with the requirements of the Trust Indenture Act, (i) the offer and sale of the New Mortgage Notes will have to be made in compliance with the requirements of
      Section 4(2) of the Securities Act, and (ii) the New Mortgage Notes will be restricted securities, as defined in Rule 144 under the Securities Act.

(20) Except holders of Indenture Trustee Notes who are "underwriters", "control persons" or members of a "control group" as discussed below in XIII.B.

      With respect to the Holdco Common Stock comprising the First Mortgage Noteholders' New Equity Stake and that portion of the Unsecured Creditors' New Equity Stake issued in satisfaction of Allowed Class Three Claims, the Debtors intend to rely on the exemption from the registration requirements of the Securities Act (and the equivalent state securities of "blue sky" laws) provided by Section 1145(a)(1) of the Bankruptcy Code. Generally,
Section 1145(a)(1) of the Bankruptcy Code exempts the issuance of securities from the requirements of the Securities Act and the equivalent state securities and "blue sky" laws if the following conditions are satisfied:
(a) the securities are issued by a debtor, an affiliate participating in a joint plan of reorganization with the debtor, or a successor of the debtor under a plan of reorganization; (b) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and (iii) the securities are issued entirely in exchange for the recipient's claim against or interest in the debtor, or are issued "principally" in such exchange and "partly" for cash or property. The Debtors believe that the issuance of securities contemplated by the Plan will satisfy the aforementioned requirements and therefore is exempt from federal and state securities laws, although as discussed below, under certain circumstances, subsequent transfers of such securities may be subject to registration requirements under such securities laws.

      The Holdco Notes, the New Mortgage Notes, and the Indenture Trustee Notes will be issued under the Plan in reliance on exemptions from the Trust Indenture Act of 1939 (the "Trust Indenture Act") specified in Section 304 of the Trust Indenture Act. However, in the event the Debtors determine prior to the Effective Date that the issuance of the Holdco Notes, New Mortgage Notes, and the Indenture Trustee Notes will not comply with the requirements of any exemption available under said Section 304, the Debtors will then take such steps as may be necessary to qualify the Holdco Notes, New Mortgage Notes, and the Indenture Trustee Notes under the Trust Indenture Act before they are issued.

B.    Subsequent Transfer of Securities Issued Under the Plan

      The securities issued pursuant to the Plan may be resold by the holders of such securities without restriction unless, as more fully described below, any such holder is deemed to be an "underwriter" with respect to such securities, as defined in Section 1145(b)(l) of the Bankruptcy Code. Generally, Section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who (a) purchases a claim against, or interest in, a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or interest, (b) offers to sell securities issued under a bankruptcy plan on behalf of the holders of such securities, (c) offers to buy securities issued under a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities, or (d) is an issuer as contemplated by
Section 2(11) of the Securities Act. Although the definition of the term "issuer" appears in Section 2(4) of the Securities Act, the reference contained in Section 1145(b)(1) of the Bankruptcy Code to Section 2(11) of the Securities Act purports to include as "underwriters" all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract or otherwise.(21) Accordingly,


--------------------
(21) All recipients of Holdco Common Stock under the Plan are required to sign or are deemed to sign the Shareholders Agreement, which contains terms regarding the voting of shares for the election of directors, among other things. The Shareholders Agreement could potentially be argued to make all such recipients members of a "control group," thereby rendering each recipient of Holdco Common Stock a "control person." The Debtors do not perceive that this argument should apply to recipients who do not actually sign the Shareholders Agreement, or to actual signatories who are required to sign so as to bind themselves unambiguously to the terms of the Shareholders Agreement.

an officer or director of a reorganized debtor (or its successor) under a plan of reorganization may be deemed to be a "control person," particularly if such management position is coupled with the ownership of a significant percentage of the debtor's (or successor's) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the voting securities of a reorganized debtor may be presumed to be a "control person."

      THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVELY INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF SECURITIES UNDER THE PLAN MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF SECTION 1145(b)(1) OF THE BANKRUPTCY CODE OR AN "AFFILIATE" OR "CONTROL PERSON" UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND, CONSEQUENTLY, THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND "BLUE SKY" LAWS, THE DEBTORS ENCOURAGE POTENTIAL RECIPIENTS OF HOLDCO COMMON STOCK, HOLDCO NOTES, THE INDENTURE TRUSTEE NOTES OR NEW MORTGAGE NOTES TO CONSIDER CAREFULLY AND CONSULT WITH THEIR OWN ATTORNEYS WITH RESPECT TO THESE (AND RELATED) MATTERS.

                             XIV. VOTING PROCEDURES

      The Plan Proponents are soliciting acceptances of the Plan by those holders of Claims in Classes entitled to vote on the Plan. After carefully reviewing this Disclosure Statement and the Plan, each creditor entitled to vote should also review the Cover Letter which accompanies this Disclosure Statement for information regarding the Voting Procedures and Objection Deadline. All Ballots accepting or rejecting the Plan must be received by Poorman, the solicitation agent, on or before the Voting Deadline set forth in the Order approving this Disclosure Statement.

           XV. ALTERNATIVES TO THE PLAN AND CONSEQUENCES OF REJECTION

      Among the possible consequences if the Plan is rejected or if the Court refuses to confirm the Plan are the following: (1) an alternative plan could be proposed or confirmed; or (2) the Cases could be converted to liquidation cases under Chapter 7.

A.    Alternative Plans

      As previously mentioned, with respect to an alternative plan, the Debtors, the Committee, and their respective professional advisors have explored various alternative scenarios and believe that the Plan enables the holders of Claims to realize the maximum recovery under the circumstances. The Debtors and the Committee believe that the Plan is the best plan that can be proposed and serves the best interests of the Debtors and other parties in interest.

B.    Chapter 7 Liquidation

      For a discussion of a Chapter 7 liquidation, see Article X.C. "ACCEPTANCE AND CONFIRMATION OF THE PLAN--Best Interests of Creditors and Equity Interest Holders."

                       XVI. RECOMMENDATION AND CONCLUSION

      The Debtors, the Committee and their respective professional advisors have analyzed different scenarios and believe that the Plan will provide for a larger distribution to holders of Claims than would otherwise result if an alternative restructuring plan were proposed or the Debtors' assets were liquidated. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in potentially smaller distributions or no distribution to the holders of Claims. Accordingly, the Debtors and the Committee recommend confirmation of the Plan and urge all holders of Impaired Claims to vote to accept the Plan, and to indicate acceptance by returning their Ballots so as to be received by no later than the Voting Deadline.




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

      AS OF: January 12, 2005


                              GOLDEN NORTHWEST ALUMINUM, INC.
                              NORTHWEST ALUMINUM TECHNOLOGIES, LLC
                              NORTHWEST ALUMINUM COMPANY
                              NORTHWEST ALUMINUM SPECIALTIES, INC.

                              As Debtors-in-Possession


                              By:__________________________________________
                                 Brett E. Wilcox
                                 Chairman of the Board and Chief Executive
                                 Officer or Manager of each of the Debtors-in-Possession




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